

                                                                     Exhibit 2.1


                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              ALOHA AIRGROUP, INC.,

                            HAWAIIAN AIRLINES, INC.,

                         TURNWORKS ACQUISITION III, INC.

                                       and

                                 TURNWORKS, INC.

                          Dated as of December 19, 2001





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                                TABLE OF CONTENTS

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
                                                                                                PAGE

                                    ARTICLE I

               THE MERGERS; DIRECTORS AND OFFICERS OF THE COMPANY

Section 1.01.  The Mergers.......................................................................4

Section 1.02.  Effective Time of the Mergers; Closing............................................4

Section 1.03.  Organizational Documents..........................................................5

Section 1.04.  Directors and Officers............................................................6

                                   ARTICLE II

              CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                      EXCHANGE OF CERTIFICATES; DROP-DOWN

Section 2.01.  Conversion of Securities; Issuance of New Securities..............................8

Section 2.02.  Issuance of Special Preferred Stock..............................................10

Section 2.03.  Exchange of Certificates.........................................................10

Section 2.04.  Stock Transfer Books.............................................................13

Section 2.05.  Stock Options; Pilots' Shares....................................................14

Section 2.06.  Dissenting Shares................................................................15

Section 2.07.  Limitation on Closing and Post-Closing Payments from Assets of A.................16

Section 2.08.  Drop-Down........................................................................16

Section 2.09.  Employee Fund....................................................................16

Section 2.10.  Issuance of Shares to TW.........................................................16

                                   ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF B

Section 3.01.  Organization and Qualification...................................................17

Section 3.02.  Articles of Incorporation and Bylaws.............................................18

Section 3.03.  Capitalization...................................................................18

Section 3.04.  Authority Relative to this Agreement and the Ancillary Agreements................19

Section 3.05.  No Conflict; Required Filings and Consents.......................................19

Section 3.06.  Permits; Compliance..............................................................20

Section 3.07.  SEC Filings; Financial Statements................................................20

                                        i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               PAGE

Section 3.08.  Absence of Certain Changes or Events.............................................21

Section 3.09.  Absence of Litigation............................................................21

Section 3.10.  Employee Benefit Plans; Labor Matters............................................22

Section 3.11.  Taxes............................................................................24

Section 3.12.  Environmental Matters............................................................25

Section 3.13.  Insurance........................................................................25

Section 3.14.  Board Approval...................................................................25

Section 3.15.  Vote Required....................................................................26

Section 3.16.  Certain Agreements...............................................................26

Section 3.17.  Registration Statement and Proxy Statement.......................................27

Section 3.18.  Intellectual Property............................................................27

Section 3.19.  Assets...........................................................................28

Section 3.20.  Aircraft; Maintenance............................................................28

Section 3.21.  Routes...........................................................................28

Section 3.22.  Opinion of Financial Advisor.....................................................28

Section 3.23.  Brokers; Expenses................................................................28

Section 3.24.  Takeover Statutes................................................................29

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF A

Section 4.01.  Organization and Qualification; Subsidiaries.....................................29

Section 4.02.  Articles of Incorporation and Bylaws.............................................30

Section 4.03.  Capitalization...................................................................30

Section 4.04.  Authority Relative to this Agreement and the Ancillary Agreements................31

Section 4.05.  No Conflict; Required Filings and Consents.......................................32

Section 4.06.  Permits; Compliance..............................................................32

Section 4.07.  Financial Statements.............................................................33

Section 4.08.  Absence of Certain Changes or Events.............................................33

Section 4.09.  Absence of Litigation............................................................34

Section 4.10.  Employee Benefit Plans; Labor Matters............................................34

                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               PAGE

Section 4.11.  Taxes............................................................................36

Section 4.12.  Environmental Matters............................................................36

Section 4.13.  Insurance........................................................................37

Section 4.14.  Board Approval...................................................................37

Section 4.15.  Vote Required....................................................................37

Section 4.16.  Certain Agreements...............................................................37

Section 4.17.  Registration Statement and Proxy Statement.......................................38

Section 4.18.  Intellectual Property............................................................38

Section 4.19.  Assets...........................................................................39

Section 4.20.  Aircraft; Maintenance............................................................39

Section 4.21.  Routes...........................................................................39

Section 4.22.  Brokers; Expenses................................................................39

Section 4.23.  Takeover Statutes................................................................39



                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF TW AND THE COMPANY

Section 5.01.  Organization and Qualification; Operations.......................................40

Section 5.02.  Organizational Documents.........................................................40

Section 5.03.  Capitalization...................................................................41

Section 5.04.  Authority Relative to this Agreement and the Ancillary Agreements................41

Section 5.05.  No Conflict; Required Filing and Consent.........................................42

Section 5.06.  Absence of Litigation............................................................43

Section 5.07.  Registration Statement and Proxy Statement.......................................43

Section 5.08.  Brokers..........................................................................44

Section 5.09.  Taxes............................................................................44

Section 5.10.  No Operations or Liabilities.....................................................44

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.01.  Conduct of Business by B Pending the B Merger....................................44

Section 6.02.  Conduct of Business by A Pending the A Merger....................................47

                                      iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                PAGE

Section 6.03.  Conduct of Business by the Company, Newco A Sub and Newco B Sub Pending
               the Mergers......................................................................48

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 7.01.  Registration Statement; Trust Indenture Act Qualification........................49

Section 7.02.  Stockholders' Meetings...........................................................51

Section 7.03.  Access to Information; Confidentiality...........................................52

Section 7.04.  No Solicitation..................................................................53

Section 7.05.  Affiliate Letters................................................................54

Section 7.06.  Further Action; Consents; Filings................................................55

Section 7.07.  Notification Requirements........................................................56

Section 7.08.  Plan of Reorganization...........................................................57

Section 7.09.  Public Announcements.............................................................57

Section 7.10.  Control of Other Party's Business................................................57

Section 7.11.  Directors' and Officers' Indemnification.........................................57

Section 7.12.  Conveyance Taxes.................................................................58

Section 7.13.  Listing Application..............................................................58

Section 7.14.  Takeover Statute.................................................................58

Section 7.15.  Post-Effective Time Option Payments..............................................58

Section 7.16.  Company Stock Incentive Plan.....................................................59

Section 7.17.  Union Agreements.................................................................59

Section 7.18.  Non-Employee Director Compensation...............................................59

Section 7.19.  Director Flight Benefits.........................................................59

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGERS

Section 8.01.  Conditions to the Obligations of Each Party......................................60

Section 8.02.  Conditions to the Obligations of B...............................................62

Section 8.03.  Conditions to the Obligations of A...............................................63

Section 8.04.  Conditions to the Obligations of the Company.....................................64

                                       iv
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                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 9.01.  Termination......................................................................65

Section 9.02.  Effect of Termination............................................................68

Section 9.03.  Amendment........................................................................68

Section 9.04.  Waiver...........................................................................68

Section 9.05.  Expenses.........................................................................68

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.01. Non-Survival of Representations, Warranties and Agreements.......................70

Section 10.02. Notices..........................................................................70

Section 10.03. Certain Definitions..............................................................72

Section 10.04. Assignment; Binding Effect; Benefit..............................................73

Section 10.05. Incorporation of Exhibits........................................................73

Section 10.06. Specific Performance.............................................................73

Section 10.07. Governing Law; Jurisdiction; Waiver of Jury Trial................................74

Section 10.08. Headings.........................................................................74

Section 10.09. Counterparts.....................................................................74

Section 10.10. Entire Agreement.................................................................74

Section 10.11. Mutual Drafting..................................................................74

                                    EXHIBITS

Exhibit A - Form of Stockholders Agreement......................................................A-1

Exhibit B - Form of Registration Rights Agreement...............................................B-1

Exhibit C - Form of Certificate of Incorporation of the Company.................................C-1

Exhibit D - Form of Bylaws of the Company.......................................................D-1

Exhibit E - Terms of Notes due 2008 of the Company..............................................E-1

Exhibit F - Form of Certificate of the Company (relating to tax opinion)........................F-1

Exhibit G - Form of Certificate of B (relating to tax opinion)..................................G-1

Exhibit H - Form of Certificate of A (relating to tax opinion)..................................H-1

                                       v
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Exhibit I - Form of Certificate of Limited Liability for Newco A LLC and Newco B LLC............I-1

Exhibit J - Form of Rule 145 Affiliate Letter...................................................J-1

Exhibit K - Form of Non-Competition Agreement...................................................K-1

Exhibit L - Form of Company Stock Incentive Plan................................................L-1



                                       vi
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                            Glossary of Defined Terms

DEFINITION                                              LOCATION OF DEFINED TERM

A..............................................................Preamble
A Benefit Plans................................................Section 4.10(a)
A Class A Common Stock.........................................Section 2.01(a)
A Class B Common Stock.........................................Section 2.01(b)
A Common Stock.................................................Section 2.01(b)
A LLC Merger...................................................Recitals
A Disclosure Schedule..........................................Art. IV
A Dissenting Shares............................................Section 2.06(a)
A Exchange Ratio...............................................Section 2.01(b)
A Financial Statements.........................................Section 4.07(a)
A Intellectual Property........................................Section 4.18(a)
A Material Adverse Effect......................................Section 4.01(a)
A Material Contracts...........................................Section 4.16
A Merger.......................................................Recitals
A Option.......................................................Section 2.05(a)
A Pension Trust................................................Section 2.01(a)
A Permits......................................................Section 4.01(b)
A Principal Holders............................................Recitals
A Principal Holders Voting Agreement...........................Recitals
A Series A Preferred Stock.....................................Section 4.03
A Series B Preferred Stock.....................................Section 2.01(a)
A Series C Preferred Stock.....................................Section 2.01(a)
A Shares.......................................................Section 2.01(b)
A Stock Option Plan............................................Section 2.05(a)
A Stockholders' Meeting........................................Section 7.01(a)
A Corporation Merger...........................................Recitals
A Surviving Entity.............................................Section 1.01(a)
A Voting Trust.................................................Recitals
Advanced Amounts...............................................Section 9.05(d)
Advisory Agreements ...........................................Recitals
affiliate......................................................Section  10.03(a)
Affiliate......................................................Section 7.05(a)
Agreement......................................................Preamble
AMEX...........................................................Section 3.05(b)
ancillary agreements...........................................Section  10.03(b)
Articles of Merger.............................................Section 1.02(a)
B..............................................................Preamble
B 1994 Option Plan.............................................Section 2.05(b)
B 1996 Option Plans............................................Section 2.05(b)
B Benefit Plans................................................Section 3.10(a)
B Common Stock.................................................Section 2.01(c)
B Disclosure Schedule..........................................Art. III
B Dissenting Shares............................................Section 2.06(a)

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B Intellectual Property........................................Section 3.18(a)
B Material Adverse Effect......................................Section 3.01 (a)
B Material Contracts...........................................Section 3.16
B LLC Merger...................................................Recitals
B Merger.......................................................Recitals
B Option.......................................................Section 2.05(b)
B Option Plans.................................................Section 2.05(b)
B Parent Merger................................................Recitals
B Permits......................................................Section 3.01(b)
B Rights Agreement.............................................Section 3.14
B SEC Reports..................................................Section 3.07(a)
B Series A Preferred Stock.....................................Section 3.03
B Series B Special Preferred Stock.............................Section 2.01(c)
B Series C Special Preferred Stock.............................Section 2.01(c)
B Series D Special Preferred Stock.............................Section 2.01(c)
B Series E Special Preferred Stock.............................Section 2.01(c)
B Shares.......................................................Section 2.01(c)
B Share Average................................................Section 2.05(a)
B Special Preferred Stock......................................Section 2.01(c)
B Stockholders' Meeting........................................Section 7.01(a)
B Surviving Entity.............................................Section 1.01(b)
Blue Sky Laws..................................................Section 3.05(b)
Board .........................................................Section 1.04(a)
business day...................................................Section 10.03(c)
C..............................................................Recitals
C GP...........................................................Recitals
C, Inc.........................................................Recitals
C LLC..........................................................Recitals
C Merger.......................................................Recitals
C Merger Agreement.............................................Recitals
C Voting Agreement.............................................Recitals
Cash-Out Amount................................................Section 3.10(n)
CEO Employment Agreement.......................................Recitals
Certificates...................................................Section 2.03(b)
Certificates of Merger ........................................Section 1.02(a)
Closing........................................................Section 1.02(b)
Closing Date...................................................Section 1.02(b)
Code...........................................................Recitals
committed......................................................Section 8.02(f)
Company........................................................Preamble
Company Awards.................................................Section 7.16
Company Common Stock...........................................Section 2.01(b)
Company Stock Incentive Plan...................................Section 7.16
Company System ................................................Section 7.19
Confidentiality Agreement......................................Section 7.03(a)
control........................................................Section 10.03(d)

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controlled by..................................................Section 10.03(d)
Converted Shares...............................................Section 2.03(b)
DGCL...........................................................Recitals
Dissenting Shares..............................................Section 2.06(a)
DLLCA..........................................................Recitals
DOT............................................................Section 3.01(b)
Drop-Down......................................................Recitals
Drop-Down Condition............................................Recitals
Effective Time.................................................Section 1.02(a)
Environmental Laws.............................................Section 3.12(a)
Environmental Permits..........................................Section 3.12(b)
ERISA..........................................................Section 3.10(a)
Exchange Act...................................................Section 3.05(b)
Exchange Agent.................................................Section 2.03(a)
Exchange Agent Agreement ......................................Section 2.03(a)
Expense Payment Agreement......................................Section 9.05(a)
FAA............................................................Section 3.01(b)
FCC............................................................Section 3.01(b)
Federal Aviation Act...........................................Section 3.01(b)
Flight Benefits................................................Section 7.19
Fractional Amounts.............................................Section 2.03(f)
Governmental Authority.........................................Section 3.05(b)
Hazardous Substances...........................................Section 3.12(a)
HBCA...........................................................Recitals
HSR Act........................................................Section 3.05(b)
Indemnified Parties............................................Section 7.10(a)
Indenture......................................................Section 2.01(c)
Intellectual Property..........................................Section 3.18(a)
IRS............................................................Section 3.10(a)
Joint Proxy Statement/Prospectus...............................Section 7.01(a)
knowledge......................................................Section 10.03(e)
known..........................................................Section 10.03(e)
Law............................................................Section 3.05(a)
Liens..........................................................Section 3.01(c)
Management Agreements..........................................Recitals
Mercer.........................................................Recitals
Mergers........................................................Recitals
Minimum Denomination...........................................Section 2.03(f)
New Company Subsidiaries.......................................Section 6.03(b)
Newco A Corporation............................................Recitals
Newco A LLC....................................................Recitals
Newco A Sub....................................................Recitals
Newco B Corporation............................................Recitals
Newco B LLC....................................................Recitals
Newco B Sub....................................................Recitals
Non-Employee Directors.........................................Section 7.18

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Notes .........................................................Section 2.01(c)
Order..........................................................Section 7.06(b)
person.........................................................Section 10.03(f)
Person.........................................................Section 3.11
Pilot Allocation Agreement.....................................Section 2.05(c)
PSE............................................................Section 3.05(b)
Registration Rights Agreement..................................Recitals
Registration Statement.........................................Section 7.01(a)
Representatives................................................Section 7.03(a)
restricted cash................................................Section 8.02(f)
Rule 145 Affiliate.............................................Section 2.04(b)
SEC............................................................Section 3.07(a)
Securities Act.................................................Section 2.04(b)
SMC............................................................Recitals
SMC/Adams Advisory Agreement...................................Recitals
Special Committee..............................................Recitals
Spread Per Option Share........................................Section 2.05(a)
Stabilization Act..............................................Section 3.10(o)
Stockholders Agreement.........................................Recitals
Stockholders' Meetings.........................................Section 7.01(a)
subsidiaries...................................................Section 10.03(g)
subsidiary.....................................................Section 10.03(g)
Superior Proposal..............................................Section 7.04(a)
Takeover Proposal..............................................Section 7.04(a)
Tax............................................................Section 3.11
Taxing Authority...............................................Section 3.11
Tax Return(s) .................................................Section 3.11
Terminating A Breach...........................................Section 9.01(e)
Terminating B Breach...........................................Section 9.01(f)
Terminating TW/Company Breach..................................Section 9.01(g)
Trust Indenture Act............................................Section 2.01(c)
TW.............................................................Preamble
UATP...........................................................Section 7.19
under common control with......................................Section 10.03(d)
U.S. GAAP......................................................Section 3.07(b)
Voting Agreements..............................................Recitals
WARN...........................................................Section 3.05(b)


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 19, 2001 (this "AGREEMENT"), among Aloha Airgroup, Inc., a Hawaii corporation ("A"), Hawaiian Airlines, Inc., a Hawaii corporation ("B"), TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation (the "COMPANY"), and TurnWorks, Inc., the sole stockholder of the Company and a Texas corporation ("TW").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of each of A, B (based on the unanimous recommendation of a special committee of independent directors of B (the "SPECIAL COMMITTEE")), the Company and TW have each approved and adopted this Agreement and the ancillary agreements (as defined below) to which it is a party and the transactions contemplated by this Agreement and such ancillary agreements, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its stockholders;

         WHEREAS, TW, as sole stockholder of the Company, has approved and adopted this Agreement and the ancillary agreements to which it is a party and the transactions contemplated by this Agreement and such ancillary agreements;

         WHEREAS, the Company, AIP General Partner, Inc., a Delaware corporation ("C GP") (which is the sole general partner of Airline Investors Partnership, L.P. ("C")), and AIP, Inc., a Delaware corporation ("C, INC.") (which is the sole limited partner of C), have entered into an Agreement and Plan of Merger (the "C MERGER AGREEMENT"), dated as of the date hereof, pursuant to which, INTER ALIA, (a) prior to the effective time of the C Merger (as defined below),
(i) the stockholders of each of C GP and C, Inc. will form a Delaware limited liability company ("C LLC"), contribute all of the outstanding shares of capital stock of C GP and C, Inc. to C LLC and become the sole holders of membership interests of C LLC and (ii) as permitted by SECTION 4(a)(i)a) of the Designation of the B Series B Special Preferred Stock (as defined below), C will transfer the four shares of B Series B Special Preferred Stock (as defined below) that it holds to C's affiliate, John W. Adams; and (b) immediately prior to the Effective Time (as defined below), (i) each of C GP and C, Inc. will be merged with and into the Company, with the Company as the surviving corporation in each such merger (such mergers, collectively, the "C MERGER"), (ii) pursuant to the C Merger, C LLC will have its shares of C GP and C, Inc. converted into the right to receive 18,181,818 shares of Company Common Stock (as defined below), Notes (as defined below) with an aggregate principal amount of $36,363,636 (subject to adjustment as provided in the C Merger Agreement in respect of minimum denominations of Notes) and $10,000,000 in cash in the aggregate and (iii) C will cease to exist and the Company will become the direct holder of the shares of capital stock of B held by C immediately prior to the C Merger;

         WHEREAS, at the Effective Time, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions herein, INTER ALIA, (a) (i) A will, in accordance with the Hawaii Business Corporation Act, as amended (the "HBCA") and the Delaware Limited Liability Company Act (the "DLLCA"), merge with and into a wholly-owned subsidiary of the Company to be organized as a single-member Delaware limited liability company ("NEWCO A LLC"), with Newco A LLC as the surviving entity (the "A LLC MERGER") or (ii) if, immediately prior to the Effective Time, (y) the A LLC Merger or the B LLC Merger (as defined below) would not be permitted by applicable Law (as defined below) or (z) if any of the conditions to Closing (as defined below) in Article VIII would not be satisfied or waived if the A LLC Merger or the B LLC Merger were to be effected but would be satisfied or waived if the A Corporation Merger (as defined below) and the B Parent Merger (as defined below) were to be effected (each such condition, a "DROP-DOWN CONDITION"), A will, in accordance with the HBCA, and the Delaware General Corporation Law, as amended (the "DGCL"), merge with and into a wholly-owned subsidiary of the Company to be organized as a Delaware corporation ("NEWCO A CORPORATION," it being understood that references herein to "NEWCO A SUB" shall be deemed to refer to Newco A LLC (or, if any Drop-Down Condition is satisfied, Newco A Corporation)), with Newco A Corporation as the surviving corporation (the "A CORPORATION MERGER," it being understood that references herein to the "A MERGER" shall be deemed to refer to the A LLC Merger (or, if any Drop-Down Condition is satisfied, the A Corporation Merger)); (b) (i) B will, in accordance with the HBCA and the DLLCA, merge with and into a wholly-owned subsidiary of the Company to be organized as a single-member Delaware limited liability company ("NEWCO B LLC"), with Newco B LLC as the surviving entity (the "B LLC MERGER") or (ii) if any Drop-Down Condition is satisfied, B will, in accordance with the HBCA and the DGCL, merge with and into the Company, with the Company as the surviving corporation (the "B PARENT MERGER" it being understood that references herein to the "B MERGER" shall refer to the B LLC Merger (or, if any Drop-Down Condition is satisfied, the B Parent Merger), and references herein to the "MERGERS" shall refer collectively to the A Merger and the B Merger, but not the C Merger); (c) the stockholders of A will have their shares converted into the right to receive shares of capital stock of the Company; and
(d) the stockholders of B (other than the Company) will have their shares converted into the right to receive shares of capital stock of the Company and Notes (as defined below);

         WHEREAS, if any Drop-Down Condition is satisfied, as soon as reasonably practicable following the Effective Time (as defined below), the Company will contribute to a wholly-owned subsidiary to be incorporated in Delaware ("NEWCO B CORPORATION," it being understood that references herein to "NEWCO B SUB" shall be deemed to refer to Newco B LLC (or, if any Drop-Down Condition is satisfied, Newco B Corporation)) all of the assets the Company holds as a result of the B Parent Merger and will assign all of the rights and delegate all of the obligations to which it succeeded as a result of the B Parent Merger to Newco B Corporation (such transactions collectively, the "DROP-DOWN");

         WHEREAS, for federal income tax purposes, it is intended that (i) each of the A Merger, the B Merger and the C Merger shall separately qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) the Drop-Down, if it is effected, shall be a transfer of property qualifying for tax-free treatment under Section 351 of the Code,
(iii) the stockholders of A and B will recognize no gain or loss for federal income tax purposes on the receipt of shares as a result of the consummation of the Mergers (except with respect to any cash or Notes received) and (iv) none of the stockholders of A and B, the Company and TW will recognize any gain or loss for federal income tax purposes as a result of the Drop-Down, if it is effected;

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         WHEREAS, certain principal stockholders of A (the "A PRINCIPAL
HOLDERS"), who collectively beneficially own shares of capital stock of A representing in excess of 80% of the votes entitled to be cast at the A Stockholders' Meeting (as defined below) have entered into a Voting Agreement for the benefit of B and the Company (the "A PRINCIPAL HOLDERS VOTING AGREEMENT"), and C, which beneficially owns shares of capital stock of B representing approximately 53% of the votes entitled to be cast at the B Stockholders' Meeting (as defined below), has entered into a Voting Agreement for the benefit of A and the Company (the "C VOTING AGREEMENT" and, together with the A Principal Holders Voting Agreement, the "VOTING AGREEMENTS") pursuant to which the A Principal Holders and C have committed, INTER ALIA, on the terms set forth in their respective Voting Agreements, to vote their shares of capital stock of A and B, respectively, at the A Stockholders' Meeting and the B Stockholders' Meeting, respectively, in favor of the adoption and approval of this Agreement and the ancillary agreements and the transactions contemplated hereby and thereby;

         WHEREAS, a voting trust to be formed (which will hold the shares of capital stock of A held by the A Principal Stockholders and by certain related parties (the "A VOTING TRUST")), C LLC, TW and the Company will enter into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT") in the form attached hereto as EXHIBIT A and as a condition to the Closing, setting forth, INTER ALIA, certain governance and other arrangements among such holders and the Company, including with respect to the issuance of special preferred stock of the Company;

         WHEREAS, the A Voting Trust, C LLC, Smith Management LLC ("SMC"), which is an affiliate of C, TW and the Company will enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in the form attached hereto as EXHIBIT B and as a condition to the Closing;

         WHEREAS, TW and the Company have entered into a Management Agreement and a Stock Vesting Agreement (collectively, the "MANAGEMENT AGREEMENTS"), each dated as of the date hereof, setting forth, INTER ALIA, certain management arrangements and restrictions relating to certain shares of Company Common Stock held by TW, which agreements shall become effective at the Effective Time;

         WHEREAS, Gregory D. Brenneman and the Company have entered into an employment agreement (the "CEO EMPLOYMENT AGREEMENT"), dated as of the date hereof, which shall become effective at the Effective Time;

         WHEREAS, SMC, John W. Adams and B have entered into an advisory agreement (the "SMC/ADAMS ADVISORY AGREEMENT"), which shall be assumed by the Company by operation of law at the Effective Time and pursuant to which, at the Effective Time, the Company will issue one million shares of Company Common Stock and Notes with an aggregate principal amount of $2 million, and pay $5 million in cash, to SMC and John W. Adams, collectively, as consideration for advisory services provided to B by SMC and John W. Adams; and

         WHEREAS, Mercer Management Consulting ("MERCER") and TW have each entered into separate advisory agreements (together with the SMC/Adams Advisory Agreement, the "ADVISORY AGREEMENTS"), with the Company pursuant to which the Company will pay $1 million in cash to Mercer and $750,000 less any Advanced Amounts (as defined below) to TW at the Effective Time as consideration for advisory services.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, A, B, the Company and TW hereby agree as follows:

                                   ARTICLE I

               THE MERGERS; DIRECTORS AND OFFICERS OF THE COMPANY

         SECTION 1.01. THE MERGERS. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the HBCA and the DLLCA or the DGCL, as applicable, at the Effective Time (as defined below):

         (a) A shall be merged with and into Newco A Sub. Newco A Sub shall be the surviving entity (the "A SURVIVING ENTITY") in the A Merger and shall continue its existence as a limited liability company under the DLLCA (or, if any Drop-Down Condition is satisfied, its corporate existence under the DGCL), and the separate corporate existence of A shall cease. The effects and the consequences of the A Merger shall be as set forth in this Agreement and the HBCA and the DLLCA (or, if any Drop-Down condition is satisfied, the DGCL).

         (b) B shall be merged with and into Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company). Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall be the surviving entity (the "B SURVIVING ENTITY") in the B Merger and shall continue its existence as a limited liability company under the DLLCA (or, if any Drop-Down condition is satisfied, its corporate existence under the DGCL), and the separate corporate existence of B shall cease. The effects and the consequences of the B Merger shall be as set forth in this Agreement, the HBCA and the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL).

         SECTION 1.02. EFFECTIVE TIME OF THE MERGERS; CLOSING. (a) Subject to the conditions of this Agreement, the parties shall cause each of the Mergers to be consummated simultaneously by filing (i) articles of merger with respect to each such Merger complying with Section 414-315 of the HBCA with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii (the "ARTICLES OF MERGER") and (ii) certificates of merger (the "CERTIFICATES OF MERGER") with respect to each such Merger complying with Section 18-209 of the DLLCA (or, if any Drop-Down Condition is satisfied, SECTION 252(c) of the DGCL) with the Secretary of State of the State of Delaware, in each case at the same time on the Closing Date (as defined below). Each of the Mergers shall become effective upon such filings or at such time thereafter as the parties shall agree and as shall be provided in the Articles of Merger and the Certificates of Merger (the "EFFECTIVE TIME"). Notwithstanding anything that may be to the contrary in the foregoing, the parties shall cause the Articles of Merger and the Certificates of Merger to specify the same Effective Time for the A Merger and the B Merger.

         (b) Subject to the terms and conditions of this Agreement, the closing of the Mergers and all related transactions contemplated by this Agreement and the ancillary agreements (the "CLOSING") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton in New York, New York at 10:00 A.M., local time, as promptly as practicable (and in any event within three business days) after the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), or at such other time and date and place as the parties shall mutually agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

         (c) The Mergers shall have the effects set forth in the HBCA and the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL), including without limitation, in the case of both Mergers, SECTION 414-316 of the HBCA and Section 18-209 of the DLLCA (or, if any Drop-Down Condition is satisfied, SECTION 259 of the DGCL). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of A and Newco A Sub shall vest in the A Surviving Entity, and all debts, liabilities, obligations and duties of A and Newco A Sub shall become the debts, liabilities, obligations and duties of the A Surviving Entity, and (ii) all the properties, rights, privileges, immunities, powers and franchises of B and Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall vest in the B Surviving Entity, and all debts, liabilities, obligations and duties of B and Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall become the debts, liabilities, obligations and duties of the B Surviving Entity.

         SECTION 1.03. ORGANIZATIONAL DOCUMENTS. (a) TW shall cause (i) the Certificate of Incorporation of the Company to be amended and restated to be in the form set forth in EXHIBIT C hereto (including the change of the corporate name to Aloha Holdings, Inc.) and (ii) the Bylaws of the Company to be amended and restated to be in the form set forth in EXHIBIT D hereto, in each case as of immediately prior to the effective time of the C Merger (unless any Drop-Down Condition is satisfied, in which case such amendments and restatements shall be effected by operation of law as part of the agreement and plan of the B Parent Merger). As so amended and restated, the Certificate of Incorporation and the Bylaws of the Company shall be the Certificate of Incorporation and Bylaws of the Company until thereafter changed or amended either (A) as provided therein or by the DGCL, in the case of such Certificate of Incorporation, or (B) as provided therein, by the Certificate of Incorporation or by the DGCL, in the case of such Bylaws.

         (b) The Certificate of Limited Liability Company of Newco A Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the A LLC Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the A Surviving Entity, from and after the Effective Time, shall be "Aloha Airgroup, LLC", and, as so amended and restated, such Certificate of Limited Liability Company shall be the Certificate of Limited Liability Company of the A Surviving Entity until amended in accordance with such Certificate of Limited Liability Company or the DLLCA (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation of Newco A Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the A Corporation Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the A Surviving Entity, from and after the Effective Time, shall be "Aloha Airgroup, Inc.", and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the A Surviving Entity until amended in accordance with such Certificate of Incorporation or the DGCL). If any Drop-Down Condition is not satisfied, the Company will be the sole member of Newco A Sub, and, therefore, Newco A Sub need not as of the Effective Time have an operating agreement; and, if any Drop-Down Condition is satisfied, the Bylaws of Newco A Sub in effect immediately prior to the Effective Time shall be the Bylaws of the A Surviving Entity until amended in accordance with such Bylaws, such Certificate of Incorporation or the DGCL.

         (c) If any Drop-Down Condition is not satisfied, the Certificate of Limited Liability Company of Newco B Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the B LLC Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the B Surviving Entity, from and after the Effective Time, shall be "Hawaiian Airlines, LLC," and, as so amended and restated, such Certificate of Limited Liability Company shall be the Certificate of Limited Liability Company of the B Surviving Entity until amended in accordance with such Certificate of Limited Liability Company or the DLLCA. If any Drop-Down Condition is not satisfied, the Company will be the sole member of Newco B Sub, and, therefore, Newco B Sub need not as of the Effective Time have an operating agreement.

         (d) If any Drop-Down Condition is satisfied, the Company shall cause the Certificate of Incorporation of Newco B Sub in effect immediately prior to the Effective Time to be amended and restated as of the Effective Time to reflect the fact that the name of Newco B Sub, from and after the Effective Time, shall be "Hawaiian Airlines, Inc.", and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of Newco B Sub until amended in accordance with such Certificate of Incorporation or the DGCL.

         SECTION 1.04. DIRECTORS AND OFFICERS. (a) Subject to SECTION 1.04(b), the Board of Directors of the Company (the "BOARD") at the Effective Time (whether or not any Drop-Down Condition is satisfied) shall be 11 persons, consisting of (i) two individuals to be designated by the Company not less than three business days prior to the initial filing date of the Registration Statement by written notice to the A Principal Holders, C and B (one of whom, as specified in such notice, shall be Gregory D. Brenneman and he shall serve as Chairman of the Board), (ii) three individuals to be designated by the A Principal Holders not less than three business days prior to the initial filing date of the Registration Statement by written notice to C, B and the Company (one of whom, as specified in such notice, shall serve as Vice-Chairman of the Board), (iii) three individuals to be designated by C not less than three business days prior to the initial filing date of the Registration Statement by written notice to the A Principal Holders, B and the Company and (iv) the three individuals who immediately prior to the Effective Time serve on the Board of Directors of B as designees of the Airline Pilots Association International, the Association of Flight Attendants and the International Association of Machinists and Aerospace Workers. Each such director shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Company, until his or her death, resignation or removal or until his or her successor is duly elected and qualified.

         (b) Subject to the next sentence, the Company, the A Principal Holders and C shall coordinate to assure that their eight designees to the Board as of the Effective Time pursuant to clauses (i), (ii) and (iii) of Section 1.04(a) include at least such number of individuals who qualify as "independent directors", "outside directors" and "non-employee directors" for purposes of the requirements under AMEX (as defined below) rules, PSE (as defined below) rules, SECTION 162(m) of the Code and Rule 16b-3 of the Exchange Act (as defined below), as applicable, relating to members of the Audit Committee, "compensation committee" (within the meaning of Section 162(m) of the Code) or a committee composed of 2 or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) so that such individuals may constitute an Audit Committee, "compensation committee" (within the meaning of Section 162(m) of the Code) or a committee composed of 2 or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) at the Effective Time with at least the minimum number of "independent directors", "outside directors" or "non-employee directors" required by AMEX rules, PSE rules, SECTION 162(m) or Rule 16b-3, as applicable. Unless otherwise agreed by the parties, at least one of the designees of C to the Board pursuant to SECTION 1.04(a)(iii) as of the Effective Time shall so qualify as an "independent director", "outside director" and "non-employee director".

         (c) At the Effective Time, the officers of the Company (other than the Chief Executive Officer, who shall be Gregory D. Brenneman) shall be individuals selected by TW and whom each of the A Principal Holders and C shall have indicated, in a written notice delivered to the Company at least three business days prior to the Closing Date, are reasonably acceptable to it. Each such officer shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Company until his or her death, resignation or removal or until his or her successor is duly elected or appointed and qualified.

         (d) The officers of the Company at the Effective Time, who shall be specified in accordance with Section 1.04(c), shall be the officers at the Effective Time of Newco A Sub and Newco B Sub (or, if any Drop-Down Condition is satisfied, the directors and officers of the Company at the Effective Time, who shall be specified in accordance with Sections 1.04(a), 1.04(b) and 1.04(c), shall be the directors and officers at the Effective Time of Newco A Sub and Newco B Sub). Such officers (and, if any Drop-Down Condition is satisfied, such directors) shall hold office in accordance with the Certificate of Limited Liability Company of the A Surviving Entity or the B Surviving Entity, as the case may be (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation and the Bylaws of the A Surviving Entity and Newco B Corporation, as the case may be), until his or her death, resignation or removal or until his or her successor is duly elected or appointed and qualified.

         (e) Prior to the Effective Time, the Company, A and B shall use reasonable best efforts to take all such steps as may be required to cause the transactions contemplated by this Agreement, including any acquisitions of equity securities of the Company, by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE II

              CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                       EXCHANGE OF CERTIFICATES; DROP-DOWN

         SECTION 2.01. CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES. (a) On the Closing Date, but prior to the Effective Time:

                  (i) A shall cause each issued and outstanding share of Series B 7% Convertible Cumulative Participating Preferred Stock, par value $1.00 per share, of A ("A SERIES B PREFERRED STOCK") to be converted into the maximum number of shares of Class A Common Stock, par value $1.00 per share, of A ("A CLASS A COMMON STOCK") as expressly required by SECTION 6.3(c)(9) of the Articles of Incorporation of A;

                  (ii) B shall purchase and accept from the Aloha Airlines, Inc. Non-Pilots Pension Trust (the "A PENSION TRUST"), and the A Pension Trust shall sell and deliver to B, each issued and outstanding share of Series C 10% Exchangeable Preferred Stock, par value $.01 per share, of A (the "A SERIES C PREFERRED STOCK") held by the A Pension Trust against the payment by B of $10,000,000, plus the accrued but unpaid dividends in respect of such shares, in immediately available U.S. dollar funds, on the terms, and subject to the conditions, set forth in the Stock Purchase Agreement, dated as of the date hereof, between B and the A Pension Trust; and

                  (iii) B shall purchase and accept from certain of the A Principal Holders, and such A Principal Holders shall sell and deliver to B, for aggregate cash consideration equal to $5,000,000, each issued and outstanding share of A Series C Preferred Stock held by such A Principal Holders on the terms, and subject to the conditions, set forth in the Stock Purchase Agreement, dated as of the date hereof, between B and such A Principal Holders.

         (b) At the Effective Time, by virtue of the A Merger and without any action on the part of any holder of any capital stock or other equity interest of A or Newco A Sub:

                  (i) each share of A Class A Common Stock and Class B Common Stock, par value $1.00 per share, of A ("A CLASS B COMMON STOCK" and, together with the A Class A Common Stock, the "A COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any shares of A Common Stock to be canceled pursuant to SECTION 2.01(b)(ii) and each A Dissenting Share (as defined below)) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("COMPANY COMMON STOCK") equal to the number (the "A EXCHANGE RATIO") obtained by dividing (A) 19,555,458 (plus, if the aggregate number of shares of B Common Stock issued between the date hereof and the Closing Date pursuant to the exercise of B Options exceeds 250,000, 14.58% of such aggregate number) by (B) the aggregate number of shares of A Common Stock subject to conversion pursuant to this Section 2.01(b)(i);

                  (ii) each share of capital stock of A (each, an "A SHARE"), including, without limitation, A Class A Common Stock, A Class B Common Stock and A Series C Preferred Stock, that is issued and outstanding immediately prior to the Effective Time and owned by A, the Company, B or any direct or indirect wholly-owned subsidiary of A, B or the Company (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time (including, without limitation, the A Series C Preferred Stock purchased by B pursuant to
         SECTION 2.01(a)(ii) and Section 2.01(a)(iii)) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                  (iii) the single membership interest of Newco A LLC (or, if any Drop-Down Condition is satisfied, each share of common stock of Newco A Corporation) issued and outstanding immediately prior to the A Effective Time shall remain issued and outstanding and unchanged as validly issued, fully paid and nonassessable securities of the A Surviving Entity.

         (c) At the Effective Time, by virtue of the B Merger without any action on the part of any holder of capital stock or other equity interest of B or either Newco B LLC or the Company, as the case may be:

                  (i) each share of Common Stock, par value $.01 per share, of B, together with the rights associated with such shares pursuant to the B Rights Agreement (as defined below) ("B COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any shares of B Common Stock to be canceled pursuant to SECTION 2.01(c)(iii) and each B Dissenting Share (as defined below)), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Company Common Stock and, subject to SECTION 2.03(f), $2.00 principal amount of a new issue of Notes due 2008 of the Company (the "NOTES"), which shall contain, and be issued pursuant to an indenture (the "INDENTURE") entered into containing, (A) terms and conditions substantially as set forth in EXHIBIT E annexed hereto, as it may be modified from time to time, after the date hereof but prior to the mailing of the Joint Proxy Statement/ Prospectus, by the mutual agreement of the Boards of Directors of each of A, B and the Company and (B) such other terms and conditions as are customary for indentures qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT");

                  (ii) each share of (A) Series B Special Preferred Stock, par value $.01 per share, of B (the "B SERIES B SPECIAL PREFERRED STOCK"),
         (B) Series C Special Preferred Stock, par value $.01 per share, of B (the "B SERIES C SPECIAL PREFERRED STOCK"), (C) Series D Special Preferred Stock, par value $.01 per share, of B (the "B SERIES D SPECIAL PREFERRED STOCK") and (D) Series E Special Preferred Stock, par value $.01, of B (the "B SERIES E SPECIAL PREFERRED STOCK" and, collectively with the foregoing, the "B SPECIAL PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Company Common Stock and, subject to SECTION 2.03(f), $2.00 principal amount of

         Notes, as expressly required by SECTION 7 of the Designation of the B Special Preferred Stock;

                  (iii) each share of capital stock of B (each, a "B SHARE"), including, without limitation, B Common Stock, B Series B Special Preferred Stock, B Series C Special Preferred Stock, B Series D Special Preferred Stock and B Series E Special Preferred Stock, that is issued and outstanding immediately prior to the Effective Time and owned by B, A or the Company or any direct or indirect wholly-owned subsidiary of B, A or the Company (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time (including, without limitation, the B Common Stock held by the Company as a result of the C Merger) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                  (iv) the single membership interest of Newco B LLC (or, if any Drop-Down Condition is satisfied, each share of common stock of the Company) issued and outstanding immediately prior to the B Effective Time shall remain issued and outstanding and unchanged as validly issued, fully paid and nonassessable securities of the B Surviving Entity.

         SECTION 2.02. ISSUANCE OF SPECIAL PREFERRED STOCK. Immediately following the Effective Time, pursuant to the applicable collective bargaining agreement which shall be assumed by the B Surviving Entity by operation of law in the B Merger and be binding on the Company (regardless of whether any Drop-Down Condition is satisfied) from and after the Effective Time, as evidenced by instruments of assumption to be delivered to each union party thereto immediately after the Effective Time, the Company shall issue (a) to the Association of Flight Attendants one share of Series D Special Preferred Stock, par value $.01 per share, of the Company, (b) to the International Association of Machinists one share of Series E Special Preferred Stock, par value $.01 per share, of the Company and (c) to the Hawaiian Master Executive Counsel c/o the Air Line Pilots Association one share of Series F Special Preferred Stock, par value $.01 per share, of the Company. The rights of such shares shall be as set forth in the Certificate of Incorporation attached hereto as EXHIBIT C.

         SECTION 2.03. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with such bank or trust company mutually agreeable to the Company, B and A (the "EXCHANGE AGENT"), (i) certificates evidencing a sufficient number of shares of Company Common Stock issuable pursuant to SECTION 2.01 and (ii) a sufficient number of Notes with sufficient principal amounts issuable pursuant to SECTION 2.01, all pursuant to an agreement to be entered into prior to the Effective Time between the Company and the Exchange Agent (the "EXCHANGE AGENT AGREEMENT").

         (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to deliver to each holder of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding A Shares or B Shares (the "CERTIFICATES") that were converted (the "CONVERTED SHARES") into the right to receive shares of Company Common Stock and, if applicable, cash and/or Notes pursuant to SECTION 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock and, if applicable, Notes. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by the Company), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor:

                  (A) in the case of holders of Certificates that immediately prior to the Effective Time evidenced outstanding shares of A Common Stock in book-entry or certificated form, (1) one or more shares of Company Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or the holder is a Rule 145 Affiliate (as defined below)) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
         SECTION 2.01 (after taking into account all shares of A Common Stock then held by such holder) and (2) a check in the amount equal to the cash (which shall under no circumstances include any interest) that such holder has the right to receive pursuant to the provisions of this
         Article II in respect of dividends and other distributions pursuant to
         SECTION 2.03(c); and

                  (B) in the case of holders of Certificates that immediately prior to the Effective Time evidenced outstanding shares of B Common Stock or shares of B Special Preferred Stock, in book-entry or certificated form, (1) one or more shares of Company Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or the holder is a Rule 145 Affiliate) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to SECTION 2.01 (after taking into account all shares of B Common Stock and B Special Preferred Stock then held by such holder), (2) subject to SECTION 2.03(f), one or more Notes (which shall be in uncertificated book-entry form unless a physical note is requested or the holder is a Rule 145 Affiliate) with an aggregate principal amount equal to the amount that such holder is entitled to receive pursuant to SECTION 2.01, and (3) a check in the amount equal to the cash (which shall under no circumstances include any interest) that such holder has the right to receive pursuant to the provisions of this Article II in respect of dividends and other distributions pursuant to SECTION 2.03(c), cash in lieu of Fractional Amounts pursuant to SECTION 2.03(f) and interest and other amounts payable on the Notes pursuant to their terms.

Each Certificate surrendered pursuant to the previous sentence shall forthwith be canceled. No interest shall accrue or be payable under this Section 2.03 except that interest shall accrue and be payable with respect to the Notes only to the extent that the Notes, by their terms, specifically provide for the accrual and payment of interest. No interest or other amount payable after the Effective Time with respect to the Notes shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive shares of Company Common Stock, Notes and cash (each to the extent applicable), and until such surrender or exchange, no such shares of Company Common Stock, Notes or cash shall be delivered to the holder of such outstanding Certificate in respect thereof. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer records of A or B, as the case may be, a certificate evidencing the proper number of shares of Company Common Stock, together with any dividends or other distributions to which the holder of such Converted Shares is entitled pursuant to SECTION 2.03(c), and Notes (to the extent applicable) with the proper principal amount, together with cash in lieu of Fractional Amounts to which such holder is entitled pursuant to SECTION 2.03(f), together with any interest or other amounts payable to which such holder is entitled by their terms, may be issued to a transferee if the Certificate evidencing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to shares of Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock evidenced thereby, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Company Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Company Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Company Common Stock.

         (d) NO FURTHER RIGHTS IN CONVERTED SHARES. All shares of Company Common Stock and, if applicable, Notes and cash issued and paid in exchange for Converted Shares in accordance with the terms hereof (including any amounts paid pursuant to SECTION 2.03(c) or 2.03(f)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Converted Shares.

         (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Company. Any fractional share interest of Company Common Stock shall be rounded up or down to the nearest whole share.

         (f) NOTE DENOMINATIONS. Notwithstanding any other provision of this Agreement, Notes shall be issued only in denominations of $2.00 (or, if $2.00 denominations are not commercially reasonable or otherwise practicable, the lowest commercially reasonable and practicable denomination above $2.00) ($2.00 or, if applicable, such higher minimum denomination, the "MINIMUM DENOMINATION") and integral multiples of the Minimum Denomination. Former holders of B Shares who are otherwise entitled to receive Notes under this Article II will not be entitled to receive Notes in principal amounts less than the Minimum Denomination, or in principal amounts in excess of the Minimum Denomination (or an integral multiple of the Minimum Denomination) but less than the next highest integral multiple ("FRACTIONAL AMOUNTS") but, instead, will be entitled to receive promptly from the Exchange Agent a cash payment (without any interest) in lieu of Fractional Amounts representing each such former holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such former holders of the aggregate Fractional Amounts pursuant to the terms of the Exchange Agent Agreement. Such sale shall be made within ten days after the Effective Time. Such cash payments will be made to each such former holder only upon proper surrender of such former holder's Certificates, together with a properly completed and duly executed transmittal form and any other required documents.

         (g) TERMINATION OF EXCHANGE AGENT. Any certificates representing shares of Company Common Stock deposited with the Exchange Agent pursuant to SECTION 2.03(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.03 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds and Notes, if any, held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds or delivery of such Notes to which such holder may be due, subject to applicable Law. All Notes so returned shall be cancelled by the Company pursuant to the Indenture, without prejudice to any rights of any holder of unsurrendered certificates.

         (h) NO LIABILITY. The Company shall not be liable to any holder of A Shares or B Shares for any such shares of Company Common Stock (or dividends or distributions with respect thereto), Notes or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

         (i) WITHHOLDING RIGHTS. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of A Shares or B Shares, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of A Shares or B Shares, as the case may be, in respect of which such deduction and withholding was made by the Company.

         (j) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Company Common Stock, together with any dividends or other distributions to which the holders thereof are entitled pursuant to SECTION 2.03(c), and, if applicable, Notes, together with cash in lieu of Fractional Amounts and interest and other amounts payable in respect of the Notes pursuant to their terms deliverable in respect thereof pursuant to this Agreement.

         SECTION 2.04. STOCK TRANSFER BOOKS. (a) From and after the Effective Time, the stock transfer books of A and B shall be closed and there shall be no further registration of transfers of shares of capital stock of A or B thereafter on the records of A or B, as the case may be. On or after the Effective Time, any Certificates presented to the Exchange Agent or the

Company for any reason shall be converted into shares of Company Common Stock, together with any dividends or other distributions payable to which the holders thereof are entitled pursuant to SECTION 2.03(c), and, if applicable, Notes, together with cash in lieu of Fractional Amounts and interest and other amounts payable in respect of the Notes pursuant to their terms.

         (b) Notwithstanding anything that may be to the contrary herein, with respect to Certificates surrendered for exchange by any person constituting an "affiliate" of A or B for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT," and any such person a "RULE 145 AFFILIATE"), the Company Common Stock and, if applicable, Notes shall not be delivered until the Company shall have received from such person an executed affiliate letter in the form attached hereto as EXHIBIT J as provided in Section 7.05.

         SECTION 2.05. STOCK OPTIONS; PILOTS' SHARES. (a) (i) Each option to purchase A Common Stock (each, an "A OPTION") issued pursuant to A's 1992 Stock Option Plan (the "A STOCK OPTION PLAN") or granted by A to any employee outside the A Stock Option Plan, that is outstanding and unexercised immediately prior to the Effective Time shall, as of such time, be cancelled in consideration for a cash payment by B to the holder of such A Option equal to the product of (x) the Spread Per Option Share (as defined below), multiplied by (y) the number of shares of A Common Stock subject to such A Option, less applicable withholding taxes. Such cash payment shall be made to the holders of the A Options no later than 90 days after the Effective Time. For purposes of this Agreement: "SPREAD PER OPTION SHARE" shall mean the EXCESS of (i) the PRODUCT of (A) the B Share Average (as defined below) multiplied by (B) the A Exchange Ratio, OVER (ii) the exercise price per share of A Common Stock subject to the A Option; and "B SHARE AVERAGE" shall mean the average closing trading price per share of the B Common Stock on the AMEX during the 30 calendar day period immediately preceding the date of the Effective Time. A agrees to take all necessary action, including obtaining any consents and any resolutions of the A Board of Directors or the A Stock Option Plan committee, that may be necessary to effect the foregoing. From and after the date of this Agreement, A shall not grant any additional options to purchase shares of, or equity-based securities or rights with respect to, A Common Stock or other capital stock under the A Stock Option Plan or otherwise. Except as otherwise agreed to by the parties in this Agreement, A shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, any equity-based securities or rights of A following the Effective Time.

                  (ii) As soon as practicable after the Effective Time, the Company shall deliver to the holders of A Options appropriate notices setting forth such holders' rights as described above.

         (b) Each option to purchase B Common Stock (each a "B OPTION") issued under B's 1996 Stock Incentive Plan, as amended, and B's 1996 Nonemployee Director Stock Option Plan, as amended (collectively, the "B 1996 OPTION PLANS") or granted by B to any employee outside of the B Option Plans (as defined below) that is outstanding and unexercised as of the Effective Time shall, as of such time, terminate without any further action on the part of any person. Each B Option issued under B's 1994 Stock Option Plan, as amended (the "B 1994 OPTION PLAN" and, together with the B 1996 Option Plans, the "B OPTION PLANS") that is outstanding and unexercised immediately prior to the Effective Time shall, as of such time, be assumed by the Company in such a manner that it is converted into an option to acquire, on similar terms and conditions as were applicable under the B 1994 Option Plan and the underlying option agreements (as modified by this Section 2.05), that number of shares of Company Common Stock equal to the number of shares of B Common Stock subject to such B Option and an equal number of Notes, each with a principal amount of $2.00 at an exercise price per share equal to the exercise price per share for such B Option immediately prior to the Effective Time, subject to adjustment in respect of Fractional Amounts. As soon as reasonably practicable, the Company shall file a registration statement under the Securities Act on Form S-8 with respect to the Company Common Stock subject to such assumed options. From and after the date of this Agreement, B shall not grant any additional options to purchase shares of, or other equity-based securities or rights with respect to, B Common Stock or other capital stock under the B Option Plans or otherwise. Except as otherwise agreed to by the parties in this Agreement, B shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, any equity-based securities or rights of B following the B Effective Time.

         (c) As of and after the Effective Time, each pilot participant eligible to receive a share of B Common Stock under B's Pilot 401(k) Plan and that certain Stock Allocation Agreement, dated May, 2001 (collectively referred to herein as the "PILOT ALLOCATION AGREEMENT") from the Stock Pool (as defined under such Pilot Allocation Agreement), shall be eligible to receive one share of Company Common Stock and one Note with a principal amount of $2.00, subject to adjustment in respect of Fractional Amounts, and otherwise on the same terms and conditions as were applicable, under the Pilot Allocation Agreement.

         SECTION 2.06. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of A or B held by a holder who has exercised dissenters' rights for such shares in accordance with the HBCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("A DISSENTING SHARES" or "B DISSENTING SHARES", as the case may be, and collectively "DISSENTING SHARES"), shall not be converted into or represent a right to receive Company Common Stock in the A Merger (in the case of A Dissenting Shares) or Company Common Stock and Notes in the B Merger (in the case of B Dissenting Shares), but the holder thereof shall only be entitled to such rights as are granted by the HBCA.

         (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive shares of Company Common Stock, together with any dividends or distributions payable pursuant to
SECTION 2.03(c), Notes (to the extent applicable) with the proper principal amount and cash in lieu of Fractional Amounts pursuant to SECTION 2.03(f), together with any interest or other amounts to which such holder is entitled by their terms, in each case without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

         (c) A shall give the Company and B, and B shall give the Company and A,
(i) prompt notice of any written demands for dissenters' rights received pursuant to the HBCA, withdrawals of such demands, and any other instruments served pursuant to the HBCA and received thereby and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Neither A nor B shall, except with the prior written consent of the other and the Company, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

         SECTION 2.07. LIMITATION ON CLOSING AND POST-CLOSING PAYMENTS FROM ASSETS OF A. The parties agree that all payments in connection with the Mergers and the transactions contemplated hereby and by the ancillary agreements that would otherwise be required to be made by A from its assets (including, without limitation, payments in respect of severance, options issued by A, dissenting shares and other matters) shall be made exclusively by B or the B Surviving Entity from its assets to the extent such payments are required to be made on or after the Closing Date.

         SECTION 2.08. DROP-DOWN. If any Drop-Down Condition is satisfied, then, as soon as reasonably practicable (and, in any event, not before the receipt of all consents and approvals that, if not obtained in connection with the Drop-Down, would have an adverse effect upon the assets, properties and rights being transferred pursuant to the Drop-Down) following the Effective Time, the Company will effect the Drop-Down pursuant to an assignment and assumption agreement between the Company and Newco Sub B and such instruments of conveyance, assignment and transfer as shall be necessary to effect the Drop-Down.

         SECTION 2.09. EMPLOYEE FUND. Promptly following the Effective Time, the Company, as previously requested by Gregory D. Brenneman, will establish, with a $250,000 initial contribution by the Company, a fund for the benefit of employees of the Company and its subsidiaries who are in need, which fund will be managed by a board of employees initially selected by the Company who will have sole discretion over the distribution of grants by such fund to employees of the Company who apply for grants therefrom.

         SECTION 2.10. ISSUANCE OF SHARES TO TW. Immediately following the Effective Time, if the aggregate number of shares of B Common Stock issued between the date hereof and the Closing Date pursuant to the exercise of B Options exceeds 250,000, the Company shall issue to TW a certificate or certificates in definitive form and registered in the name of TW representing an additional number (rounded up or down to the nearest whole number) of shares of Company Common Stock equal to 10.41% of such aggregate number. Such additional shares of Company Common Stock shall be duly authorized on or prior to such issuance and, when issued, shall be validly issued, fully paid and non-assessable, shall be issued pursuant to an exemption from the registration requirements of all applicable federal, state and foreign securities Laws and shall be free and clear of all Liens (as defined below) (other than those arising under applicable securities Laws and those arising under this Agreement or any of the ancillary agreements).

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF B

         Except as set forth in the Disclosure Schedule delivered by B to A, the Company and TW concurrently with the execution of this Agreement (the "B DISCLOSURE SCHEDULE") or in the B SEC Reports (as defined below) that have been filed with the SEC, and made publicly available through EDGAR, after December 31, 2000 and prior to the date hereof, B hereby represents and warrants to A, the Company and TW that:

         SECTION 3.01. ORGANIZATION AND QUALIFICATION. (a) B is a corporation duly organized under the laws of the Territory of Hawaii, and validly existing and in good standing under the laws of the State of Hawaii. B is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a B Material Adverse Effect. The term "B MATERIAL ADVERSE EFFECT" means any change in or effect on the business of B that is materially adverse to the financial condition, business or results of operations of B, since December 31, 2000, except for any such changes or effects resulting from this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby or the announcement hereof or thereof or relating to any agreement of the type contemplated by SECTION 116 of the Aviation and Transportation Security Act, PROVIDED that such agreement is reasonably acceptable to TW and approved by the Secretary of the DOT (as defined below) under 49 U.S.C. ss. 41308(c) and receives the prior written approval of the Company and A, and other than any change or effect which adversely affects both B and A, such as any change or effect arising out of general economic conditions unrelated to the business in which B and A are engaged, or any change or effect which affects the airline industry generally (including, but not limited to, a material change in the price of fuel and changes resulting from the terrorist attacks against the United States on September 11, 2001).

         (b) B is a "citizen of the United States" (as defined in the Federal Aviation Act of 1958, as amended, together with the aviation regulations of the FAA (as defined below), as the same may be in effect from time to time (the "FEDERAL AVIATION ACT")), and is an "air carrier" within the meaning of the Federal Aviation Act operating pursuant to the terms of one or more certificates of public convenience and necessity duly issued to it by the Department of Transportation (the "DOT"), which certificates are in full force and effect and are adequate for the conduct of the business that B is conducting. B possesses all other certificates, licenses, permits, authorizations and approvals of Governmental Authorities (including without limitation the Federal Aviation Administration (the "FAA") and the Federal Communications Commission (the "FCC")) necessary to own, lease and operate its properties and to conduct the business that B is conducting (together with those certificates referred to in the preceding sentence, the "B PERMITS"), except where the failure to possess such B Permits would not, individually or in the aggregate, have a B Material Adverse Effect.

         (c) B has no subsidiaries. The B Disclosure Schedule lists all persons in which B has any ownership, partnership, voting or joint venture interest. To the knowledge of B, all the outstanding shares of capital stock of, or other ownership interests in, each such other person (i) have been validly issued and are fully paid and nonassessable and (ii) except for director qualifying shares, are owned directly or indirectly by B, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), including, without limitation, in respect of restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

         SECTION 3.02. ARTICLES OF INCORPORATION AND BYLAWS. B has heretofore made available to the Company and A a complete and correct copy of the Articles of Incorporation and the Bylaws of B, each as amended. Such Articles of Incorporation and Bylaws are in full force and effect. B is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         SECTION 3.03. CAPITALIZATION. The authorized capital stock of B consists of 60,000,000 shares of B Common Stock and 2,000,000 shares of Preferred Stock, par value $.01 per share, which shares of Preferred Stock have been divided into (a) 1,979,993 shares of Preferred Stock, (b) 20,000 shares of Series A Junior Participating Cumulative Preferred Stock (the "B SERIES A PREFERRED STOCK"), (c) four shares of B Series B Special Preferred Stock, (d) one share of B Series C Special Preferred Stock, (e) one share of B Series D Special Preferred Stock and (f) one share of B Series E Special Preferred Stock. As of the close of business on December 18, 2001, (i) 34,150,809 shares of B Common Stock, no shares of B Series A Junior Participating Cumulative Preferred Stock, four shares of B Series B Special Preferred Stock, one share of B Series C Special Preferred Stock, one share of B Series D Special Preferred Stock and one share of B Series E Special Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of any series or class of capital stock of B were owned by B or held in the treasury of B, (iii) 4,457,500 shares of B Common Stock were reserved for future issuance pursuant to the B Option Plans, options in respect of 3,033,000 shares of B Common Stock were outstanding and options in respect of 1,778,000 shares of B Common Stock were vested and exercisable at a weighted average exercise price of $3.1526 per share. Except for these options granted pursuant to B Option Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of B, or obligating B to issue, vote or sell any shares of capital stock of, or other equity interests in, B. The B 1996 Option Plans require that, at the Effective Time, each B Option issued under either of the B 1996 Option Plans that is outstanding and unexercised immediately prior to the Effective Time shall terminate without any further liability on the part of B or the B Surviving Entity and without any further action on the part of any person. At the Effective Time, (i) the B 1994 Option Plan requires that each B Option issued under such B 1994 Option Plan that is outstanding and unexercised immediately prior to the Effective Time convert and adjust as provided in
SECTION 2.05 hereof pursuant to the terms of such B 1994 Option Plan without any further action on the part of any person and (ii) no more than 50,000 shares of B Common Stock in the aggregate are, or will immediately prior to the B Effective Time be, issuable upon the exercise of all B Options issued pursuant to the B 1994 Option Plan that are outstanding and unexercised as of such time. All B Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of B to repurchase, redeem or otherwise acquire any shares of capital stock of B. Except for its ownership interests described in the B Disclosure Schedule, B does not beneficially own directly or indirectly and has not agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for, any of the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of B to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. B is obligated to issue up to 1,685,380 shares of B Common Stock pursuant to the Pilots Allocation Agreement, of which 518,910 have been issued as of the date hereof.

         SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. B has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which B is a party, and subject (in the case of the consummation of the B Merger only) to obtaining the required approval of the stockholders of B, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of B are necessary to authorize this Agreement or any of the ancillary agreements to which it is a party or to consummate the transactions contemplated hereby or thereby (other than, with respect to the B Merger only, the approval and adoption of this Agreement by the votes of the stockholders described in Section 3.15 and the filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA or the DGCL, as the case may be). Each of this Agreement and the ancillary agreements to which B is a party has been duly and validly executed and delivered by B and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes a legal, valid and binding obligation of B, enforceable against B in accordance with its terms.

         SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B do not, and the performance of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of B, (ii) assuming that all consents, approvals, authorizations, notifications and other actions identified in Section 3.05(b) and the related section of the B Disclosure Schedule have been obtained and all filings and obligations described in Section 3.05(b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to B or by which any property or asset of B is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of B pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a B Material Adverse Effect, have a material adverse effect on the ability of B to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         (b) The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B do not, and the performance of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency or commission ("GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Securities Act, Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Trust Indenture Act, state securities or "blue sky" laws ("BLUE SKY LAWS"), the American Stock Exchange ("AMEX"), the Pacific Stock Exchange ("PSE"), the notice requirements of the FCC, FAA and DOT, state takeover laws, the Worker Adjustment and Retiring Notification Act or any similar state law (collectively, "WARN"), the notice requirements of the Hawaii Dislocated Workers Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), Hawaii antitrust and trade regulation laws, and filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a B Material Adverse Effect, have a material adverse effect on the ability of B to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         SECTION 3.06. PERMITS; COMPLIANCE. No suspension or cancellation of any of the B Permits is pending or, to the actual knowledge of B, threatened, except where the failure to have, or the suspension or cancellation of, any of the B Permits would not, individually or in the aggregate, have a B Material Adverse Effect. B is not in conflict with, or in default or violation of (a) any Law applicable to B or by which any property or asset of B is bound or affected, (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which B is a party or by which B or any property or asset of B is bound or affected or (c) any B Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a B Material Adverse Effect.

         SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) B has timely filed or furnished all forms, reports and documents required to be filed or furnished by it with or to the Securities and Exchange Commission (the "SEC") since December 31, 2000 (collectively, the "B SEC REPORTS"). The B SEC Reports, as of their respective dates, (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the financial statements of B (including, in each case, any notes thereto) contained in the B SEC Reports complies with all applicable requirements of the SEC and was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position and results of operations of B as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring audit adjustments which were not and are not expected, individually or in the aggregate, to have a B Material Adverse Effect).

         (c) B has no known liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise) that would, individually or in the aggregate, have a B Material Adverse Effect.

         (d) B is not indebted to any director, officer, employee or agent of B (except for amounts due as normal salaries and bonuses and payments due to agents under contracts and in reimbursement of ordinary course expenses) and no such person is indebted to B, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act since December 31, 2000.

         (e) B has no commitments, obligations or plans for capital expenditures or otherwise involving cash payments in excess of an aggregate of $2,000,000 expected to be paid or become payable either within 12 months from the date hereof or as a result of the Mergers, other than (i) pursuant to B Material Contracts (as defined below), (ii) pursuant to SECTION 9.05 or (iii) other payments pursuant to this Agreement and the ancillary agreements.

         SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, except as contemplated by this Agreement or any of the ancillary agreements to which it is a party, B has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any B Material Adverse Effect or any event or circumstance reasonably likely to result in a B Material Adverse Effect, (b) any material change by B in its accounting (tax, financial or otherwise) methods, principles or practices, (c) any revaluation by B of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by B into any commitment or transaction material to B or any amendment or modification to, or waiver or relinquishment of any rights under, any B Permit or B Material Contract, other than after the date hereof in the regular, usual and ordinary course of business, (e) any declaration, setting aside or payment of any dividend or distribution in respect of the B Shares or any redemption, purchase or other acquisition of any of its securities, (f) any split, combination or reclassification of any of the capital stock of B or any issuance, or the authorization of any issuance, of any securities in respect of, in lieu of or in substitution for shares of capital stock of B or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan relating to any employee of B, or any other increase in the compensation payable or to become payable to any officers or key employees of B, except as required by any Law or existing agreement or plan.

         SECTION 3.09. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of B, threatened in writing against B, or any property or asset of B, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have a B Material Adverse Effect or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements. Neither B nor any property or asset of B is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of B, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator having, individually or in the aggregate, a B Material Adverse Effect.

         SECTION 3.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, policy, commitment, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), sponsored, maintained or contributed to, or to which there is an obligation to contribute, by B, or with respect to which B could incur liability under Title IV of ERISA, including, but not limited to, SECTION 4069, 4212(c) or 4204 of ERISA (the "B BENEFIT PLANS"), B has delivered or made available to A and the Company a true and correct copy of (i) such B Benefit Plan and all amendments thereto and the most recent summary plan description related to each B Benefit Plan for which a summary plan description is required,
(ii) each trust agreement relating to such Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"),
(iv) the most recent actuarial report and/or financial statement, if any, relating to any B Benefit Plan, (v) the most recent determination letter, if any, issued by the IRS with respect to any B Benefit Plan qualified under
SECTION 401(a) of the Code, (vi) all material communications with any Governmental Authority (including the Pension Benefit Guaranty Corporation and the IRS) given or received within the last three years, and (vii) a description of all unwritten B Benefit Plans, if any.

         (b) To the knowledge of B, each B Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the B Benefit Plans as of the date hereof have been timely made or have been reflected on the most recent balance sheet filed or incorporated by reference in the B SEC Reports prior to the date hereof. All of the B Benefit Plans are in compliance with all applicable requirements of Law, including ERISA and the Code, except to the extent that any such non-compliance would not have a B Material Adverse Effect.

         (c) There are no pending actions, claims or lawsuits that have been asserted regarding the B Benefit Plans directly or, to the knowledge of B, against any fiduciary of any B Benefit Plan with respect to their operation (other than routine benefit claims) which could result in liability.

         (d) There is no B Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

         (e) Each B Benefit Plan which is a "group health plan" (as defined in SECTION 607(1) of ERISA) is in compliance with Section 601 et seq. of ERISA, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local Law.

         (f) B is not a party to any collective bargaining or other labor union contract applicable to persons employed by B and is not negotiating any collective bargaining agreements. As of the date hereof, there is no labor dispute, strike or work stoppage against B pending or, to the knowledge of B, threatened in writing which may interfere with the business activities of B, except where such dispute, strike or work stoppage would not have a B Material

Adverse Effect. As of the date hereof, to the knowledge of B, none of B or its representatives or employees, has committed any unfair labor practices in connection with the operation of the business of B, and there is no charge or complaint against B by the National Labor Relations Board or any comparable federal or state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a B Material Adverse Effect.

         (g) B has delivered to A true and correct copies of (i) all employment agreements with officers of B; (ii) all severance plans, agreements, programs and policies of B with or relating to its employees; (iii) all plans, programs, agreements and other arrangements intended to satisfy the performance-based exception under Section 162(m) of the Code; and (iv) all plans, programs, agreements and other arrangements of B with or relating to its employees which contain change in control provisions.

         (h) Except as required by Law, no B Benefit Plan provides, or has liability with respect to, retiree medical or other retiree welfare benefits to any person.

         (i) B is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (disregarding Section 280G(b)(4) of the Code).

         (j) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of B to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any current or former employee of B; (iii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code; or (iv) result in any material liability to any present or former employee, including as a result of WARN.

         (k) B has no material liability, whether absolute or contingent, including any material obligations under any B Benefit Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (l) B has not entered into any transaction with any B Benefit Plan.

         (m) SECTION 3.10(m) of the B Disclosure Schedule sets forth (i) a true and correct list of all individuals who would be entitled to severance payments pursuant to an individual agreement with B and the amount of cash severance payments to which each such person would be entitled thereunder and (ii) with respect to any formal or informal severance program, plan or arrangement of B that does not involve an individual agreement between B and any individual, (A) a brief written description of such program, plan or arrangement and (B) the number of individuals entitled to severance benefits under such program, plan or arrangement.

         (n) SECTION 3.10(n) of the B Disclosure Schedule sets forth a true and correct list of all persons who hold B Options, and sets forth, for each such person, (i) the number of shares of B Common Stock underlying the B Options held by such person as of the date hereof, (ii) the exercise price per share with respect to each such B Option, (iii) the expiration date for such B Option, and
(iv) the Cash-Out Amount (as defined below) with respect to the B Options (whether or not vested) that are held by such person. For purposes of this Agreement, "CASH-OUT AMOUNT" shall mean, with respect to each share of B Common Stock underlying a B Option (whether or not vested), $4.00 minus the exercise price per share of such B Option.

         (o) To the knowledge of B based on a good faith interpretation of the Air Transportation Safety and System Stabilization Act (the "STABILIZATION ACT"), (i) except as set forth in Section 3.10(o) of the B Disclosure Schedule, no B employee's or officer's "total compensation" (within the meaning of the Stabilization Act) exceeded $300,000 in calendar year 2000 and (ii) with respect to any persons so identified pursuant to clause (i), B has not made or promised to make any payments or taken any action which may adversely affect the Company's ability to obtain a Federal credit instrument under Section 101(a)(1) of the Stabilization Act.

         SECTION 3.11. TAXES. B (i) has prepared and timely filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) has paid all Taxes required to be shown to be due on such Tax Returns; (iii) is not a party to any Tax sharing agreement or arrangement; (iv) has withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, has neither extended nor waived any applicable statute of limitations with respect to Taxes and has not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. The most recent financial statements filed with the SEC and publicly available prior to the date of this Agreement reflect an adequate reserve for all Taxes payable by B for all Taxable periods and portions thereof accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against B that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of B except for Taxes that are not yet due and payable. As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") means, with respect to any Person (as defined below), (a) all taxes, domestic or non-U.S., including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty, value added or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person; (ii) the term "TAX RETURN(S)" means all returns, consolidated or otherwise, report or statement (including without limitation informational returns), required to be filed with any Taxing Authority; (iii) the term "TAXING AUTHORITY" means any authority of competent jurisdiction responsible for the imposition of any Tax; and (iv) the term "PERSON" means any corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature.

         SECTION 3.12. ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "ENVIRONMENTAL LAWS" means any federal, state or local Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; (C) noise regulations or (D) otherwise relating to pollution of the environment.

         (b) To the knowledge of B, except as would not, individually or in the aggregate, have a B Material Adverse Effect: (i) B is not in violation of any Environmental Law; (ii) none of the properties owned, leased or operated exclusively by B is contaminated with any Hazardous Substance; (iii) B is not currently liable (as a result of an existing condition) to undertake investigation or remediation, or to share the costs of investigation or remediation, or to pay any other costs, with respect to any contamination under Environmental Laws or relating to Hazardous Substances; (iv) B is not liable to pay any amount or to undertake any action under any Environmental Law; (v) B has all permits, licenses and other authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS"); (vi) B is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of B, threatened claims against B relating to any Environmental Law or Hazardous Substance; and
(viii) B has made available true and correct copies of any environmental reports commissioned or received by it within the last five years to each of A and the Company.

         SECTION 3.13. INSURANCE. B has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire, terrorism, war and other risks insured against by extended coverage, as to the knowledge of B is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those owned or leased by B, and has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of B or any properties owned, occupied or controlled by B, in such amount as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of B. The execution, delivery, performance and consummation of this Agreement and the ancillary agreements will not affect the insurance coverage of B.

         SECTION 3.14. BOARD APPROVAL. The Board of Directors of B, acting on the recommendation of the Special Committee, has, on December 18, 2001, (i) approved and adopted this Agreement, the B Merger and the ancillary agreements to which B is a party, (ii) determined that this Agreement, the B Merger and the ancillary agreements to which B is a party are in the best interests of B and its stockholders and that the terms of this Agreement, the B Merger and the ancillary agreements to which B is a party are advisable and fair to B and its stockholders, (iii) determined to recommend that the stockholders of B approve and adopt this Agreement and the B Merger and (iv) resolved to elect, to the extent permitted by Law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations of any jurisdiction (including Sections 415-171 and 172 and Chapter 417E of the HBCA) that may purport to be applicable to this Agreement or any ancillary agreement. In addition, the Board of Directors of B has taken all necessary action under the Rights Agreement, dated December 23, 1994, by and between B and ChaseMellon Shareholder Services LLC, as successor to Chemical Trust Company of California, as such agreement has been amended, restated, modified and supplemented from time to time (the "B RIGHTS AGREEMENT") (including any amendment thereof) so that (A) none of the execution, delivery or performance of this Agreement or any of the ancillary agreements or the consummation of any of the transactions contemplated hereby or thereby will cause (1) the rights issued pursuant to the B Rights Agreement to become exercisable, (2) a Distribution Date to occur, (3) Share Acquisition Date to occur, (4) a Section 11(a)(ii) Event to occur or (4) a
SECTION 13(a) Event to occur and (B) the execution, delivery and performance of this Agreement and the ancillary agreements and the consummation of the transactions contemplated hereby and thereby will be exempt from the B Rights Agreement. B has furnished the other parties to this Agreement with a true and correct copy of the resolutions of the Board of Directors of B that has the effects specified in the preceding sentence.

         SECTION 3.15. VOTE REQUIRED. The only vote of the holders of any class or series of capital stock of B necessary to approve this Agreement, the ancillary agreements to which B is a party, the B Merger and the other transactions contemplated hereby and thereby is the affirmative vote of the holders of at least 75% of the outstanding B Shares, voting together as a class, to approve and adopt the B Merger as provided for in this Agreement. To the knowledge of B, the stockholder approval described in Section 8.01(a)(ii) (a) will, when obtained, comply with Section 414-264 of the HBCA and (b) assuming the record date for the B Stockholders' Meeting were December 17, 2001, will not require the affirmative vote of more than 77.5% of the outstanding shares of B Common Stock and B Special Preferred Stock, voting together as a class.

         SECTION 3.16. CERTAIN AGREEMENTS. All contracts listed or which would be required to be listed as an exhibit to any of the B SEC Reports under the rules and regulations of the SEC and any contracts that would be required to be so listed but for the exception with respect to listing contracts made in the ordinary course of business and all other material contracts that purport to bind B or any of its properties or assets, including all contracts that are with any union or that relate to indebtedness, board composition, governance or control rights, the acquisition or disposition of aircraft or other material assets or that constitute a capital or operating lease (the "B MATERIAL CONTRACTS"), are valid and in full force and effect, and neither B nor, to B's knowledge, any other party to any such contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would (a) constitute a default, (b) give rise to a right of termination on the part of any other party thereto, (c) result in the acceleration of any payments due or (d) give rise to the imposition of any fees, penalties, payments or other charges that would not otherwise apply, under the provisions of any such B Material Contract. Section 3.16 of the B Disclosure Schedule sets forth a true and correct list of the B Material Contracts, as amended, supplemented, waived or otherwise modified, including, for each such B Material Contract, the date thereof and the names of each of the parties thereto. B has heretofore made available to the Company and A a complete and correct copy of each such B Material Contract. Neither B nor, to the knowledge of B, any of its affiliates has entered into any agreement or arrangement limiting or otherwise restricting B or any of its affiliates or successors from engaging or competing in any line of business or in any geographic area.

         SECTION 3.17. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by B for inclusion or incorporation by reference in the Registration Statement (as defined below), including the Joint Proxy Statement/Prospectus (as defined below) contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to B) in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the HBCA.

         SECTION 3.18. INTELLECTUAL PROPERTY. (a) SECTION 3.18(a) of the B Disclosure Schedule sets forth a true, correct and complete list of all material specified in clause (i) or (iv) below that is registered, or pending registration, with any Governmental Authority and all material Intellectual Property specified in clause (ii) or (v) below, in each case that is owned by, used by or licensed to B, specifying, as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. "INTELLECTUAL PROPERTY" means all intellectual property in any jurisdiction, including: (i) all trademarks, service marks, brand names, certification marks, trade dress, assumed names, business names, trade names and other indications of origin (including, in each case, the goodwill associated therewith), whether registered or unregistered;
(ii) any and all patent applications, and patents (including letters patent and industrial designs), design registrations, and applications to register industrial designs that issue, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations-in-part, continuations or other continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States, or of any other country; (iii) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, inventor's notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information (whether or not patentable), inventions, invention disclosures, unpatented blue prints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (iv) writings and other copyrightable works of authorship, including computer programs, source code, object code and documentation (whether or not released) databases and documentation therefor, and all copyrights and any non-registered copyrights to any of the foregoing; (v) Internet protocol addresses and networks, including domain names, e-mail addresses, world wide web
(www) and http addresses, network names, network addresses and services; (vi) privacy and publicity rights; (vii) any similar intellectual property or proprietary rights; and (viii) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof and all other rights to any of the foregoing. "B INTELLECTUAL PROPERTY" means the Intellectual Property that is owned by, used by or licensed to B.

         (b) To the knowledge of B, B owns the entire right, title and interest in and to, or has a valid license to use, the B Intellectual Property (including, without limitation, the right to use and, with respect to the Intellectual Property owned by B, the right to license the same). There are no pending, or to the knowledge of B, threatened in writing actions, claims or proceedings of any nature affecting or relating to the B Intellectual Property. There are no notices or claims currently pending or received by B that claim infringement of or by any B Intellectual Property. There is, to the knowledge of B, no reasonable basis upon which any claim may be asserted by or against B for infringement or misappropriation of or by any B Intellectual Property. All letters patent, registrations and certificates issued by any Governmental Authority relating to the B Intellectual Property and all licenses and other agreements pursuant to which B uses the B Intellectual Property are valid and subsisting, have been properly maintained and neither B nor, to the knowledge of B, any third party, is in default or violation thereunder. The Intellectual Property owned or licensed by B constitutes all Intellectual Property necessary to conduct the business as it is presently conducted.

         SECTION 3.19. ASSETS. Except as would not, individually or in the aggregate, have a B Material Adverse Effect, the assets, properties, rights and contracts held by B are sufficient to permit B to conduct its business as currently being conducted. All assets and property owned or leased by B are owned free and clear of all Liens except for (i) those Taxes and general assessments not in default and payable without penalty or interest and (ii) those that do not materially adversely interfere with any present or planned use of such property.

         SECTION 3.20. AIRCRAFT; MAINTENANCE. Section 3.20 of the B Disclosure Schedule sets forth a true, correct and complete list of all aircraft owned by B and all lease, sublease or other agreements (including without limitation by means of one or more capital leases) pursuant to which B operates aircraft, including a description of the type and aircraft number of each such aircraft and the date B placed such aircraft in service or proposes to place such aircraft in service. Each such aircraft is in airworthy condition and is being maintained according to applicable FAA and other applicable regulatory standards and is owned free and clear of Liens.

         SECTION 3.21. ROUTES. Section 3.21 of the B Disclosure Schedule sets forth a true, correct and complete list of all flight routes flown by B.

         SECTION 3.22. OPINION OF FINANCIAL ADVISOR. The Board of Directors of B and the Special Committee have received the written opinion of Morgan Stanley & Co. Incorporated, in customary form, to the effect that, as of the date of this Agreement, the consideration to be received by holders of B Common Stock (other than C, TW, the Company and their respective affiliates) in the B Merger is fair to such stockholders from a financial point of view, a copy of which opinion has been delivered to the Company and A.

         SECTION 3.23. BROKERS; EXPENSES. (a) No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated and SMC and John W. Adams) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of
B. B has heretofore made available to the Company and A a complete and correct copy of all agreements with Morgan Stanley & Co. Incorporated pursuant to which such persons would be entitled to any payment relating to such transactions.

         (b) Except as contemplated by the SMC/Adams Advisory Agreement, B has not funded, reimbursed or otherwise paid for (and has not agreed, or otherwise undertaken any obligation, to fund, reimburse or otherwise pay for) any fees, costs, expenses or other charges to SMC or John W. Adams (other than existing salary and other regular, usual and ordinary course payments to John W. Adams).

         SECTION 3.24. TAKEOVER STATUTES. This Agreement, the ancillary agreements and the transactions contemplated hereby and thereby have been approved in writing by the board of directors of B to the extent necessary for there to be no "Take-over offer" (as defined in Chapter 417E of the HBCA) relating to B or its securities in connection herewith or therewith. As of the date hereof, no "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (including, without limitation, SECTION 415-171 and Section 415-172 and Chapter 417E of the HBCA) is applicable to the B Merger or the other transactions contemplated by this Agreement or any of the ancillary agreements.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF A

         Except as set forth in the financial statements of A referred to in
SECTION 4.07(a) and except as set forth in the Disclosure Schedule (the "A DISCLOSURE SCHEDULE"), in each case delivered by A to B, the Company and TW concurrently with the execution of this Agreement, A hereby represents and warrants to B, the Company and TW that:

         SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) A is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and each subsidiary of A is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of A and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an A Material Adverse Effect. The term "A MATERIAL ADVERSE EFFECT" means (i) any change in or effect on the business of A and its subsidiaries that is materially adverse to the financial condition, business or results of operations of A and its subsidiaries taken as a whole, since December 31, 2000, except for any such changes or effects resulting from this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby or the announcement hereof or thereof or relating to any agreement of the type contemplated by SECTION 116 of the Aviation and Transportation Security Act, PROVIDED that such agreement is reasonably acceptable to TW and approved by the Secretary of the DOT under 49 U.S.C. ss. 41308(c) and receives the prior written approval of the Company and A, and other than any change or effect which adversely affects both A and B, such as any change or effect arising out of general economic conditions not related to the business in which A and B are engaged, or any change or effect which affects the airline industry generally (including, but not limited to, a material change in the price of fuel and changes resulting from the terrorist attacks against the United States on September 11, 2001).

         (b) Each of Aloha Airlines, Inc. and Aloha IslandAir, Inc. is a "citizen of the United States" as defined in the Federal Aviation Act and is an "air carrier" within the meaning of the Federal Aviation Act operating pursuant to the terms of an exemption authority and (i) in the case of Aloha Airlines, Inc., the certificate of public convenience and necessity duly issued to it by the DOT and (ii) in the case of Aloha IslandAir, Inc., an air taxi operator commuter air carrier registration, which certificates, registrations and authorities are in full force and effect and are adequate for the conduct of the businesses that each of such subsidiaries of A is conducting. Each of A and its subsidiaries possesses all other certificates, licenses, permits, authorizations and approvals of Governmental Authorities (including without limitation the FAA and the FCC) necessary to own, lease and operate its properties and to conduct the business that each of A and its subsidiaries is conducting (together with those certificates referred to in the preceding sentence, the "A PERMITS"), except where the failure to possess such A Permits would not, individually or in the aggregate, have an A Material Adverse Effect.

         (c) The A Disclosure Schedule lists all subsidiaries of A and all other persons in which A has any ownership, partnership, voting or joint venture interest. To the knowledge of A, all the outstanding shares of capital stock of, or other ownership interests in, each such subsidiary (and, to the extent beneficially owned by A, other person) (i) have been validly issued and are fully paid and nonassessable and (ii) except for director qualifying shares, are owned directly or indirectly by A, free and clear of all Liens, including, without limitation, in respect of restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

         SECTION 4.02. ARTICLES OF INCORPORATION AND BYLAWS. A has heretofore made available to the Company and B a complete and correct copy of the Articles of Incorporation and the Bylaws of A and the equivalent organizational documents of its subsidiaries, each as amended if applicable. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither A nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

         SECTION 4.03. CAPITALIZATION. The authorized capital stock of A consists of (a) 22,483,750 shares of A Class A Common Stock, (b) 4,072,829 shares of A Class B Common Stock, (c) 111,726 shares of Series A 12% Redeemable Cumulative Preferred Stock, face value $28.50 per share, of A (the "A SERIES A PREFERRED STOCK"), (d) 20,000 shares of A Series B Preferred Stock and (e) 100,000 shares of A Series C Preferred Stock. As of the close of business on December 18, 2001, (i) 4,442,991 shares of A Class A Common Stock, 2,927,174 shares of Class B Common Stock, no shares of A Series A Preferred Stock, 5,308 shares of A Series B Preferred Stock and 15,000 shares of A Series C Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of any series or class of capital stock of A were owned by A or held in the treasury of A or owned by


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any subsidiaries of A and (iii) 483,680 shares of A Class A Common Stock were reserved for future issuance pursuant to the A Stock Option Plan, options in respect of 483,000 shares of A Class A Common Stock were outstanding and options in respect of 403,000 shares of A Class A Common Stock were vested and exercisable at a weighted average exercise price of $4.21 per share. Immediately prior to the Effective Time on the Closing Date after the conversion of the A Series B Preferred Stock in accordance with Section 2.01(a)(i), the issued and outstanding shares of capital stock of A shall consist exclusively of: 5,524,496 shares of A Class A Common Stock, 2,927,174 shares of Class B Common Stock, no shares of A Series A Preferred Stock, no shares of A Series B Preferred Stock and 15,000 shares of A Series C Preferred Stock, all of which will be validly issued, fully paid and nonassessable. Except for the options granted pursuant to the A Stock Option Plan and the rights of holders of shares of A Series B Preferred Stock to convert such shares into A Class A Common Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of A or any subsidiary of A or obligating A or any subsidiary of A to issue or sell any shares of capital stock of, or other equity interests in, A or any subsidiary of
A. All A Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of A or any subsidiary of A to repurchase, redeem or otherwise acquire any shares of capital stock of A or any subsidiary of A. Except for its ownership interests in its subsidiaries described in the A Disclosure Schedule, neither A nor any subsidiary of A beneficially owns directly or indirectly or has agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for, any of the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of A or any subsidiary of A to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

         SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. A has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which A is a party, subject (in the case of the consummation of the A Merger only) to obtaining the required approval of the stockholders of A, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of A are necessary to authorize this Agreement or any of the ancillary agreements to which A is a party or to consummate the transactions contemplated hereby or thereby (other than, with respect to the A Merger only, the approval and adoption of this Agreement by the vote of the stockholders described in Section 4.15 and the filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DGCL or the DLLCA, as the case may be). Each of this Agreement and the ancillary agreements to which A is a party has been duly and validly executed and delivered by A and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of A, enforceable against A in accordance with its terms.


                                       31
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         SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The
execution and delivery of this Agreement and the ancillary agreements to which A is a party by A do not, and the performance of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of A or its subsidiaries, (ii) assuming that all consents, approvals, authorizations, notifications and other actions identified in Section 4.05(b) of the A Disclosure Schedule have been obtained and all filings and obligations described in Section 4.05(b) have been made or complied with, conflict with or violate any Law applicable to A or any of its subsidiaries or by which any property or asset of A or any of its subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of A or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have an A Material Adverse Effect, have a material adverse effect on the ability of A to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         (b) The execution and delivery of this Agreement and the ancillary agreements to which A is a party by A do not, and the performance of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the notice requirements of the FCC, FAA and DOT, state takeover laws, WARN, the notice requirements of the Hawaii Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaii antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have an A Material Adverse Effect, have a material adverse effect on the ability of A to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.06. PERMITS; COMPLIANCE. No suspension or cancellation of any of the A Permits is pending or, to the actual knowledge of A, threatened, except where the failure to have, or the suspension or cancellation of, any of the A Permits would not, individually or in the aggregate, have an A Material Adverse Effect. Neither A nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to A or any of its subsidiaries or by which any property or asset of A or any of its subsidiaries is bound or affected, (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which A or any subsidiary of A is a party or by which A or any of its subsidiaries or any property or asset of A or any of its subsidiaries is bound or affected or (c) any


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


A Permits, except for any such defaults or violations that would not, individually or in the aggregate, have an A Material Adverse Effect.

         SECTION 4.07. FINANCIAL STATEMENTS. (a) A's audited consolidated financial statements (including, in each case, any notes thereto) at and for the years ended December 31, 2000, 1999 and 1998 and A's unaudited consolidated financial statements (including, in each case, any notes thereto) at and for the nine months ended September 30, 2001 (collectively, the "A FINANCIAL STATEMENTS"), true and complete copies of which have been previously delivered to B, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position and results of operations of A and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring audit adjustments which were not and are not expected, individually or in the aggregate, to have an A Material Adverse Effect).

         (b) A has no known liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would, individually or in the aggregate, have an A Material Adverse Effect.

         (c) A is not indebted to any director, officer, employee or agent of A (except for amounts due as normal salaries and bonuses and payments due to agents under contracts and in reimbursement of ordinary course expenses) and no such person is indebted to A, and there have been no other transactions of the type which would be required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act since December 31, 2000, but for the fact that neither A nor any subsidiary of A is subject to the Exchange Act and does not file reports thereunder.

         (d) A has no commitments, obligations or plans for capital expenditures or otherwise involving cash payments in excess of an aggregate of $2,000,000 expected to be paid or to become payable either within 12 months from the date hereof or as a result of the Mergers, other than (i) pursuant to A Material Contracts (as defined below), (ii) pursuant to SECTION 9.05 or (iii) other payments pursuant to this Agreement and the ancillary agreements.

         SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, except as contemplated by this Agreement or any of the ancillary agreements to which it is a party, each of A and its subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any A Material Adverse Effect or any event or circumstance reasonably likely to result in an A Material Adverse Effect, (b) any material change by A in its accounting (tax, financial or otherwise) methods, principles or practices, (c) any revaluation by A or any of its subsidiaries of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by A or any of its subsidiaries into any commitment or transaction material to A and its subsidiaries taken as a whole or any amendment or modification to, or waiver or relinquishment of any rights under, any A Permit or A Material Contract, other than after the date hereof in the regular, usual and ordinary course of business, (e)


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


any declaration, setting aside or payment of any dividend or distribution in respect of the A Shares or any redemption, purchase or other acquisition of any of its securities, (f) any split, combination or reclassification of any of the capital stock of A or any of its subsidiaries or any issuance, or the authorization of any issuance, of any securities in respect of, in lieu of or in substitution for shares of capital stock of A or any of its subsidiaries, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan relating to any employee of A or of any subsidiary of A, or any other increase in the compensation payable or to become payable to any officers or key employees of A or any of its subsidiaries, except as required by Law or any existing agreement or plan.

         SECTION 4.09. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of A, threatened in writing against A or any of its subsidiaries, or any property or asset of A or any of its subsidiaries, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have an A Material Adverse Effect or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements. Neither A or any of its subsidiaries nor any property or asset of A or any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of A, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator having, individually or in the aggregate, an A Material Adverse Effect.

         SECTION 4.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, policy, commitment, program, arrangement and contract (including, without limitation, any employee benefit plan, as defined in SECTION 3(3) of ERISA, sponsored, maintained or contributed to, or to which there is an obligation to contribute, by A, or with respect to which A could incur liability under Title IV of ERISA, including, but not limited to, SECTION 4069, 4212(c) or 4204 of ERISA (the "A BENEFIT PLANS"), A has delivered or made available to B and the Company a true and correct copy of (i) the most recent summary plan description related to each A Benefit Plan and all amendments thereto for which a summary plan description is required, (ii) each trust agreement relating to such Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS, (iv) the most recent actuarial report and/or financial statement, if any, relating to an A Benefit Plan, (v) the most recent determination letter, if any, issued by the IRS with respect to any A Benefit Plan qualified under SECTION 401(a) of the Code, (vi) all material communications with any Governmental Authority (including the Pension Benefit Guaranty Corporation and the IRS) given or received within the last three years, and (vii) a description of all unwritten A Benefit Plans, if any.

         (b) To the knowledge of A, each A Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the A Benefit Plans as of the date hereof have been timely made or have been reflected on A's most recent consolidated balance sheet. All of the A Benefit Plans are in compliance with all applicable requirements of Law, including ERISA and the Code, except to the extent that any such noncompliance would not have an A Material Adverse Effect.


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


         (c) There are no pending actions, claims or lawsuits that have been asserted regarding the A Benefit Plans directly or, to the knowledge of A, against any fiduciary of any A Benefit Plan with respect to their operation (other than routine benefit claims) which could result in liability.

         (d) There is no A Benefit Plan that is a "multiemployer plan" (within the meaning of SECTION 3(37) of ERISA).

         (e) Each A Benefit Plan which is a "group health plan" (as defined in SECTION 607(1) of ERISA) is in compliance with SECTION 601 et seq. of ERISA, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local law.

         (f) Neither A nor any subsidiary of A is a party to any collective bargaining or other labor union contract applicable to persons employed by A or any subsidiary of A and neither A nor any subsidiary of A is negotiating any collective bargaining agreements. As of the date hereof, there is no labor dispute, strike or work stoppage against A or any subsidiary of A pending or, to the knowledge of A, threatened in writing which may interfere with the business activities of A, except where such dispute, strike or work stoppage would not have an A Material Adverse Effect. As of the date hereof, to the knowledge of A, none of A or any subsidiary of A or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the business of A or any of its subsidiaries, and there is no charge or complaint against A or any subsidiary of A by the National Labor Relations Board or any comparable federal or state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have an A Material Adverse Effect.

         (g) A has delivered to B true and correct copies of (i) all employment agreements with officers of A and the subsidiaries of A; (ii) all severance plans, agreements, programs and policies of A and the subsidiaries of A with or relating to their employees; (iii) all plans, programs, agreements and other arrangements intended to satisfy the performance-based exception under SECTION 162(m) of the Code; and (iv) all plans, programs, agreements and other arrangements of A and the subsidiaries of A with or relating to their respective employees which contain change in control provisions.

         (h) Except as required by Law, no A Benefit Plan provides, or has liability with respect to, retiree medical or other retiree welfare benefits to any person.

         (i) A is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of SECTION 280G of the Code (disregarding SECTION 280G(b)(4) of the Code).

         (j) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of A to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any current or former employee of A; (iii) reasonably be expected to result in any "excess parachute payment" under SECTION 280G of the Code; or (iv) result in any material liability to any present or former employee, including as a result of WARN.

         (k) A has no material liability, whether absolute or contingent, including any material obligations under any A Benefit Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (l) A has not entered into any transaction with any A Benefit Plan.

         (m) In respect of all employees of A (other than A's current Chief Executive Officer and A's current Chief Financial Officer), liabilities of A and its subsidiaries in respect of any (i) severance payments and (ii) payments in respect of the cancellation of outstanding A Options in accordance with SECTION
2.05 hereof, arising in connection with the consummation of the A Merger, shall not exceed $1,300,000 in the aggregate.

         (n) SECTION 4.10(n) of the A Disclosure Schedule sets forth (i) a true and correct list of all individuals who would be entitled to severance payments pursuant to an individual agreement with A or any of its subsidiaries and the amount of cash severance payments to which each such person would be entitled and (ii) with respect to any formal or informal severance program, plan or arrangement of A or any of its subsidiaries that does not involve an individual agreement between A or any of its subsidiaries and any individual, (A) a brief written description of such program, plan or arrangement and (B) the number of individuals entitled to severance benefits under such program, plan or arrangement.

         (o) To the knowledge of A based on a good faith interpretation of the Stabilization Act, (i) except as set forth in SECTION 4.10(o) of the A Disclosure Schedule, no A employee's or officer's total compensation (within the meaning of the Stabilization Act) exceeded $300,000 in calendar year 2000 and
(ii) with respect to any persons so identified pursuant to clause (i), A has not made or promised to make any payments or taken any action which may adversely affect the Company's ability to obtain a Federal credit instrument under SECTION 101(a)(1) of the Stabilization Act.

         SECTION 4.11. TAXES. Each of A and each subsidiary of A (i) has prepared and timely filed all material Tax Returns required to be filed by any of them, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) have paid all Taxes required to be shown to be due on such Tax Returns; (iii) are not parties to any tax sharing agreement or arrangement other than with each other; (iv) have withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against A or any subsidiary of A that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of A except for Taxes that are not yet due and payable.

         SECTION 4.12. ENVIRONMENTAL MATTERS. To the knowledge of A, except as would not, individually or in the aggregate, have an A Material Adverse Effect:
(i) neither A nor any of its subsidiaries is in violation of any Environmental Law; (ii) none of the properties owned, leased or operated exclusively by A or any of its subsidiaries is contaminated with any Hazardous Substance; (iii) none of A or any of its subsidiaries is currently liable (as a result of an existing condition) to undertake investigation or remediation, or to share the costs of investigations or remediation, or to pay any other costs, with respect to any contamination under Environmental Laws or relating to Hazardous Substances; (iv) neither A nor any of its subsidiaries is liable to pay any amount or to undertake any action under any Environmental Law; (v) each of A and its subsidiaries has all requisite Environmental Permits; (vi) each of A and its subsidiaries is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of A, threatened claims against A or any of its subsidiaries relating to any Environmental Law or Hazardous Substance; and (viii) each of A and its subsidiaries has made available true and correct copies of any environmental reports commissioned or received by it within the last five years to each of B and the Company.

         SECTION 4.13. INSURANCE. A has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire, terrorism, war and other risks insured against by extended coverage, as to the knowledge of A is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those owned or leased by A and its subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of A or any of its subsidiaries or any properties owned, occupied or controlled by A or any of its subsidiaries, in such amount as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of A and its subsidiaries. The execution, delivery, performance and consummation of this Agreement and the ancillary agreements will not affect the insurance coverage of A and its subsidiaries.

         SECTION 4.14. BOARD APPROVAL. The Board of Directors of A has, on December 18, 2001, unanimously (i) approved this Agreement, the A Merger and the ancillary agreements to which A is a party, (ii) determined that this Agreement, the A Merger and the ancillary agreements to which A is a party are in the best interests of A and its stockholders and that the terms of this Agreement, the A Merger and the ancillary agreements to which A is a party are advisable and fair to A and its stockholders, (iii) determined to recommend that the stockholders of A approve and adopt this Agreement and the A Merger Agreement and (iv) resolved to elect, to the extent permitted by Law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations of any jurisdiction (including SECTIONs 415-171 and 172 and Chapter 417E of the HBCA) that may purport to be applicable to this Agreement or any ancillary agreement.

         SECTION 4.15. VOTE REQUIRED. The only vote of the holders of any class or series of capital stock of A necessary to approve this Agreement, the ancillary agreements to which A is a party, the A Merger and the other transactions contemplated hereby and thereby is the affirmative vote of the holders of at least 75% of the outstanding A Shares, voting together as a class, to approve and adopt the A Merger as provided for in this Agreement.

         SECTION 4.16. CERTAIN AGREEMENTS. All contracts which would be required to be listed as an exhibit to any SEC reports of A (if A were a reporting issuer required to file such reports) under the rules and regulations of the SEC and any contracts that would be required to be so listed but for the fact that A is not a reporting issuer and the exception with respect to listing contracts made in the ordinary course of business and all other material contracts that purport to bind A, any of its subsidiaries or any of their respective properties or assets, including all contracts that are with any union or that relate to indebtedness, board composition, governance or control rights, the acquisition or disposition of aircraft or other material assets or that constitute a capital or operating lease (the "A MATERIAL CONTRACTS"), are valid and in full force and effect, and neither A nor, to A's knowledge, any other party to any such contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would (a) constitute a default, (b) give rise to a right of termination on the part of any other party thereto, (c) result in the acceleration of any payments due thereunder or (d) give rise to the imposition of any fees, penalties, payments or other charges to A that would not otherwise apply, under the provisions of any such A Material Contract.
SECTION 4.16 of the A Disclosure Schedule sets forth a true and correct list of the A Material Contracts, as amended, supplemented, waived or otherwise modified, including, for each such A Material Contract, the date thereof and the names of each of the parties thereto. A has heretofore made available to the Company and B a complete and correct copy of each such A Material Contract. Neither A nor, to the knowledge of A, any of its affiliates has entered into any agreement or arrangement limiting or otherwise restricting A or any of its affiliates or successors from engaging or competing in any line of business or in any geographic area.

         SECTION 4.17. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by A for inclusion or incorporation by reference in the Registration Statement, including the Joint Proxy Statement/Prospectus contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to A) in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the HCBA.

         SECTION 4.18. INTELLECTUAL PROPERTY. (a) SECTION 4.18(a) of the A Disclosure Schedule sets forth a true, correct and complete list of all material Intellectual Property specified in clause (i) or (iv) of the definition of Intellectual Property in SECTION 3.18 above that is registered, or pending registration, with any Governmental Authority and all material Intellectual Property specified in clause (ii) or (v) of such definition, in each case that is owned by, used by or licensed to A or any subsidiary of A specifying, as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. "A INTELLECTUAL PROPERTY" means the Intellectual Property that is owned by, used by or licensed to A or any of its subsidiaries.

         (b) To the knowledge of A, A or a subsidiary of A owns the entire right, title and interest in and to, or has a valid license to use, the A Intellectual Property (including, without limitation, the right to use and, with respect to the Intellectual Property owned by A or a subsidiary of A, the right to license the same). There are no pending, or to the knowledge of A, threatened in writing, actions, claims or proceedings of any nature affecting or relating to the A Intellectual Property. There are no notices or claims currently pending or received by A that claim infringement of or by any A Intellectual Property. There is, to the knowledge of A, no reasonable basis upon which any claim may be asserted by or against A or any subsidiary of A for infringement or misappropriation of or by any A Intellectual Property. All letters patent, registrations and certificates issued by any Governmental Authority relating to the Intellectual Property and all licenses and other agreements pursuant to which A or any subsidiary of A uses the A Intellectual Property are valid and subsisting, have been properly maintained and none of A, any subsidiary of A or, to the knowledge of A, any third party, is in default or violation thereunder. The Intellectual Property owned or licensed by A and its subsidiaries constitutes all of the Intellectual Property necessary to conduct the business as it is presently conducted.

         SECTION 4.19. ASSETS. Except as would not, individually or in the aggregate, have an A Material Adverse Effect, the assets, properties, rights and contracts held by A and its subsidiaries are sufficient to permit A and its subsidiaries to conduct its business as currently being conducted. All assets and property owned or leased by A and its subsidiaries are owned free and clear of all Liens except for (i) those Taxes and general assessments not in default and payable without penalty or interest and (ii) those that do not materially adversely interfere with any present or planned use of such property.

         SECTION 4.20. AIRCRAFT; MAINTENANCE. SECTION 4.20 of the A Disclosure Schedule sets forth a true, correct and complete list of all aircraft owned by A and its subsidiaries and all lease, sublease or other agreements (including without limitation by means of one or more capital leases) pursuant to which A or any of its subsidiaries operates aircraft, including a description of the type and aircraft number of each such aircraft and the date A or its subsidiary placed such aircraft in service or proposes to place such aircraft in service. Each such aircraft is in airworthy condition and is being maintained according to applicable FAA regulatory standards and is owned free and clear of Liens.

         SECTION 4.21. ROUTES. SECTION 4.21 of the A Disclosure Schedule sets forth a true, correct and complete list of all flight routes flown by A and its subsidiaries.

         SECTION 4.22. BROKERS; EXPENSES. (a) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of A.

         (b) A has not funded, reimbursed or otherwise paid for (and has not agreed, or otherwise undertaken any obligation, to fund, reimburse or otherwise pay for) any fees, costs, expenses or other charges to Mercer in connection with such transactions and all other obligations of A or any of its subsidiaries to Mercer are set forth in agreements provided by A to B and the Company.

         SECTION 4.23. TAKEOVER STATUTES. This Agreement, the ancillary agreements and the transactions contemplated hereby and thereby have been approved in writing by the board of directors of A to the extent necessary for there to be no "Take-over offer" (as defined in Chapter 417E of the HBCA) relating to A or its securities in connection herewith or therewith. As of the date hereof, no "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (including, without limitation, SECTION 415-171 and SECTION 415-172 and

Chapter 417E of the HBCA) is applicable to the A Merger or the other transactions contemplated by this Agreement or any of the ancillary agreements.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF TW AND THE COMPANY

         TW and the Company, jointly and severally, hereby represent and warrant to A and B that:

         SECTION 5.01. ORGANIZATION AND QUALIFICATION; OPERATIONS. Each of TW and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. As of the Closing Date, each of the New Company Subsidiaries (as defined below) will be a Delaware limited liability company or Delaware corporation, as applicable, that is duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, each of the New Company Subsidiaries will have been formed solely for the purpose of engaging in the transactions contemplated hereby. The Company has not engaged in any business activities, has not conducted any operations, has no assets, properties or rights and has no liabilities or obligations (whether accrued, absolute, contingent, known or unknown or otherwise), other than as expressly contemplated by this Agreement and the ancillary agreements. As of the Closing Date, none of the New Company Subsidiaries will have engaged in any business activities, will have conducted any operations, will have any assets, properties or rights or will have any liabilities or obligations (whether accrued, absolute, contingent, known or unknown or otherwise), other than as expressly contemplated by this Agreement and the ancillary agreements. Except for the New Company Subsidiaries, each of which will be a direct, wholly-owned subsidiary of the Company, neither the Company nor any subsidiary of the Company beneficially owns directly or indirectly and, except as expressly contemplated by this Agreement or the ancillary agreements, has agreed to purchase or otherwise acquire, any of the capital stock of or other equity interest in, or any interest convertible into or exchangeable or exercisable for, any of the capital stock or any other equity interest in any corporation, partnership, joint venture or other business association or entity. Except as expressly contemplated by this Agreement or the ancillary agreements and except for investments in the New Company Subsidiaries not to exceed $4,000 in the aggregate, there are no outstanding contractual obligations of the Company or any subsidiary of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Each of TW and the Company is a "citizen of the United States" (as defined in the Federal Aviation Act) and, as of the Closing Date, each the New Company Subsidiaries will be a "citizen of the United States" (as defined in the Federal Aviation Act).

         SECTION 5.02. ORGANIZATIONAL DOCUMENTS. The Company heretofore has made available to A and B a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company, and prior to the Closing Date will have made available to A and B complete and correct copies of the equivalent organizational documents of each of the New Company Subsidiaries. The Certificate of Incorporation and Bylaws of the Company are each in full force and effect and, as of the Closing Date, the equivalent organizational documents of each of the New Company Subsidiaries will each be in full force and effect. The Company is not (and, as of the Closing Date, none of the New Company Subsidiaries will be) in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

         SECTION 5.03. CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of the Company consists of 87,301,151 shares of Company Common Stock and no shares of Preferred Stock. Until immediately before the Effective Time, 13,968,184 shares of Company Common Stock will be the only issued and outstanding shares of capital stock of the Company and will be held exclusively by TW or its permitted assign. Except as otherwise contemplated by this Agreement and the ancillary agreements, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, vote or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. Except as otherwise contemplated by this Agreement and the ancillary agreements, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

         (b) As of the Closing Date, all outstanding membership interests (or, if applicable shares of the capital stock) of each of the New Company Subsidiaries will have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any Lien.

         SECTION 5.04. AUTHORITY RELATIVE TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. Each of TW and the Company has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. As of the Closing Date, each of Newco A Sub and Newco B Sub (i) will have adopted and approved this Agreement and the A Merger and the B Merger, as the case may be, by all requisite action (required for a limited liability company or corporation, as the case may be) and (ii) will have all necessary corporate power and authority to execute and deliver the ancillary agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the ancillary agreements to which it is a party by each of TW, the Company, Newco A Sub and Newco B Sub and the consummation by TW, the Company, Newco A Sub and Newco B Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of TW or the Company, as the case may be, are necessary to authorize this Agreement and the ancillary agreements to which it is a party or to consummate the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by each of Newco A Sub and Newco B Sub and the consummation by Newco A Sub and Newco B Sub, respectively, of the transactions contemplated thereby will have been duly and validly authorized by all necessary action, and no other proceedings on the part of Newco A Sub or Newco B Sub, as the case may be, will be necessary to authorize the ancillary agreements to which it is a party or to consummate the transactions contemplated thereby. Each of this Agreement and the ancillary agreements to which it is a party has been duly and validly executed and delivered by each of TW and the Company and, assuming, in each case, the due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of TW and the Company enforceable against TW and the Company in accordance with its terms. As of the Closing Date, each of the ancillary agreements to which it is a party will have been duly and validly executed and delivered by each of Newco A Sub and Newco B Sub, and assuming, in each case, the due authorization, execution and delivery by each of the other parties thereto, will constitute a legal, valid and binding obligation of Newco A Sub and Newco B Sub, as the case may be, enforceable against Newco A Sub and Newco B Sub, as the case may be, in accordance with its terms.

         SECTION 5.05. NO CONFLICT; REQUIRED FILING AND CONSENT. (a) The execution and delivery of this Agreement and the ancillary agreements to which it is a party by TW and the Company does not, and the performance of this Agreement and the ancillary agreements to which it is a party by TW and the Company, as the case may be, and the consummation of the transactions contemplated hereby and thereby by Newco A Sub and Newco B Sub, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of TW or the Company, as the case may be, (ii) assuming that all consents, approvals, authorizations, notifications and other actions described in SECTION 5.05(b) have been obtained and all filings and obligations described in SECTION 5.05(b) have been made or complied with, conflict with or violate any Law applicable to TW or the Company or by which any property or asset of TW or the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of TW or the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the Company or TW or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub will not, and the performance of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub, as the case may be, will not, (i) conflict with or violate the Certificate of Limited Liability Company (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation or Bylaws) of Newco A Sub or Newco B Sub, as the case may be, (ii) assuming that all consents, approvals, authorizations, notifications and other actions described in SECTION 5.05(b) have been obtained and all filings and obligations described in SECTION 5.05(b) have been made or complied with, conflict with or violate any Law applicable to Newco A Sub or Newco B Sub or by which any property or asset of Newco A Sub or Newco B Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Newco A Sub or Newco B Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the Company, TW, Newco A Sub or Newco B Sub or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         (b) The execution and delivery of this Agreement and the ancillary agreements to which it is a party by TW and the Company do not, and the performance of this Agreement and the ancillary agreements to which it is a party by TW and the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Trust Indenture Act, Blue Sky Laws, WARN, the notice requirements of the FCC, FAA and DOT, state takeover laws, the notice requirements of the Hawaiian Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaiian antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA, the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and as disclosed in the A Disclosure Schedule and the B Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, have a material adverse effect on the Company or TW or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub do not, and the performance of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Trust Indenture Act, Blue Sky Laws, WARN, the notice requirements of the FCC, FAA and DOT, state takeover laws, the notice requirements of the Hawaiian Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaiian antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA, the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and as disclosed in the A Disclosure Schedule and the B Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, have a material adverse effect on the Company, TW, Newco A Sub or Newco B Sub or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

         SECTION 5.06. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of the Company or TW, threatened in writing against TW, the Company or any of their respective subsidiaries, or any property or asset of TW, the Company or any of their respective subsidiaries, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have a material adverse effect on the Company or TW or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements.

         SECTION 5.07. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by TW or the Company for inclusion or incorporation by reference in the Registration Statement, including the Joint Proxy Statement/Prospectus contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to the Company) in all material respects with the provisions of the Securities Act, the Exchange Act and the HBCA.

         SECTION 5.08. BROKERS. No broker, finder or investment banker (other than as provided in the Advisory Agreements) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

         SECTION 5.09. TAXES. The Company and its subsidiaries: (i) have prepared and timely filed all material Tax Returns required to be filed by them, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) have paid all Taxes required to be shown to be due on such Tax Returns; (iii) are not parties to any Tax sharing agreement or arrangement other than with each other; (iv) have withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against the Company that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of the Company except for Taxes that are not yet due and payable.

         SECTION 5.10. NO OPERATIONS OR LIABILITIES. Except as expressly contemplated or permitted by this Agreement or any ancillary agreement, each of the Company and its subsidiaries has not (a) engaged in any business operations or transactions, (b) entered into any contract or agreement or (c) incurred any liabilities.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGERS

         SECTION 6.01. CONDUCT OF BUSINESS BY B PENDING THE B MERGER. Prior to the Effective Time (except as expressly contemplated, required or permitted by this Agreement or any of the ancillary agreements, as set forth in SECTION 6.01 of the B Disclosure Schedule, or to the extent that the Company and A shall otherwise consent in writing, which consent shall not be unreasonably withheld):

         (a) ORDINARY COURSE. B shall carry on its business in the usual, regular and ordinary course and shall use its reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with suppliers, tour wholesalers, travel agents, code share partners and others having business dealings with it. Notwithstanding the foregoing, B may enter into agreements of the type contemplated by SECTION 116 of the Aviation and Transportation Security

Act, provided that such agreements are approved by the Secretary of the DOT under 49 U.S.C. ss. 41308(c) and receive the prior written approval of the Company and A.

         (b) DIVIDENDS; CHANGES IN STOCK. B shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock.

         (c) ISSUANCE OF SECURITIES. B shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of up to 3,033,000 shares of B Common Stock upon the exercise of stock options granted under the B Option Plans outstanding on the date of this Agreement and in accordance with the present terms of such options and (ii) the issuance of up to 1,166,470 shares of B Common Stock to B's Pilots' 401(k) Plan in accordance with its obligations under the Pilot Allocation Agreement.

         (d) GOVERNING DOCUMENTS. B shall not amend or propose to amend its Articles of Incorporation or Bylaws.

         (e) NO ACQUISITIONS. B shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) NO DISPOSITIONS. B shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets other than (i) sales in the ordinary course of business consistent with past practice and (ii) equipment and property no longer used in the operation of its business.

         (g) INDEBTEDNESS. B shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of B or its subsidiaries or guarantee any debt securities of others, except for borrowings under B's existing credit agreements and overnight borrowings to the extent in the usual, regular and ordinary course of business.

         (h) TAX AND ACCOUNTING MATTERS. B shall not (i) make any Tax election that is inconsistent with past practices or settle or compromise any Tax liability of B, (ii) change its fiscal year or (iii) except as required by U.S. GAAP, change its methods of accounting in effect at December 31, 2000.

         (i) MATERIAL CONTRACTS. B shall not modify amend or terminate any material contract or agreement to which it is a party or waive, release or assign any material rights or claims except in the usual, regular and ordinary course of business. B shall not enter into any agreement or arrangement that limits or otherwise restricts B or any of its respective affiliates or any successor thereto, or that could, after the Closing, limit or restrict the Company or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area.

         (j) EMPLOYEE BENEFITS. B shall not (i) grant any increase in the compensation or benefits payable or provided to any of its directors, officers or employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any of the existing B Benefit Plans as in effect on the date hereof to any director, officer or employee, (iii) enter into any new or amend any existing employment, severance, retention or termination agreement with any such director, officer or employee, (iv) except as may be required to comply with applicable Law, adopt or become obligated under any employee benefit plan, program or arrangement that was not both in existence on the date hereof and disclosed in the B Disclosure Schedule or the B SEC Reports prior to the date hereof or amend any such plan in existence on the date hereof to enhance the benefits thereunder; (v) to the knowledge of B based on a good faith interpretation of the Stabilization Act, take any action that may adversely affect the Company's ability to obtain a Federal credit instrument under the Stabilization Act; or (vi) make any payments to any individual in respect of any severance obligations or in respect of the cancellation or repurchase of any B Options held by any such person. Notwithstanding the foregoing provisions of this clause (j), nothing herein shall prohibit B from
(A) taking actions required under any existing collective bargaining, employment or other similar agreements or B Benefit Plans or any Law applicable thereto, to which it is a party on the date of this Agreement and that are disclosed in the B Disclosure Schedule or B SEC Reports prior to the date hereof, (B) paying any individual listed on SECTION 6.01(j)(B) of the B Disclosure Schedule the Cash-Out Amount (within the meaning set forth in SECTION 3.10(n) hereof) with respect to each outstanding and unexercised B Option then held by such person, in consideration for the cancellation of such B Options, in an amount not to exceed the aggregate Cash-Out Amount set forth on SECTION 6.01(j)(B) of the Disclosure Schedule opposite such person's name (PROVIDED that (1) such payment shall be conditioned upon the execution and delivery of a written receipt by such person to B of the consideration received for the cancellation of such B Options, in a form prescribed by B that is reasonably satisfactory to A and the Company, (2) no such payment shall be made if such payment may, to the knowledge of B based on a good faith interpretation of the Stabilization Act, adversely affect the Company's ability to obtain a U.S. federal credit instrument under the Stabilization Act and (3) such payment and cancellation of B Options is made by B in compliance with all applicable Laws, including applicable securities
Laws), (C) taking all necessary actions to notify individuals holding options granted under the B 1996 Option Plans prior to such options' acceleration and termination (such notice to include the method and timing for exercising such options) under the terms of the B 1996 Option Plans, (D) as and to the extent permitted by Law, providing additional or supplemental payments and/or benefits with an aggregate net present value not to exceed $800,000, with a view to minimizing any adverse effect on the Company's cash position, to the extent B deems prudent in connection with keeping available services of the current B officers and employees and otherwise as part of B's good business practice and
(E) making the payment described in SECTION 6.01(j)(E) of the B Disclosure Schedule. Notwithstanding anything herein to the contrary, (i) in no event shall the payments made by B pursuant to clause (B) of the preceding sentence of this
SECTION 6.01(j) exceed $1,049,545 in the aggregate and (ii) in no event shall any payment pursuant to this SECTION 6.01(j) be made if such payment may, to the knowledge of B based on a good faith interpretation of the Stabilization Act, adversely affect the Company's ability to obtain a U.S. federal credit instrument under the Stabilization Act.

         SECTION 6.02. CONDUCT OF BUSINESS BY A PENDING THE A MERGER. Prior to the Effective Time (except as expressly contemplated, required or permitted by this Agreement or any of the ancillary agreements, as set forth in SECTION 6.02 of the A Disclosure Schedule, or to the extent that the Company and B shall otherwise consent in writing, which consent shall not be unreasonably withheld):

         (a) ORDINARY COURSE. A and its subsidiaries shall carry on their business in the usual, regular and ordinary course and shall use their reasonable efforts to (i) preserve intact their present business organizations,
(ii) keep available the services of their present officers and employees, and
(iii) preserve their relationships with suppliers, tour wholesalers, travel agents, code share partners and others having business dealings with them. Notwithstanding the foregoing, A and its subsidiaries may enter into agreements of the type contemplated by SECTION 116 of the Aviation and Transportation Security Act, provided that such agreements are approved by the Secretary of the DOT under 49 U.S.C. ss. 41308(c) and receive the prior written approval of the Company and B.

         (b) DIVIDENDS; CHANGES IN STOCK. A shall not, and A shall not permit any of its subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock.

         (c) ISSUANCE OF SECURITIES. A shall not, and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of up to 483,000 shares of A Common Stock upon the exercise of stock options, in accordance with the present terms of such options, which options are outstanding as of the date hereof and were granted under the A Stock Option Plan and (ii) issuances by any wholly-owned subsidiary of A of its capital stock to A or another wholly-owned subsidiary of A so long as A will, after such issuance, directly or indirectly own 100% of the outstanding stock of the issuing wholly-owned subsidiary of A.

         (d) GOVERNING DOCUMENTS. A shall not, and it shall not permit any of its subsidiaries to, amend or propose to amend its Articles of Incorporation or Bylaws or equivalent organizational documents.

         (e) NO ACQUISITIONS. A shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) NO DISPOSITIONS. A shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets other than (i) sales in the ordinary course of business consistent with past practice,
(ii) equipment and property no longer used in the operation of its


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business and (iii) assets related to operations designated as "discontinued
operations" in the A Disclosure Schedule.

         (g) INDEBTEDNESS. A shall not, and it shall not permit any of its subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of A or its subsidiaries or guarantee any debt securities of others, except for borrowings under A's existing credit agreements and overnight borrowings to the extent in the usual, regular and ordinary course of business.

         (h) TAX AND ACCOUNTING MATTERS. A shall not, and it shall not permit any of its subsidiaries to, (i) make any Tax election that is inconsistent with past practices or settle or compromise any Tax liability of A or any of its subsidiaries, (ii) change its fiscal year or (iii) except as required by U.S. GAAP, change its methods of accounting in effect at December 31, 2000.

         (i) MATERIAL CONTRACTS. Neither A nor any of its subsidiaries shall modify, amend or terminate any material contract or agreement to which it is a party or waive, release or assign any material rights or claims except in the usual, regular and ordinary course of business. A shall not, and shall not permit any of its subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts A or any of its subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Closing, limit or restrict the Company or any of its affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area.

         (j) EMPLOYEE BENEFITS. A shall not, and shall not permit any subsidiary of A to, (i) grant any increase in the compensation or benefits payable or provided to any of its directors, officers or employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any of the existing A Benefit Plans as in effect on the date hereof to any director, officer or employee, (iii) enter into any new or amend any existing employment, severance, retention or termination agreement with any such director, officer or employee, (iv) to the knowledge of A based on a good faith interpretation of the Stabilization Act, take any action that may adversely affect the Company's ability to obtain a Federal credit instrument under the Stabilization Act, (v) except as may be required to comply with applicable law, adopt or become obligated under any employee benefit plan, program or arrangement that was not both in existence on the date hereof and disclosed in the A Disclosure Schedule or amend any such plan in existence on the date hereof to enhance the benefits thereunder or (vi) except as set forth herein, make any payments to any individual in respect of severance obligations or in respect of the cancellation of any A Options from any such person. Notwithstanding the foregoing provisions of this clause (j), nothing herein shall prohibit A or any subsidiary of A from taking actions required under any existing collective bargaining, employment or other similar agreements or A Benefit Plans, or under any Law applicable thereto, to which it is a party on the date of this Agreement and that are disclosed in the A Disclosure Schedule.

         SECTION 6.03. CONDUCT OF BUSINESS BY THE COMPANY, NEWCO A SUB AND NEWCO B SUB PENDING THE MERGERS. (a) Prior to the Effective Time (except as expressly


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contemplated, required or permitted by this Agreement or any ancillary agreements or to the extent that A and B shall otherwise consent in writing, which consent shall not be unreasonably withheld), the Company shall not (and shall not permit Newco A Sub or Newco B Sub to) engage in any operations or transactions or otherwise conduct any activities or enter into any contracts or agreements. Notwithstanding the foregoing, the Company may issue such warrants, options and other equity and equity-linked securities, and make such other commitments, to any U.S. federal Governmental Authority in connection with applications for U.S. federal loan guaranties and other benefits as the Board of Directors of each of A, B and the Company may agree from time to time.

         (b) As soon as reasonably practicable after the date hereof, the Company shall (i) form (by filing with the Secretary of State of the State of Delaware, a Certificate of Limited Liability Company in the form attached hereto as EXHIBIT I) and become the sole member of each of two new Delaware limited liability companies named "TurnWorks Acquisition III Sub C, LLC" and "TurnWorks Acquisition III Sub D, LLC" (which shall be Newco A Sub and Newco B Sub, as the case may be, unless a Drop-Down Condition is satisfied), all in compliance with the DLLCA, (ii) form and become the sole stockholder of each of two new Delaware corporations named "TurnWorks Acquisition III Sub A, Inc." and "TurnWorks Acquisition III Sub B, Inc." (which shall be Newco A Sub and Newco B Sub, as the case may be, if a Drop-Down Condition is satisfied), all in compliance with the DGCL, and (iii) cause such newly-formed limited liability companies and corporations (the "NEW COMPANY SUBSIDIARIES") to approve and adopt, in accordance with the DLLCA and the DGCL, as applicable, this Agreement as an agreement and plan of merger within the meaning of the DLLCA and the DGCL, as applicable.

                                   Article VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01. REGISTRATION STATEMENT; TRUST INDENTURE ACT QUALIFICATION. (a) As promptly as practicable after the execution of this Agreement, (i) the Company, A and B shall prepare, and, with the cooperation of A and B, the Company shall file with the SEC, a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT"), which shall include a Joint Proxy Statement/Prospectus ("JOINT PROXY STATEMENT/PROSPECTUS"), in connection with the registration under the Securities Act of the shares of Company Common Stock and the Notes issuable to stockholders of A and B in connection with the Mergers. The Joint Proxy Statement/Prospectus shall satisfy (i) the prospectus delivery requirements under the Securities Act applicable in connection with the issuance of securities to stockholders of A and B in connection with the Mergers, (ii) the proxy rule requirements under the Exchange Act applicable in connection with the meeting of B's stockholders (the "B STOCKHOLDERS' MEETING") to be held to consider approval and adoption of the B Merger as provided for in this Agreement and (iii) the notice requirements under SECTIONs 414-125, 414-313(d) and 414-351(a) of the HBCA applicable in connection with the B Stockholders' Meeting and the meeting of A's stockholders (the "A STOCKHOLDERS' MEETING" and, together with the B Stockholders' Meeting, the "STOCKHOLDERS' MEETINGS") to be held to consider approval and adoption of the A Merger as provided for in this Agreement. The parties shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby, and, prior to the effective date of the Registration Statement, the Company, A and B shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Company Common Stock and the Notes pursuant to the Mergers. Each of the Company, A and B shall furnish all information concerning itself as the other parties may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement/Prospectus to the stockholders of A and B.

         (b) Subject to the application of SECTION 7.02, the Joint Proxy Statement/Prospectus shall include (i) the recommendation of the Board of Directors of B (based on the unanimous recommendation of the Special Committee) to the stockholders of B in favor of approval and adoption of this Agreement and
(ii) the recommendation of the Board of Directors of A to the stockholders of A in favor of approval and adoption of this Agreement.

         (c) The Company shall advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed. Each of the Company, A and B will advise the other parties, promptly after it receives notice thereof, of the issuance of any stop order, the suspension of the qualification of the Company Common Stock and the Notes issuable in connection with the Mergers for offering or sale in any jurisdiction or any request by the SEC for amendment or supplement of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, irrespective of whether such request, comments or responses are oral or written.

         (d) Each of the Company, A and B will cause all documents that such party is responsible for filing with the SEC in connection with the transactions contemplated herein to comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, applicable Delaware Law and the applicable Hawaii Law and the rules and regulations thereunder.

         (e) If at any time prior to the Effective Time any event or circumstance relating to the Company, A or B, or any of their respective officers or directors, should be discovered by such party that should be set forth in an amendment or a supplement to the Registration Statement, such party shall promptly inform the other parties of such event or circumstance and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of A and B.

         (f) Each of the Company, A and B shall use its reasonable best efforts to cause its accountants, counsel, advisors and other agents, and to cause its and its affiliates' designees that are named in the Joint Proxy Statement/Prospectus as persons who shall serve on the Board of Directors of the Company as of the Effective Time, to deliver necessary or required documents and instruments in connection with the Registration Statement, including opinions, consents and certificates.

         (g) The Company shall, as promptly as practicable after receipt thereof, provide the other parties copies of any written comments and advise the other parties of any oral comments with respect to the Joint Proxy Statement/Prospectus received from the SEC. The Company shall give the other parties reasonable opportunity to review and comment on any filing (including amendments and supplements) in connection with the Registration Statement before so filed and will provide the other parties with a copy of each such filing. Notwithstanding any other provision to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of each party, which approval shall not be unreasonably withheld or delayed; PROVIDED that, with respect to documents filed by a party that are incorporated by reference in the Registration Statement or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations.

         (h) A shall use all reasonable efforts to cause to be delivered to the Company and B a letter of PricewaterhouseCoopers, LLP, A's independent auditors, one dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and one dated the Closing Date, each addressed to the Company and B, in form and substance reasonably satisfactory to the Company and B and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (i) B shall use all reasonable efforts to cause to be delivered to the Company and A a letter of Ernst & Young LLP, B's independent auditors, one dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and one dated the Closing Date, each addressed to the Company and A, in form and substance reasonably satisfactory to the Company and A and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (j) The Company shall enter into an indenture with a trustee pursuant to which the Notes shall be issued and the parties shall use all reasonable efforts to cause the indenture to be qualified under the Trust Indenture Act and to cause all necessary filings with the SEC (including those by the trustee) to be promptly made in this regard.

         SECTION 7.02. STOCKHOLDERS' MEETINGS. Unless and until this Agreement has been terminated as permitted by SECTION 9.01, A shall call and hold the A Stockholders' Meeting and B shall call and hold the B Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the A Merger and the B Merger, respectively, this Agreement, the ancillary agreements and the transactions contemplated hereby and thereby, and A and B shall use their respective reasonable efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Each of A and B shall, through its Board of Directors, solicit from its stockholders votes or proxies in favor of the approval and adoption of the Mergers as provided for in this Agreement and recommend such approval and adoption and shall not withdraw or modify, or propose to


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


withdraw or modify, in a manner adverse to the other parties, such recommendation (or announce publicly its intention to do so); PROVIDED, HOWEVER, that neither A nor B shall be obligated with respect to the foregoing provisions of this sentence if (i) A or B, as the case may be, has complied with SECTION 7.04, (ii) an unsolicited bona fide written Superior Proposal is then-outstanding, (iii) A or B, as the case may be, provides at least two full business days' advance notice to the other parties to the effect that it is proposing to take such action, together with the information specified in
SECTION 7.04(b), if applicable, and (iv) in the good faith judgment of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, taking into consideration the advice of independent legal counsel of A or, in the case of B, both independent legal counsel of B and (if appropriate) separate independent legal counsel of the Special Committee, as the case may be, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors of A or, in the case of B, both such Board of Directors and the Special Committee, as the case may be, to the stockholders of A or B, as the case may be, under applicable Law. Unless and until this Agreement has been terminated as permitted by SECTION 9.01(b), each of A and B shall submit this Agreement to its stockholders for approval and adoption whether or not the Board of Directors of A or B (and, in the case of B, if appropriate, the Special Committee), as the case may be, determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of A or B, as the case may be, reject it, and notwithstanding any Takeover Proposal (as defined below).

         SECTION 7.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company, B or A or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date hereof to the Effective Time, each of the Company, A and B shall provide to the other parties and their respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "REPRESENTATIVES"), upon reasonable notice, reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities of the other parties and their subsidiaries and to the books and records thereof to the extent reasonably necessary to plan for post-consummation coordination of the operations of the Company, A and B and to verify that all representations and warranties made hereunder are true and correct. All information obtained by A and B from the other shall be kept confidential pursuant to the Confidentiality Agreement, dated September 19, 2001, between A and B (the "CONFIDENTIALITY AGREEMENT"). Each of the parties agrees that (i) TW and the Company shall have similar obligations to each of A and B as A and B have to each other under the Confidentiality Agreement and (ii) A and B shall have similar obligations to each of TW and the Company as A and B have to each other under the Confidentiality Agreement.

         (b) Each party shall comply with, and shall cause its Representatives to comply with, all of its obligations under the Confidentiality Agreement, if it is a party, and with the last sentence of SECTION 7.03(a).

         (c) No investigations pursuant to this SECTION 7.03, and no knowledge of information obtained in any such investigations prior to the date hereof or the Closing Date (except as set forth in the A Disclosure Schedule or the B Disclosure Schedule), shall affect or be


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


deemed to modify any representations or warranties hereunder. All information obtained pursuant to this SECTION 7.03 shall be kept confidential in accordance with the Confidentiality Agreement.

         SECTION 7.04. NO SOLICITATION. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, neither A nor B shall, and neither shall permit any of its subsidiaries, its or its subsidiaries' Representatives or any of the respective affiliates of the foregoing, to (i) solicit, initiate or encourage the submission of, any Takeover Proposal; (ii) enter into any binding or non-binding agreement with respect to any Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this SECTION 7.04(a)); (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (iv) amend or grant any waiver or release under any confidentiality, standstill or similar agreement, in each case relating to a Takeover Proposal; or (v) with respect to B and except as expressly contemplated by this Agreement with respect to the B Merger, amend or grant any waiver or release or approve any transaction or redeem any rights under the B Rights Agreement; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent A or B or their respective Boards of Directors from (i) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal to the extent required by applicable Law or (ii) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity to the Board of Directors of A or B, as the case may be, if (x) the failure to take such action would, in the good faith judgment of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, taking into consideration the advice of independent legal counsel of A or, in the case of B, both independent legal counsel of B and (if appropriate) separate independent legal counsel of the Special Committee, as the case may be, violate the fiduciary duties of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, to the stockholders of A or B, as the case may be, under applicable Law, (y) (1) financing for such Takeover Proposal, to the extent required, is either then committed and so evidenced by binding written documentation or, in the good faith judgment (taking into consideration the advice of a financial advisor of nationally recognized standing) of such Board of Directors (and, in the case of B, (if appropriate) the Special Committee), is reasonably capable of being obtained by such person or entity within a reasonable time period, and (2) the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, have determined in good faith that (A) such Takeover Proposal, if accepted, would be reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and (B) after consultation with and considering the advice of independent financial advisors of national standing and after taking into account the strategic benefits to be derived from the Mergers and the long term prospects of the Company in the event the Mergers were consummated and after consideration of other matters it deems relevant, would, if consummated, result in a transaction more favorable to the stockholders of A or B, as the case may be, from a financial point of view than the Mergers (a Takeover Proposal satisfying such criteria being a "SUPERIOR PROPOSAL"), and (z) prior to furnishing such non-public

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information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of A or the Board of Directors of B, as the case may be, receives from such person or entity an executed confidentiality agreement with provisions not less favorable to A or B, as the case may be, than those contained in the Confidentiality Agreement, and A or B, as the case may be, provides at least two full business days' advance notice to the other parties to this Agreement to the effect that it is proposing to take such action, together with the information specified in SECTION 7.04(b). For purposes of this Agreement, "TAKEOVER PROPOSAL" means any offer or proposal by any third party (or binding or non-binding agreement by any third party with A or B with respect to, or any public announcement or SEC filing by any third party that indicates an intention to make, such an offer or proposal) (i) for a merger, consolidation, share exchange, recapitalization or other business combination involving A or any of its subsidiaries, or B or any of its subsidiaries or (ii) to acquire in any manner (including by disposition or transfer), directly or indirectly, a 10% or greater equity interest in, 10% or more of the voting securities or capital stock of, or 10% or more of the assets of, A or any of its subsidiaries, or B, other than the transactions contemplated by this Agreement or any of the ancillary agreements.

         (b) With respect to any Takeover Proposal as to which A or B proposes to take any action permitted by clause (ii) of the proviso in SECTION 7.04(a) above, A or B, as applicable, shall notify the other parties to this Agreement of such Takeover Proposal immediately upon its decision to propose to take such action, and shall provide the other parties with the material terms of such Takeover Proposal and the identity of the person making it and all information provided by it to such person in accordance with SECTION 7.04(a) to the extent not previously delivered to the other parties, and shall thereafter convey to the other parties, as promptly as practicable (but in no case later than 24 hours) after it becomes aware thereof, all material changes to such terms and all additional information provided by it to such person to the extent not previously delivered to the other parties. Subject to SECTION 7.04(a), immediately after the execution and delivery of this Agreement, each of A and B will (and, in the case of A, will cause each of its subsidiaries to), and will cause its and its subsidiaries' Representatives to, cease and terminate all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal.

         (c) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, TW shall not, and shall not permit any of its subsidiaries, its or its subsidiaries' Representatives or any of the respective affiliates of the foregoing, to (i) solicit, initiate or encourage the submission of, any Takeover Proposal; (ii) enter into any binding or non-binding agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

         SECTION 7.05. AFFILIATE LETTERS. (a) Prior to the date the Registration Statement becomes effective, B shall deliver to the Company and A a list of names and addresses of those persons who were, in B's reasonable judgment, at the record date for the B Stockholders' Meeting to approve the B Merger, Rule 145 Affiliates of B. B shall use its reasonable best efforts to deliver or cause to be delivered to A prior to the Closing Date, an affiliate letter, in the form attached as EXHIBIT J hereto, executed by each of the Rule 145

Affiliates of B identified in the foregoing list. The Company shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Company Common Stock or Notes to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Company Common Stock or Notes, consistent with the terms of such affiliate letters. B has set forth in
SECTION 7.05(a) of the B Disclosure Schedule the names of those persons who, to its knowledge, are currently Rule 145 Affiliates of B.

         (b) Prior to the date the Registration Statement becomes effective, A shall deliver to the Company and B a list of names and addresses of those persons who were, in A's reasonable judgment, at the record date for the A Stockholders' Meeting to approve the A Merger, Rule 145 Affiliates of A. A shall use its reasonable best efforts to deliver or cause to be delivered to B, prior to the Closing Date, an affiliate letter, in the form attached as EXHIBIT J hereto, executed by each of the Rule 145 Affiliates of A identified in the foregoing list. The Company shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Company Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Company Common Stock, consistent with the terms of such affiliate letters. A shall set forth in SECTION 7.05(b) of the A Disclosure Schedule the names of those persons who, to its knowledge, are currently Rule 145 Affiliates of A.

         SECTION 7.06. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts and shall cooperate fully with each other to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or otherwise to cause the satisfaction of the conditions in Article VIII and to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement and the ancillary agreements (including, without limitation, seeking to cause the condition set forth in SECTION 8.03(f) to be satisfied within 60 days after the date hereof), (ii) obtain from Governmental Authorities in the most expeditious manner practicable any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders required to be obtained or made by the Company, A or B or any of their respective affiliates in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the ancillary agreements, (iii) make as promptly as possible all necessary filings, and thereafter make any other required or advisable submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) the Securities Act, Exchange Act, the Trust Indenture Act and the respective rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and
(C) any other applicable Law and (iv) obtain in the most expeditious manner practicable the consent, approval or appropriate waiver, as the case may be, of each person whose consent or approval is required in connection with the Mergers or the consummation of the transactions contemplated by this Agreement or any of the ancillary agreements, under all material agreements or instruments to which A or any of its subsidiaries, in the case of A, and B is a party (including those designated with an asterisk in the A Disclosure Schedule or the B Disclosure Schedule, as applicable).

         (b) Without limiting SECTION 7.06(a) and subject in all respects to SECTIONs 7.06(c) and 7.06(d), each of the Company, A and B shall use all reasonable efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction, ruling or other order (whether preliminary or permanent) or any other judicial, administrative or legislative action or proceeding (an "ORDER") that would restrict, prevent or prohibit the consummation of the A Merger, the B Merger or any of the other transactions contemplated hereby or by any of the ancillary agreements on or before the date defined in SECTION 9.01(b), including, without limitation, by pursuing all available avenues of administrative and judicial appeal and all available legislative action.

         (c) Without limiting SECTION 7.06(a) and subject in all respects to
SECTION 7.06(d), each of the Company, A and B shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of A (or any of its subsidiaries) or B, as the case may be, provided that any such action is conditioned upon the consummation of the Mergers. A and B agree and acknowledge that, in connection with any filing or submission required, action to be taken or commitment to be made by the Company, A or B, or any of their respective subsidiaries to consummate the Mergers or other transactions contemplated in this Agreement, neither A (or any of its subsidiaries) nor B, as the case may be, without the prior written consent of the Company, may divest any assets, commit to any divestiture of assets or businesses of A (or any of its subsidiaries) or B, as the case may be, or take any other action or commit to take any action that would limit the Company's, A's or B's or any of their respective subsidiaries' freedom of action with respect to, or their ability to retain, any of their businesses, product lines or assets.

         (d) Notwithstanding the foregoing paragraphs of this SECTION 7.06, nothing in this Agreement shall require the Company, A or B to agree to the sale, transfer, divestiture or other disposition of any assets (including any lines of business) of the Company, A or B or any of their respective subsidiaries or any of the other actions contemplated in SECTION 7.06(c) if the Company, A or B concludes that the taking of such action or the making of any commitments or the consequences thereof would be reasonably likely to have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers (without taking into account the effects of any agreement of the type contemplated by SECTION 116 of the Aviation and Transportation Security Act, provided that such agreement is reasonably acceptable to the parties hereto and approved by the Secretary of the DOT under 49 U.S.C. ss. 41308(c)). In addition, notwithstanding the foregoing paragraphs of this SECTION 7.06, nothing in this Agreement shall require the Company, A or B to contest any injunction (other than a temporary restraining order) issued by a court of competent jurisdiction in a proceeding initiated by a Governmental Authority.

         SECTION 7.07. NOTIFICATION REQUIREMENTS. Each of the Company, TW, A and B shall give prompt notice to the others of (i) any representation or warranty made by it herein, in any ancillary agreement or in any other document or instrument executed and delivered in connection herewith or therewith, that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, obligation or agreement to be complied with or satisfied by it under this Agreement, any ancillary agreement or any other document executed and delivered by


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it in connection herewith or therewith, or (iii) any development that may render any of the conditions in Article VIII incapable of being satisfied before the date set forth in SECTION 9.01(b)(i); PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 7.08. PLAN OF REORGANIZATION. After due investigation, no party hereto is aware of any fact or circumstance that would prevent either Merger from qualifying as a reorganization within the meaning of SECTION 368(a) of the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause each Merger to qualify as a reorganization under SECTION 368(a) of the Code and to obtain the opinions of counsel referred to in SECTION 8.02(f), SECTION 8.03(f) and SECTION 8.04(g). None of the parties hereto will knowingly take any actions or cause any actions to be taken which could prevent either Merger from qualifying as a reorganization under SECTION 368(a) of the Code. Following the Effective Time, none of the parties shall knowingly take (or permit any of its affiliates to take) any action or knowingly cause any action to be taken which would cause either Merger to fail to qualify as a reorganization under SECTION 368(a) of the Code.

         SECTION 7.09. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement, the ancillary agreements and the transactions contemplated hereby and thereby shall be a joint press release issued by the parties. Thereafter the Company shall manage all public announcements relating thereto, and A and B shall not, unless otherwise required by applicable Law (including requirements of stock exchanges and other similar regulatory bodies) after prior notice to the other parties to the extent practicable, issue any press release, advertisement or other public announcement, or otherwise make any public statements with respect to this Agreement, any ancillary agreement or the transactions contemplated hereby or thereby without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

         SECTION 7.10. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give A, directly or indirectly, the right to control or direct the Company's or B's operations prior to the Effective Time. Nothing contained in this Agreement shall give B, directly or indirectly, the right to control or direct the Company's or A's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company or TW, directly or indirectly, the right to control or direct A's or B's operations prior to the Effective Time. Prior to the Effective Time, each of the Company, A and B shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         SECTION 7.11. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The Company agrees that all rights to exculpation and indemnification and advancement of expenses for acts or omissions occurring prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the ancillary agreements and the transactions contemplated hereby and thereby) now existing in favor of the current or former directors or officers (the "INDEMNIFIED PARTIES") of A or B or any of their subsidiaries as provided in its articles of incorporation or by-laws or in any agreement in effect as of the date hereof between A or B or any of their subsidiaries and any of the Indemnified Parties shall survive the

Mergers and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time.

         (b) For a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability and fiduciary liability insurance maintained by A or B for the benefit of those persons who are covered by such policies at the Effective Time (or the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to matters occurring prior to the Effective Time, to the extent that such liability insurance can be maintained at a cost to the Company not greater than 150 percent of the aggregate annual premium for the current directors' and officers' liability and fiduciary liability insurance for A and B, as the case may be, as set forth in the A Disclosure Schedule or the B Disclosure Schedule; PROVIDED that, if such insurance cannot be so maintained or obtained at such costs, the Company shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of A or B, as the case may be, for such insurance.

SECTION 7.12. CONVEYANCE TAXES. The Company, B and A shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

         SECTION 7.13. LISTING APPLICATION. The Company and B shall promptly prepare and submit to each of the AMEX and the PSE, or such other national securities exchange as the Company, A and B shall determine, a listing application covering the shares of Company Common Stock issuable in connection with the Mergers and the shares of the Company Common Stock to be reserved for issuance upon the exercise of the stock options under and in accordance with the terms of the Company Stock Incentive Plan, and shall use their respective reasonable efforts to obtain, prior to the Effective Time, approval for the listing on such exchanges of such Company Common Stock, subject to official notice of issuance, it being understood that such listing application may take the form of a continuation or succession to B's listing application on the AMEX and the PSE. The parties shall have no obligations with respect to any listing of the Notes.

         SECTION 7.14. TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby or by the ancillary agreements, A and B and the members of the Board of Directors of each of A and B shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby or by the ancillary agreements.

         SECTION 7.15. POST-EFFECTIVE TIME OPTION PAYMENTS. Upon the termination of employment of any of the employees listed on SECTION 7.15 of the B Disclosure Schedule after


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the Effective Time and prior to the 180th day after the Effective Time, the
Company shall pay to such employee the Cash-Out Amount with respect to each outstanding and unexercised B Option held by such employee immediately prior to the Effective Time, which amount, in the aggregate, shall not exceed the amount set forth in SECTION 7.15 of the B Disclosure Schedule opposite such employee's name, PROVIDED FURTHER that no payment shall be made unless and until such employee executes an agreement containing (i) a general release and waiver of all claims such employee may have against the B Surviving Entity, the Company, and their respective affiliates and any successors thereto in respect of such employee's employment (or the termination thereof) with respect to B, the B Surviving Entity, the Company, and their respective affiliates and any successors thereto (but without prejudice to any severance payments to which such employee is entitled pursuant to any existing agreement with any such person), in a form prescribed by the Company, (ii) a three-year non-disclosure provision in a form prescribed by the Company and (iii) non-competition provisions substantially in the form of those attached hereto as EXHIBIT K.

         SECTION 7.16. COMPANY STOCK INCENTIVE PLAN. Effective as of the Effective Time, the Company shall adopt the Aloha Holdings, Inc. 2002 Company Stock Incentive Plan substantially in the form attached hereto as EXHIBIT L (the "COMPANY STOCK INCENTIVE PLAN"), pursuant to which the Company will be permitted to grant options to purchase, and restricted shares of, Company Common Stock ("COMPANY AWARDS") to certain directors, key officers and employees of the Company. As of the Effective Time, the Company shall take such actions as are reasonably necessary to reserve the number of shares of Company Common Stock for issuance under such Company Stock Incentive Plan that is equal to 10% of the number of issued and outstanding shares of Company Common Stock on a fully diluted basis as of the Effective Time after giving effect to the Mergers.

         SECTION 7.17. UNION AGREEMENTS. From and after the Effective Time, the B Surviving Entity shall be bound by and assume, and shall execute and deliver any and all necessary or reasonably requested documentation to confirm and evidence that it is so bound by and has so assumed, all obligations of A and B under their respective agreements with the Airline Pilots Association International, the Association of Flight Attendants, the Transport Workers Union and the International Association of Machinists and Aerospace Workers.

         SECTION 7.18. NON-EMPLOYEE DIRECTOR COMPENSATION. As of the Effective Time, the members of the Board who are not employees of the Company or any of its subsidiaries (the "NON-EMPLOYEE DIRECTORS") shall initially receive the following as compensation for their services on the Board: (a) an annual fee of $20,000, (b) an additional fee of $1,000 per meeting (not to exceed $4,000 per year), (c) with respect to the chairman of the Board or any committee or sub-committee thereof, an additional fee of $1,000 per meeting (not to exceed $4,000 per year) and (d) stock options under and in accordance with the terms of the Company Stock Incentive Plan, as determined by the Board or a committee thereof after the Effective Time. The compensation arrangements of the Non-Employee Directors may be established or amended by the Board or a committee thereof from time to time, in accordance with the Company's Certificate of Incorporation and Bylaws.

         SECTION 7.19. DIRECTOR FLIGHT BENEFITS. In addition, as of the Effective Time, each member of the Board, and each member of the Board of Directors of A or B as of the date


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


hereof, will be granted flight benefits ("FLIGHT BENEFITS") on each airline operated by the Company or any of its affiliates or any successor or successors thereto (the "COMPANY SYSTEM"), which shall initially consist of (a) the highest priority space available flight passes for such member and his or her spouse,
(b) a Universal Air Travel Plan ("UATP") card (or, in the event of discontinuance of the UATP program, a similar charge card) permitting the purchase of air travel through direct billing to the Company or any successor or successors thereto in each member's name for charging on an annual basis up to the applicable limit (as determined by the Company from time to time) with respect to such year in value (valued identically to the calculation of imputed income resulting from such flight benefits described below) of flights (in any fare class) on the Company System for such member and his or her spouse, (c) a highest category frequent flyer card for the Company System in such member's name for use on the Company system and (d) a membership for such member and his or her spouse in the Company's airport lounge club. The specific terms and conditions of the Flight Benefits, including the policies and procedures thereof, shall be determined by the Company, in its discretion, from time to time, but in no event shall the Company limit the scope of the Flight Benefits described above.

                                  Article VIII

                            CONDITIONS TO THE MERGERS

         SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of each party to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) this Agreement shall have been approved and adopted by (i) the affirmative vote of the stockholders of each of B and A in accordance with the HBCA and B's and A's Articles of Incorporation, respectively, and otherwise in accordance with the applicable regulations of any applicable stock exchange or other regulatory body and (ii) in the case of the B Stockholders' Meeting, the affirmative vote of holders of at least a majority of "Qualified Shares", as such term is used in SECTION 414-264 of the HBCA;

         (b) the waiting period (and any extension thereof), if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

         (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or Order which is then in effect and has the effect of prohibiting consummation of the Mergers and no Governmental Authority shall have instituted any judicial or administrative proceeding which continues to be pending seeking any such result;

         (d) the Registration Statement shall have been declared effective under the Securities Act and the indenture pursuant to which the Notes are to be issued shall have been qualified under the Trust Indenture Act, and no stop order suspending the effectiveness of the Registration Statement or such qualification shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

         (e) the shares of Company Common Stock issuable in the Mergers pursuant to Article II and such other shares to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the AMEX and PSE, or such other national securities exchange as the Company, B and A shall determine, subject only to official notice of issuance;

         (f) the Company, A, B, Newco A Sub and Newco B Sub shall have received all certifications and approvals from Governmental Authorities necessary to permit the Company and its subsidiaries to continue to conduct the business of B and A after the Effective Time except to the extent the failure to receive such certification and approval would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

         (g) all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, or notifications to, any Governmental Authority required by Law in connection with the execution, delivery and performance of this Agreement and the ancillary agreements, shall have been obtained, filed, expired or given, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

         (h) all consents, approvals and waivers from non-Governmental Authority third parties shall have been obtained except to the extent the failure to receive such consents, approvals and waivers would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

         (i) each of the parties to the Stockholders Agreement and the Registration Rights Agreement shall have executed and delivered such agreements in the forms attached hereto as EXHIBIT A and EXHIBIT B, respectively;

         (j) the closing conditions for the benefit of B set forth in the Stock Purchase Agreements referred to in SECTIONs 2.01(a)(ii) and 2.01(a)(iii) hereof shall have been satisfied or waived by B with the consent of A and TW;

         (k) the closings under the Stock Purchase Agreements referred to in SECTIONs 2.01(a)(ii) and 2.01(a)(iii) hereof shall have occurred;

         (l) each of the conditions to closing for the benefit of the Company set forth in the C Merger Agreement shall have been satisfied or waived by the Company with the consent of A and B;

         (m) the C Merger shall have been consummated in accordance with the C Merger Agreement; and

         (n) each of the amendments to the employment agreements of A's current Chief Executive Officer and A's current Chief Financial Officer dated as of the date hereof shall have become effective or all conditions precedent to such effectiveness shall have been satisfied or waived.

         SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF B. The obligations of B to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

         (a) each of the representations and warranties of A contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date) and B shall have received a certificate of the Chairman, President or Chief Financial Officer of A to such effect;

         (b) each of the representations and warranties of TW and the Company contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and B shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

         (c) A shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and B shall have received a certificate of the Chairman, President or Chief Financial Officer of A to that effect;

         (d) each of TW and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and B shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

         (e) (i) B shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of SECTION 368(a) of the Code, that no gain or loss will be recognized by any of the Company, A or B as a result of such Mergers, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, B shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of SECTION 351 of the Code in which no gain or loss is recognized by either the Company or Newco B Corporation by reason of the transfer; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of EXHIBIT F, EXHIBIT G and EXHIBIT H; and

         (f) as of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have at least $80 million in cash and cash equivalents (including, without limitation, all such amounts to be drawn down on the Closing Date under committed lines of credit, but excluding, in all cases, the proceeds of borrowings guaranteed by the U.S. federal government, expenses of the transactions contemplated hereby that are payable at or after the Closing and all other amounts of such cash that must be paid as a result of the Closing), PROVIDED that at least $50 million of such amount constitutes "unrestricted cash." As used in this Agreement, "UNRESTRICTED CASH" means all cash and cash equivalents, other than cash withheld as a reserve against credit card advances.

         SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF A. The obligations of A to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

         (a) each of the representations and warranties of B contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and A shall have received a certificate of the Chairman, President or Chief Financial Officer of B to such effect;

         (b) each of the representations and warranties of TW and the Company contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and A shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

         (c) B shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and A shall have received a certificate of the Chairman, President or Chief Financial Officer of B to that effect;

         (d) each of TW and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and A shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

         (e) (i) A shall have received a written opinion from Shearman & Sterling to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of SECTION 368(a) of the Code, that no gain or loss will be recognized by any of the Company, A or B as a result of such Mergers, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, A shall have received a written opinion from Shearman & Sterling to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of SECTION 351 of the Code in which no gain or loss is recognized by either the Company or Newco B Corporation by reason of the transfer; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of EXHIBIT F, EXHIBIT G and EXHIBIT H;

         (f) the personal guarantees issued by each A Principal Holder in respect of indebtedness of A to First Hawaiian Bank shall have been released subject only to the condition that the Mergers shall have been consummated; and

         (g) as of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have at least $80 million in cash and cash equivalents (including, without limitation, all such amounts to be drawn down on the Closing Date under committed lines of credit, but excluding, in all cases, the proceeds of borrowings guaranteed by the U.S. federal government, expenses of the transactions contemplated hereby that are payable at or after the Closing and all other amounts of such cash that must be paid as a result of the Closing), PROVIDED that at least $50 million of such amount constitutes "unrestricted cash."

         SECTION 8.04. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

         (a) each of the representations and warranties of A contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of A to such effect;

         (b) each of the representations and warranties of B contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of B to such effect;

         (c) A shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of A to that effect;

         (d) B shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of B to that effect;

         (e) (i) the Company shall have received a written opinion from each of Paul, Weiss, Rifkind, Wharton & Garrison and Shearman & Sterling, each to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of SECTION 368(a) of the Code, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, the Company shall have received a written opinion from each of Paul, Weiss, Rifkind, Wharton & Garrison and Shearman & Sterling to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of SECTION 351 of the Code; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of EXHIBIT F, EXHIBIT G and EXHIBIT H; and

         (f) As of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have access to, or there shall be a high likelihood that the Company and such subsidiaries shall have access to, at least $75 million of "liquidity" (as such term is used in the first sentence of Instruction 5 to Paragraph 303(a) of Regulation S-K) that none of A, its subsidiaries, B and its subsidiaries had access to on the date of this Agreement. For the avoidance of doubt, sources of "liquidity" shall include financings (whether they are debt or equity financings) and governmental and other loan guarantees for the benefit of the Company or any of its subsidiaries.

                                   Article IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01. TERMINATION. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time and, except in the case of
SECTION 9.01(j) or (k), notwithstanding that any requisite approval and adoption of this Agreement and the transactions contemplated hereby has been obtained prior to such termination, as follows:

         (a) by mutual written consent duly authorized by the Boards of Directors of each of the Company, B and A;

         (b) by the Company, B or A, by written notice to the other parties, if either (i) the Effective Time shall not have occurred on or before the 120th day after the date hereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any Order permanently enjoining, restraining or otherwise prohibiting the consummation of either the A Merger or the B Merger shall have become final and nonappealable;

         (c) by the Company, A or B, by written notice to the other parties, if this Agreement shall fail to receive the requisite vote for approval at the B Stockholders' Meeting as described in SECTION 8.01(a); PROVIDED, HOWEVER, that B may not terminate this Agreement pursuant to this SECTION 9.01(c) if B has not complied with its obligations under SECTION 7.01, SECTION 7.02 or SECTION 7.04 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the requisite stockholder approval to be obtained at the B Stockholders' Meeting;

         (d) by the Company, A or B, by written notice to the other party, if this Agreement shall fail to receive the requisite vote for approval at the A Stockholders' Meeting as described in SECTION 8.01(a); PROVIDED, HOWEVER, that A may not terminate this Agreement pursuant to this SECTION 9.01(d) if A has not complied with its obligations under SECTION 7.01, SECTION 7.02 or SECTION 7.04 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the A Stockholders' Meeting;

         (e) by B or the Company, by written notice to the other and to A, if there has been a breach of any representation, warranty, covenant or agreement on the part of A set forth in this Agreement, or if any representation or warranty of A shall have become untrue, in either case such that the conditions set forth in SECTION 8.02(a) or SECTION 8.02(c) (in the case of a termination by B under this SECTION 9.01(e)) or SECTION 8.04(a) or SECTION 8.04(c) (in the case of a termination by the Company under this SECTION 9.01(e)) would not be satisfied ("TERMINATING A BREACH"); PROVIDED, HOWEVER, that, if such Terminating A Breach is curable by A within 30 days through the exercise of its best efforts and for so long as A continues to exercise such best efforts, B and the Company may not terminate this Agreement under this SECTION 9.01(e) during such 30-day period (it being understood that (i) any breach of SECTION 7.02 or SECTION 7.04 shall be considered material for purposes of the cross-references to Article VIII in this SECTION 9.01(e) and (ii) the 30-day cure period shall not be available in the event of any such breach);

         (f) by A or the Company, by written notice to the other and to B, if there has been a breach of any representation, warranty, covenant or agreement on the part of B set forth in this Agreement, or if any representation or warranty of B shall have become untrue, in either case such that the conditions set forth in SECTION 8.03(a) or SECTION 8.03(c) (in the case of a termination by A under this SECTION 9.01(f)) or SECTION 8.04(b) or SECTION 8.04(d) (in the case of a termination by the Company under this SECTION 9.01(f)) would not be satisfied (a "TERMINATING B BREACH"); PROVIDED, HOWEVER, that, if such Terminating B Breach is curable by B within 30 days through the exercise of its best efforts and for so long as B continues to exercise such best efforts, A and the Company may not terminate this Agreement under this SECTION 9.01(f) during such 30-day period (it being understood that (i) any breach of SECTION 7.02 or SECTION 7.04 shall be considered material for purposes of the cross-references to Article VIII in this SECTION 9.01(f) and (ii) the 30-day cure period shall not be available in the event of any such breach);

         (g) by B or A, by written notice to the other and to TW and the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of TW or the Company set forth in this Agreement, or if any representation or warranty of TW or the Company shall have become untrue, in either case such that the conditions set forth in SECTION 8.02(b) or SECTION 8.02(d) (in the case of a termination by B under this SECTION 9.01(g)) or
SECTION 8.03(b) or SECTION 8.03(d) (in the case of a termination by A under this SECTION 9.01(g)) would not be satisfied ("TERMINATING TW/COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating TW/Company Breach is curable by TW or the Company within 30 days through the exercise of their respective best efforts and for so long as TW or the Company (as applicable) continues to exercise such best efforts, B and A may not terminate this Agreement under this SECTION 9.01(g) during such 30-day period;

         (h) by B or the Company, by written notice to the other and to A, if (without regard to whether or not a breach of this Agreement has occurred) (i) the Board of Directors of A shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation to the stockholders of A to approve this Agreement and the A Merger or its declaration that this Agreement or the A Merger is advisable and fair to and in the best interest of A and its stockholders, or shall have resolved to do any of the foregoing (even if permitted by SECTION 7.02), (ii) the Board of Directors of A shall have recommended to the stockholders of A any Takeover Proposal involving A or shall have resolved to do so or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of A is commenced, and the Board of Directors of A fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

         (i) by A or the Company, by written notice to the other and to B, if (without regard to whether or not a breach of this Agreement has occurred) (i) the Board of Directors of B shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation to the stockholders of B to approve this Agreement and the B Merger or its declaration that this Agreement or the B Merger is advisable and fair to and in the best interest of B and its stockholders, or shall have resolved to do any of the foregoing (even if permitted by SECTION 7.02), (ii) the Board of Directors of B shall have recommended to the stockholders of B any Takeover Proposal involving B or shall have resolved to do so or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of B is commenced, and the Board of Directors of B fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

         (j) by B, by written notice to A and the Company and by payment in full of the fee in accordance with SECTION 9.05(b) (it being understood that this termination shall not be effective unless and until such fee has been paid in accordance with SECTION 9.05(b)) at any time before the satisfaction of the condition in SECTION 8.01(a) to the extent it pertains to the approval of the stockholders of B if the Board of Directors of B and (if appropriate) the Special Committee shall have elected to terminate this Agreement in order to adopt, enter into and recommend a binding agreement that constitutes a Superior Proposal, PROVIDED that (i) B has complied with all the terms of SECTIONs 7.02 and 7.04 and notified the Company and A in writing that it intends to terminate this Agreement so that it may undertake such actions, attaching the most current version of such agreement to such notice, and (ii) at least three business days following such written notification by B to the Company and A of B's intention, after taking into account any modifications to the transactions contemplated by this Agreement that the Company and A have then proposed in writing and not withdrawn, the Board of Directors of B and (if appropriate) the Special Committee have determined that such agreement is and continues to be a Superior Proposal.

                  The right of any party hereto to terminate this Agreement pursuant to this SECTION 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         SECTION 9.02. EFFECT OF TERMINATION. Except as provided in SECTION 10.01, in the event of termination of this Agreement pursuant to SECTION 9.01, this Agreement shall forthwith become void, there shall be no further liability under this Agreement on the part of TW, the Company, A or B or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, subject to the Confidentiality Agreement and SECTION 7.03(b), the remedies of the parties referred to in SECTION 9.05 and the terms of the Expense Payment Agreement, but such termination shall be without prejudice to claims arising from willful breaches of this Agreement or any of the ancillary agreements before termination.

         SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the A stockholders and the B stockholders, no amendment may be made which by law requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed only by the party or parties to be bound thereby.

         SECTION 9.05. EXPENSES. (a) Except as provided in this SECTION 9.05 and the Expense Payment Agreement dated as of November, 2001 among A, B and TW (the "EXPENSE PAYMENT AGREEMENT"), whether or not the Mergers and the other transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; PROVIDED that all printing and mailing expenses and all filing fees payable to Governmental Authorities (including, without limitation, filing fees of any party to this Agreement, the C Merger Agreement or the Voting Agreements under the Securities Act, the Exchange Act and the HSR Act) and all fees and expenses relating to the Registration Statement and the Joint Proxy Statement/Prospectus shall be shared equally and exclusively by A and B. Each of the parties to the Expense Payment Agreement that is a party to this Agreement agrees to apprise the other parties thereto promptly of any expenses incurred by such party that are reimbursable under the Expense Payment Agreement and to cause such party's advisors, whose fees and expenses are covered by such agreement, to submit promptly invoices to such party for fees and expenses.

         (b) Notwithstanding any provision in this Agreement to the contrary, if
(i) (A) this Agreement is terminated by B pursuant to SECTION 9.01(b)(i), or by the Company or A pursuant to SECTION 9.01(f) and (B) a Takeover Proposal (or the intent to make a Takeover Proposal), whether or not conditional, was publicly announced or made to B or its Board of Directors or the Special Committee either publicly or privately or to its stockholders generally at any time from and after the date hereof and on or before the date of the event that gave rise to such termination, (ii) this Agreement is terminated by B pursuant to SECTION 9.01(j) or (iii) this Agreement is terminated by the Company or A pursuant to SECTION 9.01(i), then, in each case, B shall pay in cash (y) to A or its designee a fee equal to THE GREATER OF (1) $2,000,000 and (2) THE LESSER OF (I) $3,000,000 and
(II) THE SUM of 50% of the amount for which A is responsible under the Expense Payment Agreement AND 50% of the out-of-pocket costs incurred by A for legal fees and expenses (other than those incurred pursuant to the Expense Payment Agreement) in connection with this Agreement and the ancillary agreements and the transactions contemplated hereby or thereby and (z) to the Company or its designee $4,000,000 less such amount paid to A or its designee less any Advanced Amounts, such payments to the Company and A to be made on the same date as such termination.

         (c) Notwithstanding any provision in this Agreement to the contrary, if
(i) (A) this Agreement is terminated by A pursuant to SECTION 9.01(b)(i), or by the Company or B pursuant to SECTION 9.01(e) and (B) a Takeover Proposal (or the intent to make a Takeover Proposal), whether or not conditional, was publicly announced or made to A or its Board of Directors either publicly or privately or to its stockholders generally at any time from and after the date hereof and on or before the date of the event that gave rise to such termination or (ii) this Agreement is terminated by the Company or B pursuant to SECTION 9.01(h), then, in each case, A shall pay in cash (y) to B or its designee a fee equal to THE GREATER OF (1) $2,000,000 and (2) THE LESSER OF (I) $3,000,000 and (II) THE SUM OF 50% of the amount for which B is responsible under the Expense Payment Agreement AND 50% of the out-of-pocket costs incurred by B for legal fees and expenses (other than those incurred pursuant to the Expense Payment Agreement) in connection with this Agreement and the ancillary agreements and the transactions contemplated hereby or thereby and (z) to the Company or its designee $4,000,000 less such amount paid to B or its designee less any Advanced Amounts, such payment to be made on the same date as such termination.

         (d) Each of A and B will pay to TW a fee of $100,000 per month (or the pro rated portion thereof) during the period beginning on the date hereof and ending on the Closing Date. Such fee shall be payable on the first day of each calendar month for which it is due, except that the fee for the first calendar month (or portion thereof) shall be due on the date hereof. The aggregate amount of all such fees paid in cash under this SECTION 9.05(d) is referred to herein as the "ADVANCED AMOUNTS."

         (e) All payments under this SECTION 9.05 shall be made by wire transfer of immediately available U.S. dollar funds to an account designated by the party or parties to whom such payments are to be made.

         (f) The parties acknowledge that that the agreements contained in
SECTION 9.05(b), SECTION 9.05(c), SECTION 9.05(d) and SECTION 9.05(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of them would have entered into this Agreement; accordingly, if any party fails to pay any amount when due pursuant SECTION 9.05(b), SECTION 9.05(c), SECTION 9.05(d) or SECTION 9.05(e) and, in order to obtain such payment, any party entitled to receive any such payment brings a suit or action which results in a judgment against the party that has so failed to pay, then such party shall pay the party bringing any such suit or action its costs and expenses (including attorneys' fees) in connection with such suit or action.

                                    Article X

                               GENERAL PROVISIONS

         SECTION 10.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 9.01, as the case may be, except that the agreements that by their terms contemplate performance at or after the Effective Time shall survive the Effective Time and those set forth in SECTION 7.03(b), SECTION 9.02 and SECTION 9.05 and this
Article X shall survive termination.

         SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon delivery) by delivery, by facsimile transmission and by courier service (with proof of service), hand delivery or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 10.02):

                  if to A:

                       Aloha Airgroup, Inc.
                       Two Waterfront Plaza, Suite 500
                       500 Ala Moana
                       Honolulu, HI  96813
                       Telecopier No.:  (808) 539-5955
                       Attention: President and Chief Executive Officer

                  with copies to:

                       Shearman & Sterling
                       Commerce Court West
                       199 Bay Street, Suite 4405
                       Toronto, Ontario M5L 1E8
                       Canada
                       Telecopier No.:  (416) 360-2958
                       Attention:  Brice T. Voran, Esq.

                  and to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, New York 10006
                       Telecopier No.:  (212) 225-3999
                       Attention:  Michael Ryan, Esq. and Ethan Klingsberg, Esq.

                  if to B:

                       Hawaiian Airlines, Inc.
                       3375 Koapaka Street, Suite G-350
                       Honolulu, HI  96819-1869
                       Telecopier No.:  (808) 835-3690
                       Attention:  General Counsel

                  with copies to:

                       Goodsill Anderson Quinn & Stifel
                       1099 Alakea Street, Suite 1800
                       Honolulu, HI 96813
                       Telecopier No.: (808) 547-5880
                       Attn:  David Reber, Esq.

                  and to:

                       Gibson Dunn & Crutcher LLP
                       1530 Page Mill Road
                       Palo Alto, CA 94304
                       Telecopier No.: (650) 849-5333
                       Attention:  Lawrence Calof, Esq.

                  and to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York 10019-6064
                       Telecopier No.:  (212) 373-2085
                       Attention:  Judith R. Thoyer, Esq.

                  and to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, New York 10006
                       Telecopier No.:  (212) 225-3999
                       Attention:  Michael Ryan, Esq. and Ethan Klingsberg, Esq.

                  if to the Company:

                       TurnWorks Acquisition III, Inc.
                       1330 Lake Robbins Dr.
                       Suite 205
                       The Woodlands, TX  77380
                       Telecopier No.:  (281) 363-2097
                       Attention: President

                  with a copy to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, New York 10006
                       Telecopier No.:  (212) 225-3999
                       Attention:  Michael Ryan, Esq. and Ethan Klingsberg, Esq.

                  if to TW:

                       TurnWorks, Inc.
                       1330 Lake Robbins Dr.
                       Suite 205
                       The Woodlands, TX  77380
                       Telecopier No.:  (281) 363-2097
                       Attention:  President

                  with a copy to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, New York 10006
                       Telecopier No.:  (212) 225-3999
                       Attention:  Michael Ryan, Esq. and Ethan Klingsberg, Esq.

         SECTION 10.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

         (b) "ANCILLARY AGREEMENTS" means the C Merger Agreement, the Voting Agreements, the Stockholders Agreement, the Registration Rights Agreement, the Management Agreements, the CEO Employment Agreement, the Advisory Agreements and the Stock Purchase Agreements referred to in SECTIONs 2.01(a)(ii) and 2.01(a)(iii);

         (c) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

         (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of (x) in the case of A or any subsidiary of A, the persons listed in SECTION 10.03 of the A Disclosure Schedule, (y) in the case of B or any subsidiary of B, the persons identified in SECTION 10.03 of the B Disclosure Schedule and (z) in the case of the Company or TW, its President;

         (f) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "PERSON" as defined in SECTION 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

         (g) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

         SECTION 10.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that TW may, upon prior written notice to the parties, transfer its rights and/or obligations, in whole or in part, to one or more affiliates or immediate relatives of any such affiliate or one or more affiliates of or trusts for the benefit of any such affiliates or immediate relatives (it being understood that no such transfer shall relieve TW of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for
SECTION 7.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. SECTION 7.11 may be enforced by the beneficiaries thereof.

         SECTION 10.05. INCORPORATION OF EXHIBITS. The B Disclosure Schedule, the A Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         SECTION 10.06. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.07. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State except, to the extent that provisions of the HBCA are mandatorily applicable. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

         SECTION 10.08. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the B Disclosure Schedule and the A Disclosure Schedule), the ancillary agreements, the Expense Payment Agreement and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         SECTION 10.11. MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

                  IN WITNESS WHEREOF, A, B, the Company and TW have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       ALOHA AIRGROUP, INC.


                                       By    /s/ Glenn R. Zander
                                           -------------------------------------
                                           Name:      Glenn R. Zander
                                           Title:     President and CEO


                                       By    /s/ Brenda F. Cutwright
                                           -------------------------------------
                                           Name:      Brenda F. Cutwright
                                           Title:     Executive Vice President,
                                                      Finance and CFO


                                       HAWAIIAN AIRLINES, INC.


                                       By    /s/ Paul J. Casey
                                           -------------------------------------
                                           Name:      Paul J. Casey
                                           Title:     Vice Chairman and Chief
                                                      Executive Officer


                                       By    /s/ Christine R. Deister
                                           -------------------------------------
                                           Name:      Christine R. Deister
                                           Title:     Executive Vice President
                                                      and Chief Financial
                                                      Officer


                                       TURNWORKS ACQUISITION III, INC.


                                       By    /s/ Gregory D. Brenneman
                                           -------------------------------------
                                           Name:      Gregory D. Brenneman
                                           Title:     President


                                       TURNWORKS, INC.


                                       By    /s/ Gregory D. Brenneman
                                           -------------------------------------
                                           Name:      Gregory D. Brenneman
                                           Title:     President

                         FORM OF STOCKHOLDERS AGREEMENT

                                      among

                        TURNWORKS ACQUISITION III, INC.,

                                TURNWORKS, INC.,

                                   [AIP], LLC,

                                       and

       THE A VOTING TRUST FOR THE BENEFIT OF THE A PRINCIPAL STOCKHOLDERS
                       (as set forth on Schedule I hereto)









                       ----------------------------------

                          Dated as of ___________, 2002

                       ----------------------------------




================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I           CERTAIN TERMS; REPRESENTATIONS AND WARRANTIES........................................3

         1.1        Certain Terms........................................................................3
         1.2        Representations and Warranties.......................................................7

ARTICLE II          CORPORATE GOVERNANCE.................................................................8

         2.1        Board of Directors, Committees.......................................................8
         2.2        Amendment of Charter Documents......................................................10
         2.3        General Obligations.................................................................11
         2.4        Stockholder Actions.................................................................11
         2.5        Issuance of Special Preferred Stock.................................................11

ARTICLE III         ADDITIONAL COVENANTS................................................................13

         3.1        Non-Competition.....................................................................13
         3.2        Transfer to Affiliates..............................................................14

ARTICLE IV          MISCELLANEOUS.......................................................................15

         4.1        Term................................................................................15
         4.2        Notices.............................................................................15
         4.3        Amendment and Waiver................................................................17
         4.4        No Inconsistent Agreement...........................................................17
         4.5        Enforcement.........................................................................17
         4.6        Entire Agreement....................................................................18
         4.7        Governing Law; Jurisdiction; Waiver of Trial by Jury................................18
         4.8        Successors and Assigns; Third Party Beneficiaries...................................18
         4.9        Counterparts........................................................................18
         4.10       Headings............................................................................19
         4.11       Construction........................................................................19
         4.12       Number; Gender; Without Limitation; Interpretation of Certain Defined Terms.........19
         4.13       No Partnership......................................................................19
         4.14       No Voting Trust.....................................................................19
         4.15       Stockholder Capacity................................................................19



                                                                                                        Page
                                                                                                        ----
Schedule I..............................................................................................27


                                    EXHIBIT A

                                     FORM OF

                             STOCKHOLDERS AGREEMENT


                  THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of [the Closing Date], 2002 by and among Aloha Holdings, Inc., a Delaware corporation (the "COMPANY"), TurnWorks, Inc., a Texas corporation ("TW"), [AIP], LLC, a Delaware limited liability company ("C"), and [O], [O], [O] and [O], as voting trustees (the "A VOTING TRUSTEES") of [A Voting Trust], a Delaware and Hawaii voting trust (the "A VOTING TRUST"), for and on behalf of the stockholders set forth on Schedule I hereto (the "A PRINCIPAL STOCKHOLDERS") each of whom is a beneficiary of the A Voting Trust. All references in this Agreement to the "A Voting Trust" or to the "A Voting Trustees" shall constitute references to the A Voting Trust or the A Voting Trustees, as the case may be, acting for and on behalf of the A Principal Stockholders and without personal liability.

                                   WITNESSETH:

                  WHEREAS, pursuant to an Agreement and Plan of Merger (the "C MERGER AGREEMENT"), dated as of December 19, 2001, by and among the Company, AIP General Partner, Inc. ("C GP") and AIP Inc. ("C INC.") (a) prior to the date hereof, the holders of capital stock of each of C GP and C Inc. formed C and contributed all of the outstanding shares of capital stock of C GP and C Inc., respectively, to C in exchange for interests therein, and (b) at the C Effective Time (as defined in the C Merger Agreement), and simultaneously with the execution and delivery of this Agreement, each of C GP and C Inc. merged with and into the Company, with the Company as the surviving corporation in such merger (the "C MERGER"), as a result of which C became a stockholder of the Company;

                  WHEREAS, pursuant to an Agreement and Plan of Merger (the "A/B MERGER AGREEMENT"), dated as of December 19, 2001, by and among Aloha Airgroup, Inc., a Hawaii corporation ("A"), Hawaiian Airlines, Inc., a Hawaii corporation ("B"), the Company and TW, at the A/B Effective Time (as defined herein), and simultaneously with the execution and delivery of this Agreement, A merged with and into Newco A Sub (as defined in the A/B Merger Agreement), with Newco A Sub as the surviving entity, and B merged with and into [the Company] [Newco B LLC] (as defined in the A/B Merger Agreement), with [the Company] [Newco B LLC] as the surviving entity (such mergers, collectively, the "A/B MERGERS"), as a result of which the stockholders of A and B own, together with TW, C and Smith Management Company LLC, all of the outstanding Common Stock.

                  WHEREAS, pursuant to the Voting Trust Agreement dated as of [O], 2002 by and among the A Voting Trustees and the A Principal Stockholders (the "A VOTING TRUST AGREEMENT"), the A Principal Stockholders have, upon the terms and conditions stated in such agreement, deposited all of their shares of capital stock (other than shares of Series C 10% Exchangeable Preferred Stock) of Aloha Airgroup, Inc. with the A Voting Trustees for the purpose of (i) vesting in the A Voting Trustees the right to vote thereon for the term of the A Voting Trust Agreement and (ii) appointing the A Voting Trustees as their true and lawful agents and attorneys-in-fact to execute and deliver on their behalf, and perform certain of their obligations under, certain agreements, including (without limitation) this Agreement;

                  WHEREAS, pursuant to this Agreement, immediately after the Effective Time, the Company will (i) issue and sell to TW two (2) shares of Series A Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES A SPECIAL PREFERRED STOCK"), (ii) issue and sell to the A Voting Trust, for and on behalf of the A Principal Stockholders, three (3) shares of Series B Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES B SPECIAL PREFERRED STOCK"), and (iii) issue and sell to C three
(3) shares of Series C Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES C SPECIAL PREFERRED Stock"), in each case, for the purchase price of $1.00 per share;

                  WHEREAS, in accordance with their respective Collective Bargaining Agreements (as defined herein), the Company will issue immediately after the A/B Effective Time, upon the terms and subject to the conditions set forth in the A/B Merger Agreement and this Agreement, (i) one (1) share of Series D Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES D SPECIAL PREFERRED STOCK") to the Air Line Pilots Association, International, (ii) one (1) share of Series E Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES E SPECIAL PREFERRED STOCK"), to the Association of Flight Attendants, and (iii) one (1) share of Series F Special Preferred Stock, par value $.0001 per share, of the Company (the "SERIES F SPECIAL PREFERRED STOCK") to the International Association of Machinists and Aerospace Workers;

                  WHEREAS, it is a condition to the consummation of the A/B Mergers pursuant to the A/B Merger Agreement and the C Merger pursuant to the C Merger Agreement that the parties hereto enter into this Agreement; and

                  WHEREAS, the parties believe that the A/B Mergers and the C Merger and the terms set forth in this Agreement with respect to their ownership of shares of Common Stock and Special Preferred Stock (as such terms are defined herein) will foster conditions that promote the long-term best interests of the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                 CERTAIN TERMS;
                         REPRESENTATIONS AND WARRANTIES

                  1.1 CERTAIN TERMS. (a) When used herein the following terms shall have the meanings indicated:

                  "A" has the meaning set forth in the recitals to this Agreement.

                  "A/B EFFECTIVE TIME" means the Effective Time, as defined in the A/B Merger Agreement.

                  "A/B MERGER AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "A/B MERGERS" has the meaning set forth in the recitals to this Agreement.

                  "A PRINCIPAL STOCKHOLDERS" means the Persons set forth on
Schedule I to this Agreement, each of whom has deposited all of its shares of capital stock (other than shares of Series C 10% Exchangeable Preferred Stock) of A with the A Voting Trustees for the purposes described in the recitals to this Agreement.

                  "A VOTING TRUST" has the meaning set forth in the preamble to this Agreement.

                  "A VOTING TRUSTEES" has the meaning set forth in the preamble to this Agreement.

                  An "AFFILIATE" of, or a Person "AFFILIATED" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, (i) any affiliate of TW or immediate relative of such affiliate of TW, one or more affiliates of or trusts for the benefit of any such affiliate or immediate relative, shall be deemed to be an "AFFILIATE" of TW (ii) each beneficiary of the A Voting Trust and each relative and affiliate of such beneficiary shall be deemed to be an "AFFILIATE" of each other and of the A Voting Trust and (iii) the managing member of C, as of [the Closing Date], or any affiliate of Smith Management LLC, as of [the Closing Date], who is a "citizen of the United States" as defined in
Section 102(a)(15) of the Transportation Act, or any affiliate of such managing member, or any corporation, partnership or limited liability company controlled by such managing member or such affiliate shall be deemed to be an "AFFILIATE" of C.

                  "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "AMEX" shall mean the American Stock Exchange.

                  "B" has the meaning set forth in the recitals to this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "C" has the meaning set forth in the preamble to this Agreement.

                  "C GP" has the meaning set forth in the recitals to this Agreement.

                  "C, INC." has the meaning set forth in the recitals to this Agreement.

                  "C MERGER" has the meaning set forth in the recitals to this Agreement.

                  "C MERGER AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "CHARTER DOCUMENTS" means the Certificate of Incorporation and the By-laws of the Company, as in effect at the A/B Effective Time in substantially the forms attached to the A/B Merger Agreement as Exhibits C and D thereto, respectively, and as amended, supplemented or otherwise modified from time to time.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLECTIVE BARGAINING AGREEMENT" has the meaning set forth in
Section 2.1(a).

                  "COMMON STOCK" means the Common Stock or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into shares of Common Stock and any option, warrant or other subscription or purchase right with respect to Common Stock.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "DIRECTOR" means a member of the Board of Directors.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "GOVERNANCE PROVISIONS" has the meaning set forth in Section
2.3

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "ORDERS" has the meaning set forth in Section 1.2(c).

                  "OUTSIDE DIRECTOR" has the meaning set forth in Section
2.1(f).

                  "OUTSTANDING COMMON EQUITY INTEREST" means, at any time, the issued and outstanding Common Stock at such time and shall not include in such determination any Common Stock issuable upon exercise, conversion or exchange of outstanding warrants, stock options or convertible stock, or other securities exercisable, convertible or exchangeable into the Common Stock (as adjusted to reflect prior stock splits, reclassifications and similar events).

                  "PARTY" means any party to this Agreement during the period in which it is a party or, in the case of the A Principal Stockholders, during the period in which it is a beneficiary of the A Voting Trust.

                  "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

                  "PSE" shall mean the Pacific Stock Exchange.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Company, C, TW, and the A Voting Trust, as amended, supplemented or otherwise modified from time to time.

                  "REQUIREMENT OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SERIES A SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES B SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES C SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES D SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES E SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES F SPECIAL PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SHARES" means all shares, whether now owned or hereafter acquired, of Common Stock and Special Preferred Stock.

                  "SMC/ADAMS ADVISORY AGREEMENT" means the Advisory Agreement, dated as of December 19, 2001 among Smith Management LLC, John W. Adams and B.

                  "SPECIAL PREFERRED STOCK" means the Series A Special Preferred Stock, the Series B Special Stock, the Series C Special Preferred Stock, the Series D Special Preferred Stock, the Series E Special Preferred Stock, the Series F Special Preferred Stock and any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "STOCKHOLDERS MEETING" means any regular or special meeting of the stockholders of the Company.

                  "TRANSACTION DOCUMENTS" means the A/B Merger Agreement, the C Merger Agreement, this Agreement, the Charter Documents, the Registration Rights Agreement, the Voting Agreements, the SMC/Adams Advisory Agreement and the other agreements entered into on or prior to the date hereof in connection with the A/B Mergers or the C Merger.

                  "TW" has the meaning set forth in the preamble to this Agreement.

                  "UNIONS" means the following three unions representing certain employees in the service of B: (i) the Air Line Pilots Association, International; (ii) the Association of Flight Attendants; and (iii) the International Association of Machinists and Aerospace Workers.

                  "VOTING AGREEMENTS" shall refer to each of: (i) the Voting Agreement, dated as of December 19, 2001, among the A Principal Stockholders, Hawaii Airlines,

Inc., and the Company; and (ii) the Voting Agreement, dated as of December 19, 2001, among Airline Investors Partnership, L.P., Aloha Airgroup, Inc. and the Company.

                  1.2 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to each other Party that as of the date hereof:

                           (a) such Party has full power and authority to
execute, deliver and perform this Agreement and the Registration Rights Agreement and the execution, delivery and performance by such Party of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary action;

                           (b) this Agreement and the Registration Rights
Agreement have been duly and validly executed and delivered by such Party and constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity);

                           (c) the execution, delivery and performance by such
Party of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby (i) do not, if such Party is an entity, contravene the terms of the organizational documents of such Party; (ii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of such Party or any Requirement of Law applicable to such Party; and
(iii) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "ORDERS") of any Governmental Authority against, or binding upon, such Party;

                           (d) such Party is not a party to any agreement or
arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, Common Stock Equivalents or Special Preferred Stock, other than as contemplated by the Transaction Documents;

                           (e) no approval, consent, compliance, exemption,
authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Party of this Agreement or the transactions contemplated hereby, other than as contemplated by the Transaction Documents;

                           (f) neither such Party nor any of its Affiliates is a
beneficiary of any Contractual Obligation of B, A or the Company (other than those obligations that arise out of the Transaction Documents) that shall have any force or effect from and after the A/B Effective Time;

                           (g) in the case of the A Voting Trust, the A Voting
Trust is a Hawaii voting trust pursuant to Section 415-34 of the Hawaii Business Corporations Act and a Delaware voting trust pursuant to Section 218 of the Delaware General Corporations Law. Pursuant to the A Voting Trust Agreement, the A Principal Stockholders have agreed that they will, upon the terms and conditions stated in such agreement, deposit all of their Outstanding Common Equity Interest of the Company issued to them in the A Merger (together with all Outstanding Common Equity Interest of the Company acquired, purchased or otherwise obtained by the A Principal Stockholders in the future in connection with any dividend, stock split, reverse stock split, recapitalization, distribution, subdivision, reclassification, merger, consolidation, business combination, offer or issuance) with the A Voting Trustees for the purpose of
(i) vesting in the A Voting Trustees the right to vote thereon for the term of the A Voting Trust Agreement and (ii) appointing the A Voting Trustees as their true and lawful agents and attorneys-in-fact to execute and deliver on their behalf, and perform certain of their obligations under, certain agreements, including (without limitation) this Agreement and the Registration Rights Agreement. The Outstanding Common Equity Interest of the Company represented by the A Voting Trust consists of the number of shares of Common Stock that were issued in the A/B Merger upon the conversion of at least 90% of the outstanding common stock of A. Pursuant to the terms of the A Voting Trust Agreement, there shall be at all times four (4) Voting Trustees; and

                           (h) the managing member of C, as of the date hereof,
is John W. Adams.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

                  2.1 BOARD OF DIRECTORS, COMMITTEES. (A) Subject to Section 2.1(g), the Parties shall take all action within their respective power, including the voting of capital stock of the Company, as is necessary to cause the Board of Directors at all times from and after the A/B Effective Time to consist of 11 Directors, one of whom shall be a senior management official of the Company, and, except as otherwise provided herein or in the Charter Documents, to elect the Directors nominated as follows:

                           (i) Three (3) Directors nominated by C, one of whom
shall be an Outside Director;

                           (ii) Three (3) Directors nominated by the A Voting
Trust, one of whom the Parties agree to cause to be elected as the Vice
Chairman;

                           (iii) Two (2) Directors nominated by TW, one of whom
the Parties agree to cause to be elected as the Chairman; and

                           (iv) One (1) Director nominated by each of the three
Unions, so long as the collective bargaining agreement by and between such Union and the Company, as amended, modified or supplemented from time to time, pursuant to the Railway Labor Act, 45 U.S.C. Section 156, and the agreements incorporated therein by reference (the "COLLECTIVE BARGAINING AGREEMENT"), entitles such Union to nominate a Director.

                  (b) If in accordance with the Charter Documents the number of Directors that may be nominated by TW, C or the A Voting Trust is reduced or any of the Unions is no longer entitled to nominate a Director under its Collective Bargaining Agreement, then the number of Directors nominated by such Party or such Union whose nomination rights have been so reduced that the Parties shall be obligated to elect pursuant to this Section 2.1 shall be reduced by the same number. The Parties shall take all action within their respective power as is necessary to cause one (1) Director nominated by such Party or such Union whose nomination rights have been so reduced to be removed as a Director effective immediately.

                  (c) All other Directors, if any, shall be nominated and elected in accordance with the Charter Documents and applicable law, and this Agreement shall not limit or otherwise restrict any Party's actions with respect to the nomination or election of such Directors.

                  (d) The Board of Directors at all times from and after the A/B Effective Time shall designate an executive committee, nominating committee, audit committee and any other committee of the Board of Directors that the Board of Directors deems necessary or desirable, which committees shall consist of one
(1) Director nominated by TW, one (1) Director nominated by C and one (1) Director nominated by the A Voting Trust; PROVIDED THAT, the right of TW, C and the A Voting Trust to designate a Director to any such committee of the Board of Directors shall terminate at any time when any such Party (together with its Affiliates who have agreed to be bound by the terms of this Agreement) owns a number of shares of Common Stock that is less than 5% of the Outstanding Common Equity Interest of the Company as of the close of business on the date hereof. The Parties shall take all action within their respective power as is necessary to cause at least one (1) Director nominated by the Unions to serve on each significant committee of the Board of Directors (including, if any, the executive committee, the strategic planning committee, the nominating committee and other committees of comparable significance, but excluding the audit committee in view of applicable AMEX rules).

                  (e) With respect to any Person nominated by a Party in accordance with this Section 2.1 as a Director or a member of any committee of the Board of Directors, if such Person is unable to serve, or once having commenced to serve, resigns or is removed, such Party shall nominate a replacement unless such Party is no longer entitled to make such nomination. The Board of Directors shall appoint such replacement as promptly as practicable (and in any event prior to the next Stockholders Meeting).

                  (f) The Parties shall take all action within their respective power as is necessary to cause their nominees to the Board of Directors at all times from and after the A/B Effective Time to include at least such number of individuals who qualify as "independent directors", "outside directors" and "non-employee directors" for purposes of the requirements under AMEX, PSE,
Section 162(m) of the Code and Rule 16b-3 of the Exchange Act, as applicable (such Director referred to herein as an "OUTSIDE DIRECTOR"), relating to members of the audit committee, "compensation committee" (within the meaning of 162(m) of the Code) or a committee composed of two (2) or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) so that such individuals may constitute an audit committee, "compensation committee" (within the meaning of 162(m) of the Code) or a committee composed of two (2) or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) from and after the A/B Effective Time with at least the minimum number of "independent directors", "outside directors" or "non-employee directors" required by AMEX, PSE, Section 162(m) or Rule 16b-3, as applicable.

                  (g) Notwithstanding anything herein to the contrary, if at any time increasing the size of the Board of Directors to thirteen (13) Directors would not (i) conflict with or violate the Charter Documents or the organizational documents of any of the Parties, (ii) conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any of the Parties or by which any property or asset of any of the Parties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of any of the Parties pursuant to, any Contractual Obligation of any of the Parties, then the Parties shall take all action within their respective power as is necessary to cause (A) TW to be issued one (1) additional share of Series A Special Preferred Stock upon the terms and subject to the conditions set forth in Sections 2.6, (B) the holders of the Series A Special Preferred Stock to have the right to nominate three (3) Directors at any time such holder (together with its Affiliates who have agreed to be bound by the terms of this Agreement) is the holder of record of at least a number of shares of Common Stock greater than 15% of the Outstanding Common Equity Interest outstanding as of the close of business on the date hereof, (C) the Parties to elect one (1) additional Director nominated by TW, PROVIDED that TW is entitled to such additional Director under the Charter Documents, (D) subject to Section 2.1(f), C to no longer be obligated at any time thereafter to nominate an Outside Director, and
(E) the Parties to elect at all times one (1) Outside Director reasonably acceptable to TW, the A Voting Trust and C, so long as each such Party (together with its respective Affiliates who have agreed to be bound by the terms of this Agreement) is a holder of a number of shares of Common Stock equal to at least 5% of the Outstanding Common Equity Interest as of the date hereof.

                  2.2 AMENDMENT OF CHARTER DOCUMENTS. Subject to Section 2.1(g), TW, C and the A Principal Stockholders shall vote their Shares at any Stockholders Meeting called for the purpose of revising the Charter Documents, against any proposed amendment to any Charter Document that would be inconsistent with, or alter the rights of TW, C or the A Principal Stockholders or the Unions or the obligations of the Board of Directors under, any of Part C of Article IV, Articles V, VI, VII, VIII, IX or X of the Certificate of Incorporation included in Exhibit A hereto or any of Sections 2.3, 2.13, 3.2, 3.4, 3.6, 3.9, 3.15, 3.16, 5.2 or 5.3
or Articles 4, 13 or 14 of the By-laws included in Exhibit B hereto (collectively referred to as the "GOVERNANCE PROVISIONS"). Subject to Section 2.1(g), in the event the Board of Directors purports to amend or revise the Charter Documents in any respect that would be inconsistent with, or alter the rights of TW, C, the A Principal Stockholders or the Unions or the obligations of the Board of Directors under, the Governance Provisions, then TW, C and the A Principal Stockholders shall have the right to, or shall, if requested by any Union, in each case, to the extent permitted by law, (a) seek a Stockholders Meeting as soon as practicable, for the purpose of restoring the Governance Provisions, (b) propose a stockholder resolution at such Stockholders Meeting to restore the Governance Provisions, and (c) vote their Shares at any such Stockholders Meeting in favor of such resolution to restore the Governance Provisions.

                  2.3 GENERAL OBLIGATIONS. None of TW, C or the A Principal Stockholders shall take any action inconsistent with the Governance Provisions. In the event of any material change (by a new amendment or agreement) to the terms or structure of the rights or powers of TW, C or the A Principal Stockholders, as a stockholder or as a holder of a series of Special Preferred Stock, under the Charter Documents or comparable corporate documentation (including, without limitation, changes in the right of TW, C or the A Principal Stockholders to nominate, designate, remove or replace Directors on the Board of Directors), each shall have the right to, or shall, if requested by any Union, in each case, to the extent permitted by law, take all action necessary to implement comparable changes to the terms or structure of the rights or powers of TW, C, the A Principal Stockholders or such Unions, as the case may be, under the Charter Documents or comparable corporate documentation.

                  2.4 STOCKHOLDER ACTIONS. In order to effectuate the provisions of this Article II, each of TW, C and the A Principal Stockholders hereby agrees that when any action or vote is required to be taken pursuant to this Agreement, it shall attend the Stockholders Meeting, in person or by proxy.

                  2.5 ISSUANCE OF SPECIAL PREFERRED STOCK.

                  (a) Subject to the terms and conditions set forth in this
Section 2.6, the Company agrees to issue and sell to each of the A Voting Trust and C, and each of the A Voting Trust and C agrees to purchase from the Company, immediately after the Effective Time, three (3) shares of Series B Special Preferred Stock and Series C Special Preferred Stock, respectively, for the purchase price of $1.00 per share. Subject to Section 2.1(g)(A) and to the terms and conditions set forth herein, the Company agrees to issue and sell to TW, and TW agrees to purchase from the Company, immediately after the Effective Time, two (2) shares of Series A Special Preferred Stock, for the purchase price of $1.00 per share. On the Closing Date, the Company shall deliver to the A Voting

Trust and C a certificate or certificates in definitive form and registered in the name of each of the A Voting Trust and C, representing three (3) shares of Series B Special Preferred Stock and Series C Special Preferred Stock, respectively, against delivery by the A Voting Trust and C of the aggregate purchase price payable thereby. On the Closing Date, the Company shall deliver to TW a certificate or certificates in definitive form and registered in the name of TW, representing two (2) shares of Series A Special Preferred Stock against delivery by TW of the aggregate purchase price payable thereby.

                  (b) The shares of Series A Special Preferred Stock, Series B Special Preferred Stock and Series C Special Preferred Stock shall be duly authorized on or prior to the Closing Date, and when issued and sold to TW, C and the A Voting Trust after payment therefor, shall be validly issued, fully paid and non-assessable, shall be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws (or an exemption therefrom) and shall be free and clear of all other Liens (other than those arising under applicable securities laws). The shares of Common Stock issuable upon conversion of the shares of Series A Special Preferred Stock, Series B Special Preferred Stock and Series C Special Preferred Stock shall have been duly reserved for issuance on or prior to the Closing Date upon conversion of the shares of Series A Special Preferred Stock, Series B Special Preferred Stock and Series C Special Preferred Stock, as applicable, and, when issued in compliance with the provisions of the Charter Documents, shall be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and shall be free and clear of all other Liens (other than those arising under applicable securities laws).

                  (c) The shares of Series D Special Preferred Stock, Series E Special Preferred Stock and Series F Special Preferred Stock shall be duly authorized on or prior to the Closing Date, and when issued to the respective Unions in accordance with the applicable Collective Bargaining Agreements, shall be validly issued, fully paid and non-assessable, shall be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws (or an exemption therefrom) and shall be free and clear of all other Liens (other than those arising under applicable securities laws). The shares of Common Stock issuable upon conversion of the shares of Series D Special Preferred Stock, Series E Special Preferred Stock and Series F Special Preferred Stock shall have been duly reserved for issuance on or prior to the Closing Date upon conversion of the shares of Series D Special Preferred Stock, Series E Special Preferred Stock and Series F Special Preferred Stock, as applicable, and, when issued in compliance with the provisions of the Charter Documents, shall be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and shall be free and clear of all other Liens (other than those arising under applicable securities laws).

                  (d) Each of TW, C, the A Principal Stockholders and the A Voting Trust acknowledges that the issuance of any shares of Special Preferred Stock to such Person, and the issuance of any Common Stock to such Person upon the conversion of any such shares of Special Preferred Stock, will not be registered under the Securities

Act and, upon receipt by it, will constitute "restricted securities" with the meaning of Rule 144(a)(3) under the Securities Act. Each of TW, C, the A Principal Stockholders and the A Voting Trust agree that it will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. Each of TW, C, the A Principal Stockholders and the A Voting Trust represents and warrants that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (e) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Special Preferred Stock now held or hereafter acquired by each of TW, C, the A Voting Trust and the Unions shall for as long as this Agreement is effective bear a legend substantially in the following form:

                  THE SALE, ASSIGNMENT OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED ______________ __, 2002, BY AND AMONG ALOHA HOLDINGS, INC., TURNWORKS, INC., [AIP], LLC AND [THE A VOTING TRUST], THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS OF ALOHA HOLDINGS, INC., COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO THE TERMS OF THE AFOREMENTIONED STOCKHOLDERS AGREEMENT, CERTIFICATE OF INCORPORATION AND BY-LAWS.

                                   ARTICLE III

                              ADDITIONAL COVENANTS

                  3.1 NON-COMPETITION. As of the date of this Agreement and continuing until the later of the third anniversary of such date or the date on which it no longer holds any shares of Special Preferred Stock, each of TW, C and each of the A Principal Stockholders shall not, and shall cause their respective Affiliates not to, without the prior written consent of the other Parties, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, creditor, investor, consultant or otherwise, any individual partnership, firm, corporation or other business organization or entity (collectively, an "ENTITY") that, at such time, (a) is headquartered in Hawaii and is primarily engaged in the business of passenger or freight airline services or aircraft ground maintenance operations; (b) is an airline that has Hawaii inter-island passenger or freight services that constitute a material share of its overall airline business measured by passenger revenue miles or freight pound miles; or (c) has 5% or more of the Hawaii inter-island passenger or freight air traffic measured by passenger revenue miles or freight pound miles and such Party or its Affiliates is serving directly as an officer, employee, partner or consultant of such Entity's Hawaii operations, or otherwise has significant duties or responsibilities involving such Entity's Hawaii operations. For the avoidance of doubt, a senior management position at a parent Entity for which the Hawaii operations are not a material part of such Entity on a consolidated basis will not be limited by the foregoing provisions.

                  3.2 TRANSFER TO AFFILIATES. None of TW, C or any of the A Principal Stockholders shall transfer any shares of Special Preferred Stock to any of its Affiliates unless such Affiliate agrees in writing, as of the date of such transfer, to be bound by the terms and conditions of this Agreement and each other agreement with any holders of the Common Stock or the Special Preferred Stock, in the same manner as TW, C or the A Principal Stockholders, as the case may be. Any attempt to transfer any such shares of Special Preferred Stock or any such rights in violation of the preceding sentence shall be null and void AB INITIO and the Company agrees not to register any such transfer. If any Affiliate transferee that receives any such shares of Special Preferred Stock pursuant to a transfer permitted by this Section 3.2 ceases at any time to be an Affiliate of TW, C or the A Principal Stockholders, as the case may be, such transfer shall be null and void ab initio and the Company shall cancel the registration of such transfer.

                  3.3 DIRECTOR COMPENSATION AND BENEFITS. The Parties shall take all action within their respective power as is necessary to implement (a) the "Flight Benefits" as described in the A/B Merger Agreement and any expansion of the terms thereof that may be approved from time to time by TW, the A Principal Stockholders and C, (b) the compensation levels for "Non-Employee Directors" as described in the A/B Merger Agreement and (c) the "Company Stock Incentive Plan" as described in the A/B Merger Agreement.

                  3.4 NOTICE AND REPORTING OF SHARES HELD. Each of TW, C and the A Principal Stockholders shall (a) promptly notify the other Parties, to the best of its knowledge, on the first date on which the number of shares of Common Stock held by it (together with its Affiliates who have agreed to be bound by the terms of this Agreement) is less than 15% of the Outstanding Common Equity Interest of the Company as of the close of business on the date hereof, less than 5% of the Outstanding Common Equity Interest of the Company as of the close of business on the date hereof or less than 1% of the Outstanding Common Equity Interest of the Company as of such date, and (b) use its reasonable efforts to assist the Company in satisfying its reporting obligations under the Securities Act and the Exchange Act with respect to such Party.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 TERM. This Agreement shall terminate as to each of TW, C, the A Voting Trust or each of the A Principal Stockholders at such time as TW, C, the A Voting Trust or such A Principal Stockholder, respectively, shall no longer have any rights to designate Directors pursuant to the Charter Documents.

                  4.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a) if to the A Principal Stockholders or the A Voting Trust:

                                    [                  ]





                                    with a copy to

                                    Shearman & Sterling
                                    Commerce Court West, Suite 4405
                                    Toronto, Ontario M5L 1E8
                                    Attention:  Brice T. Voran, Esq.
                                    Telecopy: (416) 360-2958

                  (b) if to C:

                                    [AIP], LLC
                                    c/o Smith Management Company
                                    885 Third Avenue, 34th Floor
                                    New York, New York 10022
                                    Attention:    John W. Adams
                                    Telecopy:     (212) 751-9501
                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attention:    Judith R. Thoyer, Esq.
                                    Telecopy:     (212) 757-3990

                  (c) if to TW:

                                    TurnWorks, Inc.
                                    1330 Lake Robbins Dr., Suite 205
                                    The Woodlands, Texas 77380
                                    Attention:    Greg Brenneman
                                    Telecopy:     (281) 363-2097

                                    with a copy to:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Attention:    Michael Ryan, Esq. and
                                                  Ethan Klingsberg, Esq.
                                    Telecopy:     (212) 225-3999

                  (d) if to the Company:

                                    Aloha Holdings, Inc.
                                    1330 Lake Robbins Dr.
                                    Suite 205
                                    The Woodlands TX 77380
                                    Attention:    Chief Executive Officer
                                    Telecopy:     (281) 363-2097

                                    with a copy to:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Attention:    Michael Ryan, Esq. and
                                                  Ethan Klingsberg, Esq.
                                    Telecopy:     (212) 225-3999

                  (e) if to the Unions, to each of the following:

                                    Air Line Pilots Association, International
                                    535 Herndon Parkway
                                    Herndon, Virginia 22070-1199
                                    Attention:    Master Chairman, Hawaiian MEC
                                    Telecopy:     (703) 689-4368
                                    and:

                                    the Association of Flight Attendants
                                    [Address 1]
                                    [Address 2]
                                    [City, State Zip]
                                    Attention:
                                    Telecopy:

                                    and:

                                    the International Association of Machinists and Aerospace Workers
                                    [Address 1]
                                    [Address 2]
                                    [City, State Zip]
                                    Attention:
                                    Telecopy:

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any Party may by notice given in accordance with this Section 4.2 designate another address or Person for receipt of notices hereunder.

                  4.3 AMENDMENT AND WAIVER. (A) No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by each of TW, C, the A Voting Trust and each Union, and (ii) only in the specific instance and for the specific purpose for which made or given.

                  4.4 NO INCONSISTENT AGREEMENT. None of TW, C or any of the A Principal Stockholders shall enter into any stockholder agreement, voting agreement or other agreement that is inconsistent with the terms of this Agreement.

                  4.5 ENFORCEMENT. The Parties to this Agreement agree that irreparable damage will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached and that monetary damages will not constitute adequate compensation for any breach of this Agreement. Accordingly, in addition to any other remedy available to any Party at law or equity, the Parties shall, subject to Section 4.7, be entitled to an injunction in any court of competent jurisdiction to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement.

                  4.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of such Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

                  4.7 GOVERNING LAW; JURISDICTION; WAIVER OF TRIAL BY JURY. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the Parties (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under any of the Transaction Documents or any transaction contemplated hereby or thereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit or proceeding relating to any of the Transaction Documents or any transaction contemplated thereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action; suit or proceeding related to or arising out of any of the Transaction Documents or any transaction contemplated thereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out of any of the Transaction Documents or any transaction contemplated thereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

                  4.8 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by without the prior written consent of the other Parties. Except for the Unions, no Person other than the Parties and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  4.10 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  4.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

                  4.12 NUMBER; GENDER; WITHOUT LIMITATION; INTERPRETATION OF CERTAIN DEFINED TERMS. Pronouns, wherever used in this Agreement, and of whatever gender, shall include Persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to "INCLUDING" and words of similar import refer to "including without limitation". Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  4.13 NO PARTNERSHIP. No term or provision of this Agreement shall be construed to establish any relationship of partnership, agency or joint venture between the Parties.

                  4.14 NO VOTING TRUST. No term or provision of this Agreement shall be construed to establish a voting trust between the Parties.

                  4.15 STOCKHOLDER CAPACITY. Notwithstanding anything herein to the contrary: (a) if any Affiliate of the Party is or becomes, during the term hereof, a director or officer of the Company, no representation, warranty, undertaking or agreement herein shall apply to such Affiliate in his or her capacity as such a director or officer and (b) each Party has entered into this Agreement solely in its capacity as a holder of Common Stock and/or Special Preferred Stock, whether now owned or hereafter acquired pursuant to the Transaction Documents or otherwise, and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any of its Affiliates in his or her capacity as an officer or director of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date first above written.

                                 TURNWORKS, INC.


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 [AIP], LLC

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 [A    VOTING TRUST], for and on
                                       behalf of the A Principal
                                       Stockholders, by its Voting
                                       Trustees:



                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE I


                 A VOTING TRUSTEES AND A PRINCIPAL STOCKHOLDERS


      [Information regarding four Trustees]


      Han H. Ching
      Han P. Ching
      Earl Ming-To Ching Revocable Living Trust dated 9/19/89, as amended Eldon Ming-Te Ching Revocable Living Trust dated 9/19/89, as amended Edric Ming-Kai Ching Revocable Living Trust dated 9/19/89, as amended Barbara T. Ching Meredith J. Ching DHMP Services Inc.
      Diamond Head Memorial Park
      Aloha Securities & Investment Company
      Ing Family Partnership
      Richard K.M. Ing Self Trusteed Trust
      Laura Ing Baker Self Trusteed Trust
      Carolyn Ing
      Sheridan Ing Generation Skipping Trust
      Molly Ing Louis Self Trusteed Trust
      Louise K.Y. Ing Self Trusteed Trust
      Shandau Ing Self Trusteed Trust
      Sheridan Ing Marital Trust
      Sheridan C.F. Ing Irrevocable Life Insurance Trust
      Sic Corp. Profit Sharing Plan For The Benefit of Julia Ing
      DHMP Service Inc. Pre Need Trust
      Agreement of Trust by Han Ping Ching dated 9/21/83
      Han Ping Ching 1992 Gift Trust Agreement dated 3/6/92
      Barbara T. Ching as Custodian for Randall K.H. Ching,
        Shelli M.L. Ching and Laura M.C. Ching
      Han H. Ching as Custodian for Randall K.H. Ching,
        Shelli M.L. Ching and Laura M.C. Ching
      Earl Ming Te Ching Gift Trust dated 2/1/92
      Eldon Ming Te Ching Gift Trust dated 2/1/92
      Edric Ming Kai Ching Gift Trust dated 2/1/92
      Elizabeth Lan Ching Trust dated July 10, 1986, as amended
      Non-exempt Marital Trust under Hung Wo Ching 27 Trust dated 5/1/78
      Ching Perpetual Trust


                                     S-I-1

                          REGISTRATION RIGHTS AGREEMENT


                                      among


                              ALOHA HOLDINGS, INC.


                                TURNWORKS, INC.,


                                 [_______], LLC


                              SMITH MANAGEMENT LLC


                                       and


                                [A VOTING TRUST]


                     ---------------------------------------

                          Dated as of __________, 2002

                     ---------------------------------------

                                TABLE OF CONTENTS

1.       BACKGROUND..........................................................1

2.       REGISTRATION UNDER SECURITIES ACT, ETC..............................1

         2.1      Registration on Request....................................1

         2.2      Incidental Registration....................................3

         2.3      Registration Procedures....................................4

         2.4      Underwritten Offerings.....................................7

         2.5      Preparation; Reasonable Investigation......................8

         2.6      Limitations, Conditions and Qualifications to Obligations
                  under Registration Covenants...............................8

         2.7      Indemnification............................................9

3.       DEFINITIONS........................................................12

4.       RULE 144 AND RULE 144A.............................................14

5.       AMENDMENTS AND WAIVERS.............................................14

6.       NOMINEES FOR BENEFICIAL OWNERS.....................................14

7.       NOTICES............................................................14

8.       ASSIGNMENT.........................................................15

9.       CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES......15

10.      NO INCONSISTENT AGREEMENTS.........................................15

11.      REMEDIES...........................................................15

12.      SEVERABILITY.......................................................15

13.      ENTIRE AGREEMENT...................................................16

14.      HEADINGS...........................................................16

15.      GOVERNING LAW JURISDICTION; WAIVER OF TRIAL BY JURY................16

16.      COUNTERPARTS.......................................................16

     An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of [the Closing Date], 2002, by and among Aloha Holdings, Inc., a Delaware corporation (the "COMPANY"), TurnWorks, Inc., a Texas corporation ("TW"), [_________], LLC, a Delaware limited liability Company ("C LLC"), Smith Management LLC, a New York limited liability company ("SMC") and a voting trust for and on behalf of the stockholders of Aloha Airgroup, Inc., a Hawaii corporation ("A"), set forth in EXHIBIT A hereto (the "A VOTING TRUST"). All references in this Agreement to the "A VOTING TRUST" or to the "A VOTING TRUSTEES" shall constitute references to the A Voting Trust or the A Voting Trustees, as the case may be, acting for and on behalf of the A Principal Stockholders and without personal liability. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Merger Agreement (as defined below).

     The parties hereby agree as follows:

     1. BACKGROUND. Each of A, Hawaiian Airlines, Inc., a Hawaii corporation ("B"), the Company and TW have - entered into an Agreement and Plan of Merger, dated as of December 19, 2001 (as amended from time to time, the "MERGER AGREEMENT"). The execution and delivery of this Agreement by the parties hereto is a condition to the Closing under the Merger Agreement.

     2. REGISTRATION UNDER SECURITIES ACT, ETC.

          2.1  REGISTRATION ON REQUEST.


               (a) REQUEST. At any time, and from time to time, upon the written request of one or more holders (the "INITIATING HOLDERS") of Registrable Securities that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect, at the earliest possible date, the registration under the Securities Act (including if specified in such written request, by means of (i) a continuous offering pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) either (A) on Form S-3, or any successor form, if the Company is then eligible to use Form S-3 or such successor form or (B) on Form S-1, or any successor form, or (ii) an underwritten offering pursuant to Sections 2.1(e), 2.1(f) and 2.4), of

                    (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

                    (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred to as the "SELLING HOLDERS") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities and such shares of Company Common Stock and Notes so to be registered.

               (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Selling Holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

               (c)  REGISTRATION STATEMENT FORM. Registrations under this
Section 2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

               (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have either ceased to be Registrable Securities or been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Holders), PROVIDED that, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 135 days; (ii) if, after it has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable solely to the Selling Holders and has not thereafter become effective; or (iii) if, the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the Selling Holders.

               (e) SELECTION OF UNDERWRITERS. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company, with the approval of the Executive Committee of the Board of Directors of the Company.

               (f) PRIORITY IN REQUESTED REGISTRATION OF UNDERWRITTEN OFFERING. If the managing underwriter of any underwritten offering shall advise the Company in writing (in which case the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of 66-2/3% of the Registrable Securities requested to be included in such registration, the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, PRO RATA (based on the number of Registrable Securities then held by each of the Selling Holders, together with its Affiliates) among the Selling Holders requesting such registration. Notwithstanding the foregoing, if the total number of Registrable Securities requested to be included in any registration cannot be included, holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested, shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice from the managing underwriter described above by the Company and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof. In connection with any such registration to which this Section 2.1(f) is applicable, no securities other than Registrable Securities of the Selling Holders shall be covered by such registration.

               (g) LIMITATIONS ON REGISTRATION REQUESTS. Notwithstanding anything in this Section 2.1 to the contrary (other than Section 2.1(i)), in no event will the Company be required to (i) effect more than two registrations per Stockholder Group under this Section 2.1; or (ii) effect a registration pursuant to this Section 2.1 within the six-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 2.1(d)) of a registration statement filed pursuant to this Section 2.1, unless a majority of the Disinterested Directors determines that effecting a second registration within the six-month period would not have a material adverse effect on the market price of the Company Common Stock or the Notes, if applicable. For purposes of this Agreement, (i) TW, its Affiliates, immediate relatives of such Affiliates, Affiliates of such immediate relatives and trusts for the benefit of such immediate relatives (collectively, the "TW STOCKHOLDER GROUP"), (ii) C LLC, SMC and their respective Affiliates, and (iii) the A Voting Trust shall each constitute a separate "STOCKHOLDER GROUP".

               (h) EXPENSES. The Company will pay all Registration Expenses in connection with any registrations requested pursuant to this Section 2.1.

               (i) CONVERSION OF MERGER S-4. If the A Voting Trust (or, if available, C LLC or SMC) delivers a request to the Company pursuant to Section 2.1(a) referencing this Section 2.1(i) at least 10 business days before the Closing Date, then the Company shall use its reasonable best efforts to convert, after the Effective Time, the Registration Statement on Form S-4 relating to the Mergers into a resale registration statement for use by such holders on the terms and subject to the conditions otherwise applicable to a registration requested under this Section 2.1. Delivery of such a request under this Section 2.1(i) shall not be counted for purposes of the requests of registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

     2.2  INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time prior to the 10th anniversary of the Closing Date, proposes to register any of its Company Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 (or successor forms), whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "REQUESTING HOLDER") made as promptly as practicable and in any event within 30 days after the receipt of any such notice from the Company (15 days if the Company states in such written notice or gives telephonic or telecopied notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 (or any successor form) and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; PROVIDED that, prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; PROVIDED FURTHER, HOWEVER, that, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to cause such registration to be effected as a registration under Section 2.1, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

          (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, PRO RATA (based on the number of Registrable Securities requested to be included therein by each Requesting Holder) among such Requesting Holders.

          (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration contemplated pursuant to this Section 2.2.

     2.3 REGISTRATION PROCEDURES. If and at any time the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as expeditiously as possible:

               (i) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company) file with the

Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective in accordance with Section 2.1(d)(i) hereof and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; PROVIDED that, except with respect to any such registration statement pursuant to Rule 415 under the Securities Act, such period need not exceed 135 days;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the reasonable opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish at the effective date of such registration statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                    (x) an opinion of counsel for the Company, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, and

                    (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

               (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

               (x) use its best efforts to list all Registrable Securities (other than the Notes) covered by such registration statement on any national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed; and

               (xi) if the Registrable Securities covered by such registration statement constitute Notes, use all its reasonable efforts to maintain the qualification of the indenture under the Trust Indenture Act.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4  UNDERWRITTEN OFFERINGS.


          (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 or such other indemnities as are customarily received by underwriters in public offerings of similar securities. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company proposes to register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law.

     2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS.

          (a) The Company shall be entitled to postpone or suspend, as the case may be, for a reasonable period of time (but not exceeding an aggregate of 90 days in any rolling 180-day period from and after the Effective Time) the filing, initial effectiveness and/or continued use of any registration statement otherwise required to be prepared, filed and have declared and maintained as effective by it pursuant to Section 2.1 if the Company determines, in its reasonable judgment, that such filing, initial effectiveness or continued use would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company's control and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to
Section 2.1 written notice (which shall be kept strictly confidential) of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. In the event the Company exercises its rights under the preceding sentence in respect of a registration statement that has already been filed, the Selling Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus or preliminary prospectus relating to the registration in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.6.

          (b) If the Company shall postpone, pursuant to this Section 2.6, the filing or initial effectiveness of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to
Section 2.1 hereof.

          (c)  Any postponement or suspension by the Company pursuant to this
Section 2.6 shall be without prejudice to the rights of the holders under
Section 2.1(d).

     2.7  INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, and their respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, affiliate and controlling Person for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; PROVIDED FURTHER that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement of any material fact contained in any such registration statement, preliminary prospectus, final prospectus or summary prospectus contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in a prospectus or prospectus supplement, if such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus or prospectus supplement, the seller of the Registrable Securities has an obligation under the Securities Act to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by such seller or underwriter.

          (b) INDEMNIFICATION BY THE SELLERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED FURTHER, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in, but not control, such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Section 2.7 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

          (d)  CONTRIBUTION. If the indemnification provided for in this Section
2.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.7(a) or (b), the indemnified party and the indemnifying party under Section 2.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "AFFILIATE" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person or any immediate relative of such specified Person or any Person controlled by such immediate relative or any trust set up for such immediate relative's benefit.

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

     "HOLDER" or "HOLDERS" mans any holder or holders of Registrable Securities that is a member of a Stockholder Group.

     "INITIATING HOLDER" is defined in Section 2.1(a).

     "PERSON" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

     "REGISTRABLE SECURITIES" means any Notes or any equity securities of the Company that are beneficially owned (within the meaning of Section 13d of the Exchange Act), or in respect of which rights exist but have not yet vested, at the Effective Time by or on behalf of any holder or any Affiliate thereof, and any securities of the Company issued or issuable with respect thereto by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them (without volume or method of sale restrictions) shall not require registration of such distribution under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section
9. Shares of Company Common Stock beneficially owned by the TW Stockholders Group that are not permitted to be transferred outside the TW Stockholder Group pursuant to the terms of the Stock Vesting Agreement dated as of the date hereof between TW and the Company shall not constitute Registrable Securities so long as such contractual restrictions on transfer remain in effect and shall cease to be Registrable Securities in the event that such agreement requires such shares to be forfeited to the Company.

     "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the American Stock Exchange, other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters and legal opinions required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least a majority of the Registrable Securities covered by such registration); PROVIDED, HOWEVER, that in the event the Company shall determine, in accordance with
Section 2.2(a) or Section 2.6, not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

     "REQUESTING HOLDER" is defined in Section 2.2(a).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of

1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

     "SELLING HOLDER" is defined in Section 2.1(a).

     "STOCKHOLDER GROUP" is defined in Section 2.1(g).

     "TW STOCKHOLDER GROUP" is defined in Section 2.1(g).

     4. RULE 144 AND RULE 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the Registrable Securities held by each Stockholder Group (consenting separately by Stockholder Group) affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

     (a) if to any holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

     (b) if to the Company, addressed to it in the manner set forth in the Merger Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by a courier, if delivered by overnight courier service; three business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

     8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to TW, C LLC or any A Principal Stockholder, any holder of any Registrable Securities, subject to the provisions respecting the minimum amount of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of a majority of the outstanding Registrable Securities held by each Stockholder Group (consenting separately by Stockholder Group) at the time such consent is requested.

     9. CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number or principal amount of Registrable Securities outstanding at the time such calculation is made.

     10. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to any Person in connection with any requested or incidental registration of such securities equal or higher priority to the rights granted to the holders under Section 2 of this Agreement.

     11. REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     12. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the holders shall be enforceable to the fullest extent permitted by law.

     13. ENTIRE AGREEMENT. This Agreement, together with the "ancillary agreements" referred to in the Merger Agreement to which the parties hereto are parties (including the exhibits and schedules thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and such other agreements (including the exhibits and schedules thereto) supersede all prior agreements and understandings among the parties with respect to such subject matter.

     14. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     15. GOVERNING LAW JURISDICTION; WAIVER OF TRIAL BY JURY. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the Merger Agreement and the other ancillary agreements or any transaction contemplated hereby or thereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action; suit or proceeding related to or arising out of this Agreement, the Merger Agreement and the other ancillary agreements or any transaction contemplated hereby or thereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out this Agreement, the Merger Agreement and the other ancillary agreements or any transaction contemplated hereby or thereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                       ALOHA HOLDINGS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:



                                       TURNWORKS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:



                                       [_____], LLC


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       SMITH MANAGEMENT LLC



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       [A VOTING TRUST]


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT C


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         TURNWORKS ACQUISITION III, INC.


     TURNWORKS ACQUISITION III, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

     1. The name of the corporation is TURNWORKS ACQUISITION III, INC. and it was originally incorporated under the name "TURNWORKS ACQUISITION III, INC." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 14, 2001.

     2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW") and by the written consent of the sole stockholder of TURNWORKS ACQUISITION III, INC., restates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and further amended, the Restated Certificate of Incorporation (hereinafter, this "CERTIFICATE OF INCORPORATION") reads as follows:

                                   ARTICLE I

                                      NAME

     The name of the corporation is "ALOHA HOLDINGS, INC." (the "CORPORATION").


                                   ARTICLE II

                      ADDRESS; REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and the name of its registered agent at such address is CT Corporation System.

                                  ARTICLE III

                                    PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                  CAPITAL STOCK

     A. NUMBER OF SHARES; GENERAL PROVISIONS.

     SECTION 1. NUMBER OF SHARES AUTHORIZED. The total number of shares of all classes of stock that the Corporation shall be authorized to issue is two hundred million (200,000,000) shares, consisting of fifty million (50,000,000) shares of Preferred Stock, par value $.0001 per share (the "PREFERRED STOCK"), and one hundred fifty million (150,000,000) shares of Common Stock, par value $.0001 per share (the "COMMON STOCK").

     SECTION 2. RESTRICTIONS ON FOREIGN OWNERSHIP OF VOTING STOCK. The ownership or control of more than 25% of the issued and outstanding Voting Stock of the Corporation by persons who are not "citizens of the United States" as defined in
Section 102(a)(15) of the Transportation Act (49 U.S.C. Section 4101, ET SEQ., the "TRANSPORTATION ACT") is prohibited; PROVIDED, HOWEVER, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not "citizens of the United States" under the Transportation Act or under any successor or other law of the United States of America which provides for the regulation of, or is otherwise applicable to, the Corporation or its subsidiaries in their business activities. As used in the preceding sentence and elsewhere in this Certificate of Incorporation, "Voting Stock" of the Corporation means the Common Stock and any shares of Preferred Stock of the Corporation entitled to vote on matters generally referred to the stockholders for a vote.

     B. PREFERRED STOCK.

     Subject to the limitations of and in the manner provided by law, the Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     C. DESIGNATION OF SPECIAL PREFERRED STOCK.

     SECTION 1. DESIGNATION AND AMOUNT. Three (3) of the authorized shares of Preferred Stock are hereby designated as "Series A Special Preferred Stock, par value $.0001 per share" (the "SERIES A SPECIAL PREFERRED STOCK"), three (3) of the authorized shares of Preferred Stock are hereby designated as "Series B Special Preferred Stock, par value $.0001 per share" (the "SERIES B SPECIAL PREFERRED STOCK"), three (3) of the authorized shares of Preferred Stock are hereby designated as "Series C Special Preferred Stock, par value $.0001 per share" (the "SERIES C SPECIAL PREFERRED STOCK"), one (1) of the authorized shares of Preferred Stock are hereby designated as "Series D Special Preferred Stock, par value $.0001 per share" (the "SERIES D SPECIAL PREFERRED STOCK"), one
(1) of the authorized shares of Preferred Stock are hereby designated as "Series E Special Preferred Stock, par value $.0001 per share" (the "SERIES E SPECIAL PREFERRED STOCK") and one (1) of the authorized shares of Preferred Stock are hereby designated as "Series F Special Preferred Stock, par value $.0001 per share" (the "SERIES F SPECIAL PREFERRED STOCK") (collectively, the "SPECIAL PREFERRED STOCK").

     SECTION 2. DIVIDENDS AND DISTRIBUTIONS. At any time that a dividend or distribution is declared and paid with respect to Common Stock, a dividend shall be paid on the Special Preferred Stock in an amount per share equal to twice the dividend per share paid on the Common Stock, and, except as provided in Sections 6 and 7 hereof, the Special Preferred Stock shall not be entitled to receive any other dividends or distributions thereon.

     SECTION 3. VOTING RIGHTS.

     (a) VOTING RIGHTS OF THE SPECIAL PREFERRED STOCK. The Special Preferred Stock shall have the right to vote: (i) as required by the General Corporation Law and (ii) together with the Common Stock as a single class with respect to any matters submitted to the holders of shares of the Common Stock of the Corporation. The holder of each share of Special Preferred Stock shall be entitled to one vote for each share of Special Preferred Stock held by such holder.

     (b) NOTICE. So long as any shares of the Special Preferred Stock remain outstanding, the Corporation will provide the holders of the Special Preferred Stock with notice of each annual and special meeting of stockholders, including without limitation any meeting at which matters on which the Special Preferred Stock is entitled to vote, to the same extent as the holders of the Common Stock.

     (c) CONDITIONAL RIGHT TO ELECT DIRECTORS TO FILL VACANCIES.

          (i) SERIES A SPECIAL PREFERRED STOCK. In the event of a vacancy or vacancies on the Board of Directors of the Corporation or any committee thereof caused by the removal, resignation or death of one or more directors whom the holders of the Series A Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.4 of the By-laws within thirty (30) days, such vacancy or vacancies may be filled by the affirmative vote of a majority of the holders of the Series A Special Preferred Stock at a special meeting of holders of the Series A Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series A Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

          (ii) SERIES B SPECIAL PREFERRED STOCK. In the event of a vacancy or vacancies on the Board of Directors of the Corporation or any committee thereof caused by the removal, resignation or death of one or more directors whom the holders of the Series B Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.4 of the By-laws within thirty (30) days, such vacancy or vacancies may be filled by the affirmative vote of a majority of the holders of the Series B Special Preferred Stock at a special meeting of holders of the Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series B Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

          (iii) SERIES C SPECIAL PREFERRED STOCK. In the event of a vacancy or vacancies on the Board of Directors of the Corporation or any committee thereof caused by the removal, resignation or death of one or more directors whom the holders of the Series C Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.4 of the By-laws within thirty (30) days, such vacancy or vacancies may be filled by the affirmative vote of a majority of the holders of the Series C Special Preferred Stock at a special meeting of holders of the Series C Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series C Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

          (iv) SERIES D SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of the Series D Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with
Section 3.4 of the By-laws within thirty (30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series D Special Preferred Stock at a special meeting of holders of the Series D Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series D Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

          (v) SERIES E SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of the Series E Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.4 of the By-laws within thirty
(30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series E Special Preferred Stock at a special meeting of holders of the Series E Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series E Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

          (vi) SERIES F SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of the Series F Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors pursuant to the By-laws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.4 of the By-laws within thirty
(30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series F Special Preferred Stock at a special meeting of holders of the Series F Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series F Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

     (d) Except as otherwise expressly provided herein or otherwise expressly required by law, the Special Preferred Stock shall not have any other voting rights with respect to the affairs of the Corporation.

     SECTION 4. CONVERSION.


     (a)  CONVERTIBLE INTO COMMON STOCK.


          (i)  SERIES A SPECIAL PREFERRED STOCK.

               (A) TRANSFER. Each share of Series A Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon the sale, exchange, transfer, assignment, pledge or other disposition (collectively referred to as a "TRANSFER") of such share to any person (a "TRANSFEREE") who is not, or ceases to be at any time after the date of such Transfer, an Affiliate (as defined below) of the initial holder of such share of Series A Special Preferred Stock who has agreed to be bound by the Stockholders Agreement dated as of ________ ___, 2002, among the Corporation, TurnWorks, Inc., [AIP], LLC and the [A Voting Trust] (the "STOCKHOLDERS AGREEMENT"). As used in this Certificate of Incorporation, "AFFILIATE" means, with respect to any specified Person (as defined below), any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. As used in this Certificate of Incorporation, the term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Certificate of Incorporation, the term "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity. As used in this Section 4(a)(i), any affiliate of the holder of shares of Series A Special Preferred Stock or immediate relative of such affiliate of such holder, or one or more affiliates of or trusts for the benefit of any such affiliate or immediate relative, shall be deemed to be an "AFFILIATE" of such holder.

               (B) LESS THAN 1%. Each share of Series A Special Preferred Stock shall be immediately converted into one (1) share of Common Stock automatically if the holder (together with all Affiliates of such holder who have agreed to be bound by the Stockholders Agreement of Series A Special Preferred Stock is or becomes at any time the holder of less than 1% of the "outstanding common equity interest" of the stock of the Corporation at such time. "OUTSTANDING COMMON EQUITY INTEREST" shall mean, at any time, the issued and outstanding Common Stock at such time and shall not include in such determination any Common Stock issuable upon exercise, conversion or exchange of outstanding warrants, stock options, or convertible stock, or other securities exercisable, convertible or exchangeable into Common Stock (as adjusted to reflect prior stock splits, reclassifications and similar events).

          (ii) SERIES B SPECIAL PREFERRED STOCK.

               (A) TRANSFER. Each share of Series B Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee who is not, or ceases to be at any time after the date of such Transfer, an "Affiliate" of the initial holder of such share of Series B Special

Preferred Stock who has agreed to be bound by the Stockholders Agreement. As used in this Section 4(a)(ii), each beneficiary of the holder of shares of Series B Special Preferred Stock, and each relative and affiliate of such beneficiary shall be deemed to be an "AFFILIATE" of each other and of such holder.

               (B) LESS THAN 1%. Each share of Series B Special Preferred Stock shall be immediately converted into one (1) share of Common Stock automatically if the holder (together with all Affiliates of such holder who have agreed to be bound by the Stockholders Agreement) of Series B Special Preferred Stock is or becomes at any time the holder of less than 1% of the outstanding common equity interest of the stock of the Corporation at such time.

          (iii) SERIES C SPECIAL PREFERRED STOCK.

               (A) TRANSFER. Each share of Series C Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee who is not, or ceases to be at any time after the date of such Transfer, an Affiliate of the initial holder of such share of Series C Special Preferred Stock who has agreed to be bound by the Stockholders Agreement. As used in this Section 4(a)(iii), the managing member of the holder of Series C Special Preferred Stock, as of [the Closing Date], or any affiliate of Smith Management LLC, as of [the Closing Date], who is a "citizen of the United States" as defined in Section 102(a)(15) of the Transportation Act, or any affiliate of such managing member, or any corporation, partnership or limited liability company controlled by such managing member or such affiliate shall be deemed to be an "AFFILIATE" of such holder.

               (B) LESS THAN 1%. Each share of Series C Special Preferred Stock shall be immediately converted into one (1) share of Common Stock automatically if the holder (together with all Affiliates of such holder who have agreed to be bound by the Stockholders Agreement) of Series C Special Preferred Stock is or becomes at any time the holder of less than 1% of the outstanding common equity interest of the stock of the Corporation; PROVIDED, HOWEVER, so long as the holder (together with all Affiliates of such holder who have agreed to be bound by the Stockholders Agreement) of Series C Special Preferred Stock is the holder of at least 20% of the principal amount of 8% Notes due 2008 of the Corporation (the "NOTES") issued pursuant to each of (i) the Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, Hawaiian Airlines, Inc., Aloha Airlines, Inc.. and TurnWorks, Inc. (the "A/B MERGER AGREEMENT") and (ii) the Agreement and Plan of Merger, dated as of December 19, 2001, among AIP General Partner, Inc., AIP, Inc. and the Corporation (the "C MERGER AGREEMENT"), such shares of Series C Special Preferred Stock shall not convert into Common Stock.

          (iv) SERIES D SPECIAL PREFERRED STOCK. Each share of Series D Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to the foregoing, each share of the Series D Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

          (v) SERIES E SPECIAL PREFERRED STOCK. Each share of Series E Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to the foregoing, each share of the Series E Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

          (vi) SERIES F SPECIAL PREFERRED STOCK. Each share of Series F Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to the foregoing, each share of the Series F Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

     (b) TIME OF CONVERSION AND SURRENDER OF SHARES. Conversion of any share of Special Preferred Stock shall be deemed to have been effected on the date (the "CONVERSION DATE") that (i) in the case of the Series A Special Preferred Stock, the Series B Special Preferred Stock and the Special Preferred Stock, (A) such share is Transferred to a Transferee who is not, or at any time after such Transfer ceases to be, an Affiliate of the Transferor (as applicable) or who is an Affiliate of the Transferor (as applicable) but has not agreed to be bound by the Stockholders Agreement or (B) the holder of such share is or becomes at any time the holder of less than 1% of the outstanding common equity interest of the stock of the Corporation at such time and (if applicable), the holder of less than 20% of the principal amount of Notes issued pursuant to the A/B Merger Agreement and the C Merger Agreement, and (ii) in the case of the Series D Special Preferred Stock, the Series E Special Preferred Stock or the Series F Special Preferred Stock, (A) such share is Transferred to a Transferee or (B) the related collective bargaining agreement is amended so that such collective bargaining agreement no longer entitles such holder to nominate a representative on the Board of Directors. The holder of the converted share or shares of Special Preferred Stock shall be deemed to have become a stockholder of record of the Common Stock on the applicable Conversion Date. On the applicable Conversion Date or as soon as practicable thereafter, any holder of a certificate that, prior to conversion represented a share of Special Preferred Stock must deliver such certificate to the Corporation during regular business hours at the principal office of the Corporation or at such other place as may be designated in writing delivered to the holder of such certificate by the Corporation, duly endorsed for Transfer to the Corporation (if required by it), accompanied by written notice identifying such Transferee who is not an Affiliate (as applicable), Transferee or other holder, as the case may be. As promptly as practicable thereafter, the Corporation shall issue and deliver at such office to such Transferee who is not an Affiliate (as applicable) or Transferee, a certificate for the shares of Common Stock issuable upon conversion.

     (c) ISSUANCE OF COMMON STOCK. All shares of Common Stock that may be issued upon conversion of the Special Preferred Stock shall, upon issuance, be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Special Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Special Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (d) ADJUSTMENTS. The number of shares of Common Stock issuable upon the conversion of each share of the Special Preferred Stock shall not be subject to adjustment.

     (e) REACQUIRED SHARES. Any shares of Special Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including upon conversion into Common Stock) shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock subsequently created by resolution or resolutions of the Board of Directors.

     (f) LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the limitations of and in the manner provided by law, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Special Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus of any nature, $.0001 per share of Special Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or the holders of any other class of stock junior in respect of liquidation rights to the Special Preferred Stock; and the holders of the Special Preferred Stock shall not be entitled to any further payments. If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $.0001 per share of the Special Preferred Stock and the full liquidating payment due to any holder of Preferred Stock of any series ranking pari passu with the Special Preferred Stock, then such assets and proceeds shall, subject to the limitations of and in the manner provided by law, be distributed among the holders of the Special Preferred Stock, ratably on a share for share basis in accordance with the respective amounts which would be payable on all such series of Preferred Stock, if all remaining liquidating amounts payable were paid in full and nothing shall be paid to the holders of any other class of stock junior to the Special Preferred Stock. Neither a consolidation nor merger of the Corporation with or into one or more corporations, nor a sale of all or a substantial part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6 unless such consolidation, merger or sale shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation or shall otherwise be deemed as such by law.

     SECTION 5. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, all shares of Special Preferred Stock shall at the same time, subject to the limitations of and in the manner provided by law, be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     SECTION 6. NO REDEMPTION. The shares of Special Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Special Preferred Stock in any other manner permitted by law or this Certificate of Incorporation.

     SECTION 7. RANK. With regard to rights to receive distributions upon liquidation, dissolution or winding up of the Corporation, the Special Preferred Stock shall rank (i) senior to the Common Stock of the Corporation, (ii) senior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank junior to the Special Preferred Stock, (iii) junior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank senior to the Special Preferred Stock, and (iv) pari passu with each other and with any series of Preferred Stock of the Corporation the terms of which do not specifically provide that such series shall rank junior or senior to the Special Preferred Stock.

     SECTION 8. PREEMPTIVE RIGHTS. No holder of the shares of Special Preferred Stock shall have any preemptive or preferential rights of subscription for or to purchase any shares of any class of stock or other securities of the Corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such prices as the Board of Directors, in its discretion from time to time may determine. The Board of Directors may issue shares of Special Preferred Stock or other securities without offering the same in whole or in part to the stockholders of the Corporation.

     D. COMMON STOCK.

     SECTION 1. Except as may otherwise be provided in this Certificate of Incorporation (including, without limitation, Part C of this Article IV or any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Part B of this Article
IV) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

     SECTION 2. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

     SECTION 3. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                                   ARTICLE V

                                    DIRECTORS

     SECTION 1. Except as otherwise fixed by or pursuant to the provisions of
Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 2. Subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, or Sections 3.4 or 3.6 of the By-laws, any director may be removed from office with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, PROVIDED THAT, except as provided in the next sentence, nominees of any series of Special Preferred Stock may be removed with or without cause only by the affirmative vote of a majority of the holders of such series at a special meeting called for such purpose or by the unanimous written consent in lieu of meeting of all holders of such series. In addition, upon any reduction in the number of nominees that any holder of a series of Special Preferred Stock is entitled to nominate to the Board pursuant to Section 3.2 of the By-laws, a number of the nominees of such holder of any series of Special Preferred Stock equal to the number so reduced shall be removed immediately from the Board, and such holder of any series of Special Preferred Stock shall select which of its nominees shall be so removed.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

     SECTION 1. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefits.

     SECTION 2. AMENDMENT OR REPEAL. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                  ARTICLE VII

                                 INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER ENTITY"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in
Section 1 of this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

     SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

     SECTION 3. CLAIMS. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     SECTION 4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

     SECTION 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     SECTION 7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                  ARTICLE VIII

                          NO ACTION BY WRITTEN CONSENT

     Subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, special meetings of stockholders of the Corporation may be called only by the

Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                   ARTICLE IX

                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

     In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors; PROVIDED, HOWEVER, that any repeal, alteration or amendment to the By-laws which would be inconsistent with Articles 4, 13 or 14 or Sections 2.3, 2.13, 3.2, 3.4, 3.6, 3.9, 3.15, 3.16, 5.2 or 5.3 of the By-laws of the
Corporation shall require the affirmative vote of a majority of the Entire Board, which majority shall include at least one (1) Series A Nominated Director, at least one (1) Series B Nominated Director and at least one (1) Series C Nominated Director (so long as there are such Series A Nominated Directors, Series B Nominated Directors and Series C Nominated Directors) and a majority of the Series D Nominated Director, Series E Nominated Director and Series F Nominated Director (so long as there are three (3) of such Nominated Directors). In addition to any requirements of law and any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation which would be inconsistent with Articles 4, 13 or 14 or Sections 2.3, 2.13, 3.2, 3.4, 3.6, 3.9, 3.15, 3.16, 5.2
or 5.3 of the By-laws of the Corporation.

                                   ARTICLE X

                             AMENDMENT AND/OR REPEAL
                         OF CERTIFICATE OF INCORPORATION

     In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article X, Part C of Article IV, or Articles V, VI, VII, VIII or IX of this Certificate of Incorporation. Subject to the foregoing provisions of this Article X, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation. Each Article and Section reference contained in this Certificate of Incorporation shall be deemed to refer to any successor provision of such Article or Section.

     IN WITNESS WHEREOF, I, Gregory D. Brenneman, Chairman of the Board of Directors and Chief Executive Officer of TURNWORKS ACQUISITION III, INC., has executed this Restated Certificate of Incorporation as of the __th day of _________, 2002, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.




                                       ----------------------------------
                                       Gregory D. Brenneman
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

                                    EXHIBIT D

                                 AMENDED BY-LAWS

                                       of

                              ALOHA HOLDINGS, INC.

                            (A Delaware Corporation)

                            ------------------------


                                   ARTICLE 1

                                   DEFINITIONS

     As used in these By-laws, unless the context otherwise requires, the term:

     1.1 "1% THRESHOLD" means, as of any Measurement Date or any other specified time, 1% of the Outstanding Common Equity Interest of the Corporation as of the close of business on such Measurement Date or such other specified time.

     1.2 "5% THRESHOLD" means, as of any Measurement Date or any other specified time, [ ]1 shares of Common Stock, as adjusted to reflect stock splits, reclassifications and similar events after [the Closing Date].

     1.3 "15% THRESHOLD" means, as of any Measurement Date or any other specified time, [ ]2 shares of Common Stock, as adjusted to reflect stock splits, reclassifications and similar events after [the Closing Date].

     1.4 "A/B MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, Hawaiian Airlines, Inc., Aloha Airgroup, Inc. and TurnWorks, Inc.

     1.5 "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting


--------
1 Will be 5% of the Outstanding Common Equity Interest of the Corporation as of the close of business on [the Closing Date].

2 Will be 15% of the Outstanding Common Equity Interest of the Corporation as of the close of business on [the Closing Date].

securities, by contract or otherwise. For purposes of this definition, (i) any affiliate of the holders of shares of Series A Special Preferred Stock or immediate relative of such affiliate of such holder, or one or more affiliates of or trusts for the benefit of any such affiliate or immediate relative, shall be deemed an "AFFILIATE" of such holder, (ii) each beneficiary of the holder of shares of Series B Special Preferred Stock, and each relative and affiliate of such beneficiary, shall be deemed an "AFFILIATE" of each other and of such holder, and (iii) the managing member of the holder of Series C Special Preferred Stock as of [the Closing Date], or any affiliate of Smith Management LLC, as of [the Closing Date], who is a "citizen of the United States" as defined in Section 102(a)(15) of the Transportation Act, or any affiliate of such managing member, or any corporation, partnership or limited liability company controlled by such managing member or such affiliate, shall be deemed to be an "AFFILIATE" of such holder.

     1.6 "ASSISTANT SECRETARY" means an Assistant Secretary of the Corporation.

     1.7 "ASSISTANT TREASURER" means an Assistant Treasurer of the Corporation.

     1.8 "BOARD" means the Board of Directors of the Corporation.

     1.9 "BY-LAWS" means the initial by-laws of the Corporation, as amended from time to time.

     1.10 "C MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, TurnWorks, Inc., AIP General Partner Inc. and AIP, Inc.

     1.11 "CERTIFICATE OF INCORPORATION" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

     1.12 "CHAIRMAN" means the Chairman of the Board of Directors of the Corporation.

     1.13 "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Corporation.

     1.14 "COMMON STOCK" means the Common Stock of the Corporation, par value $0.0001 per share.

     1.15 "CORPORATION" means Aloha Holdings, Inc.

     1.16 "DIRECTORS" means directors of the Corporation.

     1.17 "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

     1.18 "ENTIRE BOARD" means all directors of the Corporation then in office, whether or not present at a meeting of the Board, but disregarding vacancies.

     1.19 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     1.20 "FOREIGN STOCK RECORD" has the meaning set forth in Section 7.4 of these By-laws.

     1.21 "FOREIGNER" has the meaning set forth in Section 7.4 of these By-laws.

     1.22 "GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.23 "MEASUREMENT DATE" has the meaning set forth in Section 3.2(a) of these By-laws.

     1.24 "NOMINATED DIRECTOR" means any or all of the Series A Nominated Directors, the Series B Nominated Directors, the Series C Nominated Directors, the Series D Nominated Director, the Series E Nominated Director and the Series F Nominated Director.

     1.25 "NOMINATING STOCKHOLDER" means any or all of the Series A Nominating Stockholder, the Series B Nominating Stockholder, the Series C Nominating Stockholder, the Series D Nominating Stockholder, the Series E Nominating Stockholder or the Series F Nominating Stockholder.

     1.26 "NOTES" means the 8% Notes due 2008 of the Corporation issued pursuant to the A/B Merger Agreement and the C Merger Agreement.

     1.27 "OTHER EQUITY" has the meaning set forth in Section 8.1 of these By-laws.

     1.28 "OUTSIDE DIRECTOR" means any Director who is not employed by, or otherwise affiliated with (a) the Corporation (other than as a director or a holder of less than 3% of outstanding Common Stock), (b) any Nominating Stockholder, or (c) any of the Corporation's labor unions. For purposes of this definition, "AFFILIATED" means any person or entity who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     1.29 "OUTSTANDING COMMON EQUITY INTEREST" means, as of any time, the issued and outstanding Common Stock as of such time and shall not include in such determination any Common Stock issuable upon exercise, conversion or exchange of outstanding warrants, stock options or convertible stock, or other securities exercisable, convertible or exchangeable into the Common Stock.

     1.30 "PERMITTED AFFILIATES" means, with respect to any holder of Series A Special Preferred Stock, Series B Special Preferred Stock or Series C Special Preferred Stock, any Person who is an Affiliate of such holder to whom such holder has Transferred shares of Common Stock, Special Preferred Stock or Notes and who has agreed to be bound by the terms and conditions of the Stockholders Agreement.

     1.31 "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

     1.32 "PRESIDENT" means the President of the Corporation.

     1.33 "PROCEEDING" has the meaning set forth in Section 8.1 of these By-laws.

     1.34 "SECRETARY" means the Secretary of the Corporation.

     1.35 "SERIES A NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(a) of these By-laws.

     1.36 "SERIES A NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(a) of these By-laws.

     1.37 "SERIES A SPECIAL PREFERRED STOCK" means the Series A Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.38 "SERIES B NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(b) of these By-laws.

     1.39 "SERIES B NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(b) of these By-laws.

     1.40 "SERIES B SPECIAL PREFERRED STOCK" means the Series B Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.41 "SERIES C NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(c) of these By-laws.

     1.42 "SERIES C NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(c) of these By-laws.

     1.43 "SERIES C SPECIAL PREFERRED STOCK" means the Series C Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.44 "SERIES D NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(d) of these By-laws.

     1.45 "SERIES D NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(d) of these By-laws.

     1.46 "SERIES D SPECIAL PREFERRED STOCK" means the Series D Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.47 "SERIES E NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(e) of these By-laws.

     1.48 "SERIES E NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(e) of these By-laws.

     1.49 "SERIES E SPECIAL PREFERRED STOCK" means the Series E Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.50 "SERIES F NOMINATED DIRECTOR" has the meaning set forth in Section 3.2(f) of these By-laws.

     1.51 "SERIES F NOMINATING STOCKHOLDER" has the meaning set forth in Section 3.2(f) of these By-laws.

     1.52 "SERIES F SPECIAL PREFERRED STOCK" means the Series F Special Preferred Stock of the Corporation, par value $.0001 per share.

     1.53 "SPECIAL PREFERRED STOCK" means collectively the Series A Special Preferred Stock, the Series B Special Preferred Stock, the Series C Special Preferred Stock, the Series D Special Preferred Stock, the Series E Special Preferred Stock and the Series F Special Preferred Stock

     1.54 "STOCKHOLDERS" means the holders of Common Stock and the holders of each series of Special Preferred Stock.

     1.55 "STOCKHOLDER AGREEMENT" means the Stockholders Agreement, dated as of ________ ___, 2002, among the Corporation, TurnWorks, Inc., [the A Voting Trust] and [AIP], LLC, as amended, supplemented or otherwise modified from time to time.

     1.56 "TRANSFER" means to sell, exchange, transfer, assign, pledge or otherwise dispose of anything to any Person, and the terms "TRANSFEROR" and "TRANSFEREE" shall have correlative meanings.

     1.57 "TREASURER" means the Treasurer of the Corporation.

     1.58 "VICE PRESIDENT" means a Vice President of the Corporation.

     1.59 "VOTING STOCK" has the meaning set forth in Section 7.4 of these By-laws.


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


                                   ARTICLE 2

                                  STOCKHOLDERS

     2.1 PLACE OF MEETINGS. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time.

     2.2 ANNUAL MEETING. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day or as may be designated by resolution of the Board from time to time.

     2.3 SPECIAL MEETINGS. Unless otherwise prescribed by applicable law, special meetings of Stockholders may only be called as expressly provided in the Certificate of Incorporation. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice thereof.

     2.4 FIXING RECORD DATE. For the purpose of (i) determining the Stockholders entitled (A) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or (B) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (ii) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be
(x) in the case of clause (i)(A) above, more than sixty (60) nor less than ten
(10) days before the date of such meeting, and (y) in the case of clause (i)(B) or (ii) above, more than sixty (60) days prior to such action. If no such record date is fixed:

     (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

     (b) the record date for determining Stockholders for any purpose other than those specified in Section 2.5(a) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation's registered office in accordance with Section 2.4(b) shall be by hand or by certified or registered mail, return receipt requested.

     2.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     2.6 WAIVERS OF NOTICE. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

     2.7 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the Stockholder's expense, for any purpose germane to the meeting, for a period of at least ten
(10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     2.8 QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.9 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every Stockholder entitled to vote at every meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by applicable law, pursuant to any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or by these By-laws, shall be decided by the affirmative vote of a majority in voting power of shares present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect such Directors. Except as otherwise provided by the Certificate of Incorporation, each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

     2.10 VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, may and shall if required by applicable law, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

     2.11 CONDUCT OF MEETINGS; ORGANIZATION. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, the President, or if there is no President or if there be one and the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, as appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

     2.12 ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.

     2.13 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

               (a) ANNUAL MEETINGS OF STOCKHOLDERS. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this
          Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13.

               (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.13, such Stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by such Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth:
          (A) as to each person whom such Stockholder proposes to nominate for election as a Director (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (II) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that such Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
          (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (II) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (III) a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (IV) a representation whether such Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from Stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

               (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.13 to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

               (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who is a Stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this
          Section 2.13. Except as otherwise expressly provided in the Certificate of Incorporation, in the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if such Stockholder's notice required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above.

               (c) GENERAL. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of Stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
          Section 2.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's nominee or proposal in compliance with such Stockholder's representation as required by clause (a)(ii)(C)(IV) of this Section 2.13 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

               (ii) For purposes of this Section 2.13, "PUBLIC ANNOUNCEMENT" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this
          Section 2.13 shall be deemed to affect any rights (A) of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation and Sections
          3.2 and 3.4 of these By-laws.

                                   ARTICLE 3

                                    DIRECTORS

     3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

     3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. The Board shall consist of eleven (11) members. The Board shall appoint a Chairman of the Board and a Vice Chairman of the Board (which position shall not be an officer of the Corporation). Directors need not be Stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director's death, resignation or removal. The qualifications of directors shall be as set forth in clauses (a) through (g) of this Section 3.2.

          (a) On any date that there is a holder of record of one (1) or more shares of Series A Special Preferred Stock (the "SERIES A NOMINATING STOCKHOLDER") and the Series A Nominating Stockholder (together with its Permitted Affiliates) is on such date (the "MEASUREMENT DATE"), and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold, notwithstanding the fact that the Series A Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold, two (2) Directors (the "SERIES A NOMINATED DIRECTORS") shall have been identified to the Board by the Series A Nominating Stockholder for nomination to the Board. If the Series A Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 1% Threshold but less than the 5% Threshold, one (1) Series A Nominated Director shall have been identified to the Board by the Series A Nominating Stockholder for nomination to the Board and one (1) Outside Director shall have been nominated by the Board. If the Series A Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, or at any time since [the Closing Date] has been, the holder of a number of shares of Common Stock less than the 1% Threshold, no Series A Nominated Directors shall have been identified to the Board by the Series A Nominating Stockholder for nomination to the Board and two (2) Outside Directors shall have been nominated by the Board. The two directors designated to the Board pursuant to Section 1.04(a)(i) of the A/B Merger Agreement shall be treated as Series A Nominated Directors for purposes of these By-laws and the Certificate of Incorporation.

          (b) On any date that there is a holder of record of one (1) or more shares of Series B Special Preferred Stock (the "SERIES B NOMINATING STOCKHOLDER") and the Series B Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 15% Threshold, three (3) Directors (the "SERIES B NOMINATED DIRECTORS") shall have been identified to the Board by the Series B Nominating Stockholder for nomination to the Board. If the Series B Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold but less than the 15% Threshold, notwithstanding the fact that the Series B Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold, two (2) Series B Nominated Directors shall have been identified to the Board by the Series B Nominating Stockholder for nomination to the Board and one (1) Director who is an Outside Director shall have been nominated by the Board. If the Series B Nominating Stockholder is on the Measurement Date, and at all times since [the Closing Date] has been (together with its Permitted Affiliates), the holder of a number of shares of Common Stock equal to at least the 1% Threshold but less than the 5% Threshold, one (1) Series B Nominated Director shall have been identified to the Board by the Series B

     Nominating Stockholder for nomination to the Board and two (2) Outside Directors shall have been nominated by the Board. If the Series B Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, or at any time since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to less than the 1% Threshold, no Series B Nominated Directors shall have been identified to the Board by the Series B Nominating Stockholder for nomination to the Board and three (3) Outside Directors shall have been nominated by the Board. The three directors designated to the Board pursuant to Section 1.04(a)(ii) of the A/B Merger Agreement shall be treated as Series B Nominated Directors for purposes of these By-laws and the Certificate of Incorporation.

          (c) On any date that there is a holder of record of one (1) or more shares of Series C Special Preferred Stock (the "SERIES C NOMINATING STOCKHOLDER") and the Series C Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 15% Threshold, three (3) Directors (the "SERIES C NOMINATED DIRECTORS") shall have been identified to the Board by the Series C Nominating Stockholder for nomination to the Board. If the Series C Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold but less than the 15% Threshold, notwithstanding the fact that the Series C Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold, two (2) Series C Nominated Directors shall have been identified to the Board by the Series C Nominating Stockholder for nomination to the Board and one (1) Outside Director shall have been nominated by the Board. If the Series C Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 1% Threshold but less than the 5% Threshold, one (1) Series C Nominated Director shall have been identified to the Board by the Series C Nominating Stockholder for nomination to the Board and two (2) Outside Directors shall have been nominated by the Board. If the Series C Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, or at any time since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to less than the 1% Threshold, no Series C Nominated Directors shall have been identified to the Board by the Series C Nominated Stockholder for nomination to the Board and three (3) Outside Directors shall have been nominated by the Board, except if on the Measurement Date, and at all times since [the Closing Date], the Series C Nominating Stockholder (together with its Permitted Affiliates) holds at least $[ ](3) principal amount of Notes, in which case one (1) Series C Nominated Director shall have been identified to the Board by the Series C Nominating

-----------
3  20% of principal amount of original issuance.

     Stockholder and two (2) Outside Directors shall have been nominated by the Board. The three directors designated to the Board pursuant to Section 1.04(a)(iii) of the A/B Merger Agreement shall be treated as Series C Nominated Directors for purposes of these By-laws and the Certificate of Incorporation.

          (d) At any time there is a holder of record of one (1) share of Series D Special Preferred Stock, one (1) Director (the "SERIES D NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES D NOMINATING STOCKHOLDER") for nomination to the Board.

          (e) At any time there is a holder of record of one (1) share of Series E Special Preferred Stock, one (1) Director (the "SERIES E NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES E NOMINATING STOCKHOLDER") for nomination to the Board.

          (f) At any time there is a holder of record of one (1) share of Series F Special Preferred Stock, one (1) Director (the "SERIES F NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES F NOMINATING STOCKHOLDER") for nomination to the Board.

          (g) At all times, at least one (1) Outside Director and one (1) senior management official from the Corporation shall have been nominated to the Board.

     3.3 ELECTION. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote in the election.

     3.4 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, may be filled by the affirmative vote of a majority of the Board, upon the recommendation of the remaining members of the nominating committee of the Board or by a sole remaining Director, or may be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting of Stockholders. Notwithstanding the foregoing, but subject to the provisions of Section 3.2 of these By-laws: (a) so long as there is a Series A Nominating Stockholder, the Board may fill a Series A Nominated Director vacancy only with a person nominated to the Board by such Series A Nominating Stockholder (which person will thereafter be deemed a Series A Nominated Director); (b) so long as there is a Series B Nominating Stockholder, the Board may fill a Series B Nominated Director vacancy only with a person nominated to the Board by such Series B Nominated Director (which person will thereafter be deemed a Series B Nominated Director); (c) so long as there is a Series C Nominating Stockholder, the Board may fill a Series C Nominated Director vacancy only with a person nominated to the Board by the Series C Nominating Stockholder (which person will thereafter be deemed a Series C Nominated Director); (d) so long as there is a holder of Series D Special Preferred Stock, the Board may fill a Series D Nominated

Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series D Nominated Director); (e) so long as there is a holder of Series E Special Preferred Stock, the Board may fill a Series E Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series E Nominated Director); and (f) so long as there is a holder of Series F Special Preferred Stock, the Board may fill a Series F Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series F Nominated Director). If a vacancy is not filled as provided in the preceding sentence within thirty (30) days, such vacancy may be filled by
(i) the affirmative vote of the holders of a majority of the Series A Special Preferred Stock given at a special meeting of the holders of Series A Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series A Special Preferred Stock, in the case of a vacancy of a Series A Nominated Director, (ii) the affirmative vote of the holders of a majority of the Series B Special Preferred Stock given at a special meeting of the holders of Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series B Special Preferred Stock, in the case of a vacancy of a Series B Nominated Director, (iii) the affirmative vote of the holders of a majority of the Series C Special Preferred Stock given at a special meeting of the holders of Series C Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series C Special Preferred Stock, in the case of a vacancy of a Series C Nominated Director, (iv) the affirmative vote of the holders of a majority of the Series D Special Preferred Stock given at a special meeting of the holders of Series D Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series D Special Preferred Stock, in the case of a vacancy of a Series D Nominated Director, (v) the affirmative vote of the holders of a majority of the Series E Special Preferred Stock given at a special meeting of the holders of Series E Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series E Special Preferred Stock, in the case of a vacancy of a Series E Nominated Director, and (vi) the affirmative vote of the holders of a majority of the Series F Special Preferred Stock given at a special meeting of the holders of Series F Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series F Special Preferred Stock, in the case of a vacancy of a Series F Nominated Director. A Director so elected shall be elected to hold office until the expiration of the term of office of the Director whom he or she has replaced or until a successor is elected and qualified, or until the Director's earlier death, resignation or removal.

     3.5 RESIGNATION. Subject to the provisions of Section 3.4 of these By-laws, any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Any resignation pursuant to this Section 3.5 shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     3.6 REMOVAL. Subject to the provisions of Section 141(k) of the General Corporation Law and Section 3.4 of these By-laws, any or all of the Directors may be removed with or without cause by vote of the holders of 80% of the shares then entitled to vote at an election of Directors; PROVIDED, that, except as provided in the next sentence, any Nominated Director may be removed with or without cause only by the affirmative vote of a majority of the holders of the relevant Series of Special Preferred Stock at a special meeting called for such purpose or by the unanimous written consent in lieu of meeting of all holders of such series. In addition, upon any reduction in the number of Nominated Directors a Nominating Stockholder is entitled to nominate to the Board pursuant to Section
3.2 of these By-laws, a number of Nominated Directors nominated by such Nominating Stockholder equal to the number so reduced shall be removed immediately from the Board, and such Nominating Stockholder shall select which of its Nominated Directors shall be so removed.

     3.7 COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     3.8 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by resolution of the Board.

     3.9 SPECIAL MEETINGS. Special meetings of the Board may be held at such times and at such places whenever called by the Chairman, the Chief Executive Officer or by any three or more Directors then serving as Directors on at least 24 hours' notice to each Director given by one of the means specified in Section
3.12 hereof other than by mail, or on at least one (1) business days' notice if given by mail. Special meetings of the Board shall be called by the Chairman or the Chief Executive Officer in like manner and on like notice on the written request of any three or more of the Directors then serving. If necessary under the Certificate of Incorporation or Section 3.4 of these By-laws, special meetings of the Board shall be held whenever called by (a) the Series A Nominating Stockholder to fill the vacancy of a Series A Nominated Director, (b) the Series B Nominating Stockholder to fill the vacancy of a Series B Nominated Director, (c) the Series C Nominating Stockholder to fill the vacancy of a Series C Nominated Director, (d) the holder of the Series D Special Preferred Stock to fill the vacancy of the Series D Nominated Director, (e) the holder of the Series E Special Preferred Stock to fill the vacancy of the Series E Nominated Director and (f) the holder of the Series F Special Preferred Stock to fill the vacancy of the Series F Nominated Director.

     3.10 TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

     3.11 ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours' notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     3.12 NOTICE PROCEDURE. Subject to Sections 3.9 and 3.15 hereof, whenever, under applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telecopy or other means of electronic transmission.

     3.13 WAIVER OF NOTICE. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

     3.14 ORGANIZATION. At each meeting of the Board, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     3.15 QUORUM OF DIRECTORS. Except as provided in Section 3.11 with respect to adjourning meetings and Section 3.4 with respect to filling vacancies, the presence in person of a majority of the Entire Board, which, so long as there is a Series A Nominating Stockholder, a Series B Nominating Stockholder or a Series C Nominating Stockholder, must include at least one (1) Series A Nominated Director, Series B Nominated Director and Series C Nominated Director, respectively, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

     3.16 ACTION BY MAJORITY VOTE. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board; PROVIDED, HOWEVER, that if any of the Series A Nominating Stockholder, the Series B Nominating Stockholder and the Series C Nominating Stockholder has at any time only one (1) Series A Nominated Director, Series B Nominated Director and Series C Nominated Director, respectively, the affirmative vote of such Series A Nominated Director, Series B Nominated Director and Series C Nominated Director, as the case may be, shall no longer be required to obtain a majority vote of the Board with respect to Sections 5.2,
5.3 and Article 13 of these By-laws.

     3.17 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE 4

                             COMMITTEES OF THE BOARD

     The Board may, by resolution, designate one or more committees, including without limitation an executive committee, an audit committee and a nominating committee, with each such committee consisting of one or more of the Directors of the Corporation; PROVIDED, that, each such committee shall consist of (a) one
(1) Series A Nominated Director so long as the Series A Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold, notwithstanding the fact that the Series A Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold, (b) one (1) Series B Nominated Director so long as the Series B Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold, notwithstanding the fact that the Series B Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold, and (c) one (1) Series C Nominated Director so long as the Series C Nominating Stockholder (together with its Permitted Affiliates) is on the Measurement Date, and at all times since [the Closing Date] has been, the holder of a number of shares of Common Stock equal to at least the 5% Threshold, notwithstanding the fact that the Series C Nominating Stockholder may be the holder of a number of shares of Common Stock equal to less than the 1% Threshold. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; PROVIDED, that the member so appointed shall be (x) a Series A Nominated Director if the member so absent or disqualified is a Series A Nominated Director, (y) a Series B Nominated Director if the member so absent or disqualified is a Series B Nominated Director, and (z) a Series C Nominated Director if the member so absent or disqualified is a Series C Nominated Director. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

                                   ARTICLE 5

                                    OFFICERS

     5.1 POSITIONS. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

     5.2 APPOINTMENT. The Chief Executive Officer of the Corporation shall be chosen by the Board, and the Chief Operating Officer, the Chief Financial Officer and any Executive Vice President shall be recommended by the Chief Executive

Officer to the Board and subject to approval by the Board, which approval must include the affirmative vote of at least one (1) Series A Nominated Director (so long as there is at least one (1) Series A Nominated Director), one (1) Series B Nominated Director (so long as there is at least one (1) Series B Nominated Director) and at least one (1) Series C Nominated Director (so long as there is at least one (1) Series C Nominated Director). All other officers of the Corporation may be appointed by the Chief Executive Officer, except for the Treasurer and Secretary, each of whom shall be recommended by the Chief Executive Officer and whose appointment shall be subject to approval of the Board by a majority vote in accordance with Section 3.16 of these By-laws.

     5.3 COMPENSATION. The compensation of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and any Executive Vice President shall be fixed by the Board, which action shall include the affirmative vote of at least one (1) Series A Nominated Director (so long as there is at least one (1) Series A Nominated Director), one (1) Series B Nominated Director (so long as there is at least one (1) Series B Nominated Director) and at least one (1) Series C Nominated Director (so long as there is at least one (1) Series C Nominated Director). The compensation of all other officers of the Corporation shall be fixed by the Chief Executive Officer at levels determined in advance by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

     5.4 TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.5 FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.6 CHAIRMAN. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

     5.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman is not present. The Chief Executive Officer may sign and execute in the name of the

Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

     5.9 PRESIDENT. The President shall have all powers of the Chief Executive Officer to the extent not exercised by the Chief Executive Officer. The President shall preside at all meetings of the Stockholders and at all meetings of the Board at which neither the Chairman nor the Chief Executive Officer (if there be any) is present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board or the Chief Executive Officer.

     5.8 CHIEF OPERATING OFFICER. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and the Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

     5.9 CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation, if one shall have been elected, shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and the Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

     5.10 VICE PRESIDENTS. At the request of the Chief Executive Officer, or, in the Chief Executive Officer's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the Chief Executive Officer.

     5.11 SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the Chief Executive Officer.

     5.12 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

     5.13 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer.

                                   ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     6.1 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

     6.2 LOANS. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

     6.3 CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

     6.4 DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                   ARTICLE 7

                               STOCK CERTIFICATES

     7.1 CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     7.2 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     7.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     7.4 FOREIGN STOCK RECORD. A transfer of shares of voting stock of the Corporation to a Foreigner shall not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the Foreign Stock Record of the Corporation as provided in this Section 7.4. The "FOREIGN STOCK RECORD" shall mean a record maintained by the Secretary which shall record the date of a transfer to a Foreigner, the parties to the transfer and the number and description of the shares of voting stock transferred to a Foreigner. At no time shall ownership or control of shares representing more than 25% of the Corporation's voting stock be registered on the Foreign Stock Record. If at any time the Corporation shall determine that shares of voting stock are owned or controlled by Foreigners who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the Foreign Stock Record, based on the date of the Corporation's finding of ownership or control of such shares by a Foreigner. If at any time the Corporation shall determine that the number of shares of voting stock registered on the Foreign Stock Record exceeds 25% of the total number of shares of voting stock, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order so that the number of shares of voting stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of voting stock. At no time shall shares of voting stock known by the Corporation to be owned or controlled by Foreigners and not registered on the Foreign Stock Record be entitled to vote until so registered. All shares of voting stock known to the Corporation to be owned by Foreigners as of the date of the adoption of this Section 7.8 shall be registered on the Foreign Stock Record. The shares registered on the Foreign Stock Record pursuant to the preceding sentence have chronological priority over any subsequent request for the registration of additional shares of voting stock on the Foreign Stock Record. As used in this
Section 7.4, "FOREIGNER" means any person who is not a Citizen of the United States as defined in Section 102(a)(15) of the Transportation Act, and "VOTING STOCK" means collectively the Corporation's common stock and any future shares of stock of the Corporation entitled to vote on matters generally referred to the stockholders for a vote.

                                   ARTICLE 8

                                 INDEMNIFICATION

     8.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who is or was made, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER ENTITY"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

     8.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person defending any Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article 8 or otherwise.

     8.3 CLAIMS. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the

Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     8.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested directors or otherwise.

     8.5 OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

     8.6 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     8.7 OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                   ARTICLE 9

                                BOOKS AND RECORDS

     9.1 BOOKS AND RECORDS. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

     9.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                   ARTICLE 10

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the Board.

                                   ARTICLE 12

                              PROXIES AND CONSENTS

     Unless otherwise provided by resolution of the Board, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 13

                          TRANSACTIONS WITH AFFILIATES

     The Corporation shall not, and shall not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend, modify or supplement any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the holder of any shares of Series A Special Preferred Stock, Series B Special Preferred Stock or Series C Special Preferred Stock or any of their respective Affiliates (each an "INTERESTED PARTY"), except with the prior approval of all members of the executive committee of the Board of Directors (which shall exclude the vote of any Nominated Director of any Interested Party serving on such executive committee), or, if such unanimous approval cannot be obtained, then by the prior approval of a majority of the Entire Board, which majority must include at least one (1) Series A Nominated Director (so long as there are any Series A Nominated Directors), at least one (1) Series B Nominated Director (so long as there are any Series B Nominated Directors) and at least one (1) Series C Nominated Director (so long as there are any Series C Nominated Directors); PROVIDED, that such approval of the majority of the Board shall exclude the vote of any Nominated Director of any Interested Party.

                                   ARTICLE 14

                                   AMENDMENTS

     These By-laws may be repealed, altered or amended and new By-laws may be adopted by a majority of the Entire Board at any meeting thereof; PROVIDED, HOWEVER, that any repeal, alteration or amendment to the By-laws which would be inconsistent with this Article 14, Sections 2.3, 2.13, 3.2, 3.4, 3.6, 3.9, 3.15, 3.16, 5.2 or 5.3 or Articles 4 or 13 of these By-laws shall require the affirmative vote of a majority of the Entire Board, which majority must include at least one (1) Series A Nominated Director (so long as there are any Series A Nominated Directors), at least (1) Series B Nominated Director (so long as there are any Series B Nominated Directors) and at least (1) Series C Nominated Director (so long as there are any Series C Nominated Directors) and at least two (2) of the Series D Nominated Director, Series E Nominated Director and Series F Nominated Director (so long as there are three (3) of such Nominated Directors). The Stockholders shall have the power to amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate of Incorporation. Each Article and Section reference contained in these By-laws shall be deemed to refer to any successor provision of such Article or Section.

                                    EXHIBIT E

                              SENIOR NOTES DUE 2008

                         SUMMARY OF TERMS AND CONDITIONS



ISSUER:                                 The Company

TYPE AND AMOUNT OF NOTES:               Senior notes (the "Senior Notes"); $2.00
                                        principal amount per B Share


MATURITY:                               Six Years.

INTEREST RATE:                          8% per annum.  Interest will be payable
                                        in cash semi-annually in arrears.

OPTIONAL REDEMPTION:                    Subject to clauses 1 and 2 of the
                                        Prepayment provisions below, the Issuer
                                        may at any time, in whole or in part,
                                        redeem the outstanding Senior Notes,
                                        without payment of any premium, penalty
                                        or interest thereon.

MANDATORY REDEMPTION:                   A mandatory payment equal to one-sixth
                                        of the original principal amount of the
                                        Senior Notes will commence on
                                        ____________ __, 2005 [the third
                                        anniversary of closing] and mandatory
                                        payments equal to one-sixth of the
                                        original principal amount will be made
                                        semi-annually thereafter until maturity
                                        or earlier payment of the Senior Notes
                                        in full ("Regular Payment Schedule").
                                        After the date, if any, prior to the
                                        30-month anniversary of closing upon
                                        which TurnWorks, Inc. or its Permitted
                                        Transferees (as defined herein) is no
                                        longer the Beneficial Owner of at least
                                        50% of the shares (vested or unvested)
                                        of Common Stock of the Issuer
                                        beneficially owned by TurnWorks, Inc. or
                                        its Permitted Transferees as of the date
                                        of original issuance of the Senior Notes
                                        (excluding the impact of transfers to
                                        Airline Investors Partnership, L.P. or
                                        its successors ("AIP") or its affiliates
                                        and any subsequent issuances or stock
                                        splits or similar adjustments to the
                                        Common Stock) (the "Sale Date"), a
                                        mandatory payment equal to one-sixth of
                                        the original principal amount of the
                                        Senior Notes will commence on the date
                                        that is six months after the Sale Date
                                        and mandatory payments equal to
                                        one-sixth of the original principal
                                        amount of the Senior Notes will be made
                                        semi-annually thereafter until maturity
                                        or earlier payment of the Senior





                                        Notes in full. The payment schedule
                                        after a Sale Date, if applicable, shall
                                        be in lieu of the Regular Payment
                                        Schedule.

                                        As used herein, "Permitted Transferees"
                                        shall mean Greg Brenneman, other
                                        affiliates of TurnWorks, Inc., immediate relatives of Greg Brenneman or any such affiliate, and affiliates of or trusts for the benefit of any such affiliates or immediate relatives.

PREPAYMENT:                             The Issuer will prepay the Senior Notes
                                        as described below, provided that the
                                        following guidelines are met:

                                        1. No prepayment will be required if the
                                           Issuer's debt that is guaranteed
                                           through the Federal Government Loan
                                           Program ("Federal Guaranteed Debt")
                                           (or if such Federal Guaranteed Debt
                                           is not available, Other Debt (as
                                           defined below)), requires priority
                                           prepayment or contains options,
                                           warrants or any other instrument
                                           causing equity dilution if not
                                           repaid. As used herein, "Other Debt"
                                           means indebtedness substituted for
                                           all or part of the Federal Guaranteed
                                           Debt proposed to be obtained to meet
                                           the liquidity conditions of the
                                           Issuer prior to the closing of the
                                           Mergers, but only if such
                                           substitution is approved prior to
                                           such closing by the Board of
                                           Directors of each of A and B.

                                        2. If the Issuer's Bank Debt (as defined
                                           herein) requires prepayment, the
                                           Senior Notes will be prepaid pro rata
                                           with such Bank Debt according to the
                                           formula described below.

                                        Subject to contractual or legal
                                        restrictions (including, without
                                        limitation, the restrictions referred to in clauses 1 and 2 above), after , 2003
                                        [first anniversary date of Closing] the
                                        Issuer will be required to redeem the
                                        Senior Notes at par (plus accrued
                                        interest) on a semi-annual basis in an
                                        amount equal to the sum of (i) the
                                        Issuer's Available Cash (as defined
                                        below) on any Measurement Date (as
                                        defined below) and (ii) any amounts of
                                        Available Cash that would have been
                                        required to be applied to redeem Senior
                                        Notes on any prior Measurement Date that were not so applied because of contractual or legal restrictions. As used herein, "Available Cash" means, as of any Measurement Date, 50% of the average daily cash and cash equivalents
                                        (as





                                        defined in accordance with generally
                                        accepted accounting principles) of the
                                        Issuer for the six months period ending
                                        on such Measurement Date in excess of
                                        the sum of (a) $150,000,000 plus (b) an
                                        amount equal to the Available Cash used
                                        for any prepayments on any prior
                                        Measurement Dates ("Utilized Available
                                        Cash"). As used herein, "Measurement
                                        Date" means the first anniversary date
                                        of the closing and the last day of each
                                        successive six-month period after such
                                        first anniversary.


CHANGE OF CONTROL:                      The Issuer will be required to redeem
                                        all outstanding Senior Notes at par
                                        (plus accrued interest) upon the
                                        occurrence of a Change of Control. As
                                        used herein, "Change of Control" means
                                        the occurrence of any of the following:
                                        (i) the sale, lease, transfer,
                                        conveyance or other disposition (other
                                        than by way of merger or consolidation),
                                        in one or a series of related
                                        transactions, of all or substantially
                                        all of the assets of the Issuer and its
                                        Restricted Subsidiaries (as defined)
                                        taken as a whole to any "person" (as
                                        such term is used in Section 13(d)(3) of
                                        the Securities Exchange Act of 1934, as
                                        amended) other than AIP, the A Principal
                                        Shareholders or TurnWorks, Inc. or their
                                        Related Parties (as defined)
                                        (collectively, the "Principals"), (ii)
                                        the adoption of a plan relating to the
                                        liquidation or dissolution of the Issuer
                                        and (iii) the consummation of any
                                        transaction (including, without
                                        limitation, any merger or consolidation)
                                        the result of which is that any "person"
                                        (as defined above), other than one or
                                        more of the Principals and its Related
                                        Parties, becomes the Beneficial Owner
                                        (as defined) of more than 40% of the
                                        Common Stock of the Issuer.

RANKING:                                The Senior Notes will rank PARI PASSU
                                        with the Issuer's other senior
                                        indebtedness, including the Issuer's
                                        bank debt and receivables financing
                                        ("Bank Debt"); provided that the Senior
                                        Notes will be subordinated, to the
                                        extent required, to any Federal
                                        Guaranteed Debt or the Other Debt, but
                                        only if the Issuer's Bank Debt is
                                        similarly subordinated.

AFFIRMATIVE COVENANTS:                  Standard public indenture covenants, to
                                        include: the Issuer will duly pay
                                        principal of and interest on, and
                                        payments for, the Senior Notes; the
                                        Issuer will maintain an office or agency
                                        in New York for presentation and
                                        surrender of the Senior Notes; the
                                        Issuer will deposit with a paying agent
                                        on or before each due date of principal
                                        and/or interest, a sum sufficient to pay
                                        such amount




                                        becoming due; and the Issuer will do all things to preserve (i) its corporate existence and (ii) its material rights and franchises, subject to customary exceptions.

 NEGATIVE COVENANTS:                    (i)  No additional debt that is PARI
                                             PASSU with, or senior to, the
                                             Senior Notes, except for up to $20
                                             million of additional Bank Debt,
                                             any Federal Guaranteed Debt, the
                                             Other Debt or capital lease
                                             obligations of the Issuer or
                                             guarantees by the Issuer of capital
                                             lease obligations of the Issuer's
                                             subsidiaries.

                                        (ii) No dividends or repurchase of shares.

                                        (iii)No investments in any business that
                                             is not directly related to the
                                             operations of the airlines.

                                        (iv) No investments in, or acquisitions
                                             of, any other airline.

                                        (v)  No capital expenditures in excess of
                                             $25,000,000 per year (other than (i)
                                             payments under capital leases and (ii)
                                             capital expenditures required by New
                                             Directives (as defined herein)). As used
                                             herein, "New Directives" shall mean
                                             airworthiness directives of the federal
                                             aviation authorities that are announced
                                             after the Capex Budget (as defined
                                             herein) for a particular year is
                                             approved by the Board of Directors of
                                             the Issuer. As used herein, "Capex
                                             Budget" shall mean the capital
                                             expenditure budget for the Issuer and
                                             shall include capital expenditures for
                                             all airworthiness directives announced
                                             prior to the preparation of such budget.

                                        (vi) No payment of accounts payable
                                             except if consistent with prudent
                                             business practices (to obtain a
                                             discount or other benefit) or in the
                                             ordinary course of business and
                                             generally consistent with past
                                             practice.

                                        As to the covenants referred to in
                                        clauses (ii) through (v), there will be
                                        cumulative "basket" applicable
                                        collectively to all such covenants to
                                        permit, as applicable, dividends,
                                        investments and capital expenditures.
                                        The basket shall be determined as of a
                                        Measurement Date and shall be the sum of
                                        (a) Utilized Available Cash plus (b) any
                                        Available Cash being used for prepayment on such Measurement Date, minus (c) amounts already applied against the basket.




EVENTS OF DEFAULT:                      Events of Default will include (i) failure
                                        to pay principal when due, (ii) failure
                                        to make mandatory payments when due,
                                        (iii) failure to pay interest when due
                                        and such default continues for five (5)
                                        days, (iv) failure to comply with the
                                        negative covenants, (v) failure to
                                        comply with the affirmative covenants
                                        within thirty (30) days after notice,
                                        (vi) acceleration of the Bank Debt or
                                        the Other Debt, and (vii) certain events
                                        of bankruptcy involving the Issuer.

GUARANTIES:                             The Senior Notes will be guaranteed by
                                        subsidiaries of the Issuer on a PARI
                                        PASSU basis with the Bank Debt.

REGISTRATION:                           The Senior Notes be sold pursuant to the
                                        registration statement relating to the
                                        Mergers.

AMENDMENTS:                             The Indenture relating to the Senior Notes
                                        and the Senior Notes may be amended or
                                        waived with the approval of holders of a
                                        majority in principal amount of the
                                        outstanding Senior Notes (including
                                        holders that are affiliates of the
                                        Issuer).

GOVERNING LAW:                          State of New York.


                                    EXHIBIT l

                      FORM OF COMPANY STOCK INCENTIVE PLAN

                 ALOHA HOLDINGS, INC. 2002 STOCK INCENTIVE PLAN

                        Effective as of __________, 2002

1. PURPOSE OF THE PLAN

     This Aloha Holdings, Inc. 2002 Stock Incentive Plan is intended to be a broadly-based plan that promotes the interests of the Company and its stockholders by providing the key employees, consultants and directors of the Company and its Affiliates with an appropriate incentive to encourage them to continue to provide services to the Company or Affiliate and to improve the growth and profitability of the Company.

2. DEFINITIONS

     As used in this Plan, the following capitalized terms shall have the following meanings:

          (a) "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person.

          (b) "AWARD" shall mean an Option or a share of Restricted Stock granted to a Participant pursuant to the terms of the Plan.

          (c) "AWARD AGREEMENT" shall mean a Stock Option Grant Agreement or Restricted Stock Agreement, as applicable, in such form as the Committee shall from time to time approve.

          (d) "BOARD" shall mean the Board of Directors of the Company.

          (e) "CAUSE" shall mean, when used in connection with the termination of a Participant's Engagement, the termination of the Participant's Engagement by the Company or any Affiliate which Engages such Participant on account of (i) the failure of the

     Participant to substantially to perform his duties hereunder (other than any such failure due to the Participant's physical or mental illness) or the Participant performing such duties in a materially unsatisfactory manner as determined in the reasonable judgment of the Board; (ii) the Participant's dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury, monetarily or otherwise, to the Company or any of its Affiliates; (iii) a breach by a Participant of the Participant's duty of loyalty to the Company and its Affiliates in contemplation of the Participant's termination of Engagement, such as the Participant's solicitation of customers or employees of the Company or an Affiliate prior to the termination of such Participant's Engagement, (iv) the Participant's unauthorized removal from the premises of the Company or Affiliate of any document (in any medium or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate, (v) the indictment of the Participant for any felony or other serious crime involving moral turpitude, or (vi) a material breach by the Participant of his obligations under his employment or consulting agreement, if any, with the Company or any of its Affiliates; PROVIDED, HOWEVER, that if, on the date of determination, the Participant is a party to an effective employment or consulting agreement or Award Agreement that contains a different definition of the term "Cause," the definition in such agreement shall control. Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant's termination of Engagement, it is discovered that such Participant's Engagement could have been terminated for Cause, the Participant's Engagement shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

          (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (g) "COMMISSION" shall mean the U.S. Securities and Exchange
     Commission.

          (h) "COMMITTEE" shall mean a committee of the Board consisting solely of two or more directors, at least two of whom qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3), or in the absence of such committee, the Board.

          (i) "COMMON STOCK" shall mean the shares of common stock of the Company, par value $0.01 per share.

          (j) "COMPANY" shall mean Aloha Holdings, Inc., a corporation organized under the laws of Delaware.

          (k) "DIRECTOR" shall mean any member of the Board.

          (l) "DISABILITY" shall mean, with respect to any Participant, that, as a result of incapacity due to a physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his duties for more than six (6) months or six (6) months in the aggregate during any twelve (12) month period. Notwithstanding the foregoing, if, as of the date of determination, the Participant is party to an effective employment or consulting agreement or Award Agreement that contains a different definition of the term "Disability" (or any derivation of such term), the definition in such agreement shall control.

          (m) "ELIGIBLE PERSON" shall mean any employee, consultant or Director who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or an Affiliate.

          (n) "ENGAGEMENT" shall mean the provision of services to the Company or any Affiliate, and shall include, without limitation, (i) employment with the Company or any Affiliate, (ii) the provision of services as a consultant for the Company or (iii) any Affiliate and the provision of services as a Director. The terms "ENGAGES" and "ENGAGED" shall have correlative meanings.

          (o) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (p) "EXERCISE DATE" shall have the meaning set forth in Section 5.9 herein.

          (q) "EXERCISE NOTICE" shall have the meaning set forth in Section 5.9 herein.

          (r) "EXERCISE PRICE" shall mean the price that the Participant must pay under an Option for each share of Common Stock as determined by the Committee for each Option grant and specified in the Stock Option Grant Agreement.

          (s) "FAIR MARKET VALUE" shall mean, as of any date, the closing price of the share of Common Stock, as reported on the American Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

          (t) "GRANT DATE" shall mean the Grant Date as defined in Section 5.3 or Section 6.2 herein, as applicable.

          (u) NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

          (v) "OPTION" shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

          (w) "OPTION SPREAD" shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

          (x) "PARTICIPANT" shall mean an Eligible Person to whom a grant of an Award under the Plan has been made, and, where applicable, shall include Permitted Transferees.

          (y) "PERMITTED TRANSFEREE" shall have the meaning set forth in Section 5.5.

          (z) "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          (aa) "PLAN" means the Aloha Holdings, Inc. 2002 Stock Incentive Plan, as may be amended from time to time.

          (bb) "RESTRICTED STOCK" shall mean a share of Common Stock which is granted to a Participant pursuant to Section 7 hereof and which is subject to the restrictions set forth in Section 7.2(b) hereof for so long as such restrictions continue to apply to such share.

          (cc) "RESTRICTED STOCK AGREEMENT" shall mean shall mean the separate written agreement entered into by each Participant and the Company evidencing the grant of share of Restricted Stock pursuant to the Plan (a sample of which is attached hereto as Exhibit B).

          (dd) "RETIREMENT" shall mean the termination of a Participant's Engagement with the Company or any Affiliate other than by reason of Disability, death or termination by the

     Company for Cause on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of this Plan and specified in the applicable Award Agreement.

          (ee) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (ff) "STOCK OPTION GRANT AGREEMENT" shall mean the separate written agreement entered into by each Participant and the Company evidencing the grant of each Option pursuant to the Plan (a sample of which is attached hereto as Exhibit A).

          (gg) "TRANSFER" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "TRANSFEREE" and "TRANSFEROR" shall have correlative meanings.

          (hh) "VALUATION DATE" shall mean the trading date immediately preceding the date of the relevant transaction.

          (ii) "VESTING DATE" shall mean, in the case of an Option, the date an Option becomes exercisable pursuant to Section 5.4 herein and, in the case of Restricted Stock, the date a share of Restricted Stock vests pursuant to
     Section 7.2(b) herein. The terms "VESTED," "VEST" or "VESTS" shall have correlative meanings.

3. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to grants Awards to a director or an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

     3.1 POWERS OF THE COMMITTEE. In addition to the other powers granted to the Committee under this Plan, the Committee shall have the discretionary power: (a) to determine to which of the Eligible Persons grants of Awards shall be made;
(b) to determine whether a grant of an Award will consist of an Option, Restricted Stock or any combination thereof; (c) to determine the time or times when grants shall be made and to determine the number of shares of Common Stock subject to each Award; (d) to prescribe the form of any Award Agreement evidencing an Award and make any amendment or modification to any Award Agreement consistent with the terms of this Plan; (e) to determine the terms and conditions applicable to each Award (which need not be identical); (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of this Plan; (g) to construe and interpret this Plan, such rules and regulations and the instruments evidencing the Awards; and (h) to make all other determinations necessary or advisable for the administration of this Plan.

     3.2 DETERMINATIONS OF THE COMMITTEE. Any grant of an Award, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

     3.3 INDEMNIFICATION OF THE COMMITTEE. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

     3.4 INCONSISTENT TERMS. In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall govern.

4. SHARES SUBJECT TO THIS PLAN

     Subject to adjustment as provided in this Section 4 and Section 8 hereof, the maximum number of shares of Common Stock available for grant under this Plan shall be 7,128,092. To the extent that any Award granted under this Plan terminates, expires or is canceled without having been exercised, the shares covered by such Award shall again be available for grant under this Plan.

5. OPTIONS

     5.1 IDENTIFICATION OF OPTIONS. The Options granted under this Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

     5.2 EXERCISE PRICE. The Exercise Price of any Option granted under this Plan shall be such price as the Committee shall determine (which shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date for such Options) and which shall be specified in the Stock Option Grant Agreement; PROVIDED, HOWEVER, that such price may not be less than the minimum price required by law.

     5.3 GRANT DATE. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

     5.4 VESTING DATE OF OPTIONS. Each Stock Option Grant Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Option shall become exercisable.

     5.5 LIMITATION ON TRANSFER. During the lifetime of a Participant, each Option shall be exercisable only by such Participant unless the Participant obtains written consent from the Company to Transfer such Option to a specified Transferee (a "PERMITTED TRANSFEREE") or the Participant's Stock Option Grant Agreement provides otherwise.

     5.6 CONDITION PRECEDENT TO TRANSFER OF ANY OPTION. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

     5.7 EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

     5.8 EXERCISE OF OPTIONS. A Participant may exercise any or all of his Vested Options by serving an Exercise Notice on the Company as provided in
Section 5.9 hereto.

     5.9 METHOD OF EXERCISE. Unless otherwise determined by the Committee, the Option shall be exercised by delivery of written notice to the Company's principal office (the "EXERCISE NOTICE"), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the "EXERCISE DATE"). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant and (c) if the Option is being exercised by the Participant's Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The Exercise

Notice shall include (i) payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (ii) if approved in advance by the Committee, a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice or a combination of cash and certificates or any other method otherwise approved by the Committee.

     5.10 CERTIFICATES OF SHARES. Upon the exercise of the Options in accordance with Section 5.9, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant as soon as practicable following the Exercise Date or such shares shall be held in the name of the Participant in bank entry form by a broker/dealer designated by the Participant or the Company.

     5.11 TERMINATION OF OPTIONS. The Committee may, at any time, in its absolute discretion, without amendment to this Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, PROVIDED, HOWEVER, that the Company, in full consideration of such termination, shall pay (a) with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, PROVIDED, HOWEVER, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

     5.12 RIGHTS AS STOCKHOLDER. Except as otherwise expressly provided herein, the Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to this Plan until the date such Options Vest and the Participants become the registered owners of such shares. Except as otherwise expressly provided in
Section 8 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such Option becomes Vested and a stock certificate is issued.

6. RESTRICTED STOCK GRANTS

     6.1 GRANT OF RESTRICTED STOCK. The Committee may grant shares of Restricted Stock pursuant to this Plan. Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement containing such conditions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 6.

     6.2 GRANT DATE. The Grant Date of a share of Restricted Stock shall be the date designated by the Committee and specified in the Restricted Stock Agreement as the date the share of Restricted Stock is granted.

     6.3 VESTING DATE OF RESTRICTED STOCK. Each Restricted Stock Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such shares of Restricted Stock shall become Vested.

     6.4 LIMITATION OF TRANSFER OF RESTRICTED STOCK PRIOR TO VESTING. Prior to the date the shares of Restricted Stock become Vested, each share of Restricted Stock shall not be Transferable under any circumstances and no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the

Transferee with any interest or right in or with respect to such share, but immediately upon any attempt to Transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

6.5 ISSUANCE OF CERTIFICATES FOR RESTRICTED STOCK.

     (a) ISSUANCE OF CERTIFICATES ISSUED PRIOR TO VESTING. Reasonably promptly after the receipt by the Company of the Restricted Stock Agreement executed by the Participant with respect to the shares of Restricted Stock granted by the Restricted Stock Agreement, the Company shall cause to be issued stock certificates, registered in the name of the Participant, evidencing the Common Stock granted by the Restricted Stock Agreement. Each certificate shall contain such legends as the Committee deems appropriate. The Committee may require that the certificate evidencing such share be held in custody by the Company until such share of Restricted Stock becomes Vested, and that, as a condition of any Award of Restricted Stock, the Committee may require that the Participant deliver to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (b) ISSUANCE OF CERTIFICATES ISSUED AFTER VESTING. Reasonably promptly after any such shares of Restricted Stock Vests pursuant to Section 6.3 hereof, the Company shall cause to be issued and delivered to the Participant new certificates evidencing such Common Stock, containing such legends as the Committee deems appropriate or such shares may be held in the Participant's name in book entry form by a broker/dealer designated by the Participant or the Company.

     6.6 TERMINATION OF RESTRICTED STOCK. The Committee may, at any time, in its absolute discretion, terminate any Award of shares of Restricted Stock then outstanding, whether Vested or not, PROVIDED, HOWEVER, that the Company, in full consideration of such termination shall pay with respect to each share of Restricted Stock, whether or not Vested on the date of such termination, an amount equal to the Fair Market Value determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, PROVIDED, HOWEVER, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

6.7 RIGHTS AS SHAREHOLDERS.

     (a) DIVIDENDS. Unless otherwise provided in the Restricted Stock Award Agreement, ordinary and routine dividends paid in cash with respect to shares of Restricted Stock that are outstanding as of the relevant record date for such dividends shall be distributed to the participant at such time and in the manner paid to holders of Common Stock. Stock dividends issued with respect to shares covered by the Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and terms and conditions that apply to the shares with respect to which such dividends are issued.

     (b) VOTING. The Participant shall be entitled to vote the Restricted Stock, or in the case of Restricted Stock held in custody by the Company, direct the Company as to the manner as to which the Restricted Stock shall be voted.

7. TERMINATION OF ENGAGEMENT.

     (a) EXPIRATION OF OPTIONS. With respect to each Participant, such Participant's Options, or portion thereof, which have not become exercisable or Vested in accordance with the terms of this Plan shall expire on the date such Participant's Engagement is terminated for any reason unless otherwise specified in the applicable Stock Option Grant Agreement. With respect to each Participant, each Participant's Option(s), or any portion thereof, which has become exercisable on the date such Participant's Engagement is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant's Engagement is terminated for Cause; (ii) 60 days after the date the Participant's Engagement is terminated for any reason other than Cause, death or Disability; (iii) one year after the date of the Participant's Engagement is terminated by reason of the Participant's death; (iv) one year after the date the Participant's Engagement is terminated by reason of Disability or Retirement, provided, however, that if during such one year period following the termination of the Participant's Engagement by reason of Disability or Retirement the Participant dies, the Participant's legal representative or beneficiary may exercise the Participant's Option(s), or any portion thereof, which have become exercisable on the date of the Participant's Engagement is terminated for a period of one year from the date of the Participant's death; or
(v) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

     (b) EXPIRATION OF RESTRICTED STOCK. With respect to each Participant, such Participant's shares of Restricted Stock which have not become Vested on the date such Participant's Engagement is terminated for any reason shall be forfeited unless otherwise specified in the Restricted Stock Agreement.

8. ADJUSTMENT UPON CHANGES IN COMPANY STOCK

     (a) INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number and class of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, in the case of Options, or any other changes as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

     (b) CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

     (c) CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to take any action the Committee deems appropriate, including, without limitation, to:

     (A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

     (B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or Vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to (i) with respect to an Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option; or (ii) with respect to Restricted Stock, the value, as determined by the Committee, in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; or

     (C) provide for any combination of (A) or (B).

     (d) OTHER CHANGES. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 8(a), (b) or (c) hereof, the Committee shall have the power to take such action as the Committee, in its sole discretion, may consider appropriate to prevent dilution or enlargement of rights, including, without

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limitation, to make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option.

     (e) NO OTHER RIGHTS. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

9. WITHHOLDING TAXES

     9.1 CASH REMITTANCE. Whenever shares of Common Stock are to be issued upon the exercise of an Option or when shares of Restricted Stock Vest, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements, if any, attributable to such exercise, grant or lapse prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. Without limitation on the foregoing, the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy any applicable tax liability, including, without limitation, that

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if the Company or any of its Affiliates is liable to account for or deduct any tax, national insurance or other fiscal impositions or duties payable as a result of the exercise of the Option or the issue or transfer of shares of Common Stock from the salary or other earnings of the Participant in any relevant payment period and such salary or earnings are insufficient to meet the liability of the Company or any of its Affiliates, then the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy this liability.

     9.2 STOCK REMITTANCE. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or when shares of Restricted Stock Vest, the Participant may tender to the Company a number of shares of Common Stock owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations. Such election shall satisfy the Participant's obligations under Section 9.1 hereof, if any.

     9.3 STOCK WITHHOLDING. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the grant of Restricted Stock, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations. Such election shall satisfy the Participant's obligations under Section 9.1 hereof, if any.

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10. SECURITIES MATTERS

     10.1 REGISTRATION. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or advisable.

     10.2 EFFECTIVENESS OF OPTION EXERCISE. With respect to an Option, the exercise of such Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that

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the effectiveness of the exercise of an Option has been deferred, the
Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

11. EFFECTIVE DATE; PLAN TERM; AMENDMENT OF THIS PLAN; TERMINATION OF THIS PLAN

     11.1 EFFECTIVE DATE. The effective date of this Plan shall be [________], 2002.

     11.2 PLAN TERM. The Committee shall not grant any Awards under this Plan on or after the tenth anniversary of the date this Plan was adopted. All Awards which remain outstanding after such date shall continue to be governed by the Plan and the function of the Committee will be limited to supervising the administration of Awards previously granted.

     11.3 AMENDMENT OF THIS PLAN. The Committee may, in its absolute discretion, from time to time revise or amend this Plan, PROVIDED, HOWEVER, that any such amendment shall not impair or adversely affect the Participants' rights under this Plan or any outstanding Award without such Participant's written consent.

     11.4 TERMINATION OF THIS PLAN. The Committee may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any Awards previously granted. After the Plan terminates, the function of the Committee will be limited to supervising the administration of Awards previously granted.

12. MISCELLANEOUS

     12.2 NO SPECIAL RIGHTS. Nothing contained in this Plan shall confer upon the Participants any right with respect to the continuation of their Engagement or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Engagement or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

     12.3 RIGHT OF OFFSET. If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Affiliates, the Company, upon a determination by the Committee, and to the extent permitted by applicable law, may offset such amount so owing against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

     12.4 NO OBLIGATION TO EXERCISE AN OPTION. The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

     12.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

     If to the Participant:

     To the address shown on the Award Agreement.

     If to the Company:

     Attention: [____________]

     or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     12.6 DESCRIPTIVE HEADINGS. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

     12.7 GENDER. All references herein to the masculine gender shall include the feminine.

     12.8 SEVERABILITY. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

     12.9 GOVERNING LAW. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

EXHIBIT A

                          STOCK OPTION GRANT AGREEMENT


     THIS AGREEMENT, made as of this ____ day of _________ 200_ between Aloha Holdings, Inc. (the "COMPANY") and ___________ (the "PARTICIPANT"). --------
-----------

     WHEREAS, the Company has adopted and maintains the Aloha Holdings, Inc. 2002 Stock Incentive Plan (the "PLAN") to promote the interests of the Company and its stockholders by providing the Company's key employees, consultants and directors with an appropriate incentive to encourage them to continue to provide services to the Company and to improve the growth and profitability of the Company;

     WHEREAS, the Plan provides for the grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. GRANT OF OPTIONS. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the "OPTION") ------ with respect to ______ shares of Common Stock of the Company.

     2. GRANT DATE. The Grant Date of the Option hereby granted is as of ______,
____.

     3. INCORPORATION OF PLAN. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

     4. EXERCISE PRICE. The exercise price of each share underlying the Option hereby granted is $___________.

     5. VESTING DATE. The Option shall become exercisable in the following manner and on the following dates (the "VESTING DATE(S)"): [_________] shares of Common Stock underlying the Option shall become vested
[_________________________] PROVIDED, HOWEVER, that the Participant continues to be Engaged by the Company or any of its Affiliates on each Vesting Date.

     6. EXPIRATION DATE. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Engagement is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of: (i) the commencement of business on the date the Participant's Engagement is terminated for

Cause; (ii) 60 days after the date the Participant's Engagement is terminated for any reason other than Cause, death or Disability; (iii) one year after the date of the Participant's Engagement is terminated by reason of the Participant's death; (iv) one year after the date the Participant's Engagement is terminated by reason of Disability or Retirement, provided, however, that if during such one year period following the termination of the Participant's Engagement by reason of Disability or Retirement the Participant dies, the Participant's legal representative or beneficiary may exercise the Participant's Option(s), or any portion thereof, which have become exercisable on the date of the Participant's Engagement is terminated for a period of one year from the date of the Participant's death; or (v) the 10th anniversary of the Grant Date.

     7. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

     8. LIMITATION ON TRANSFER. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign his rights with respect to the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant's spouse or the Participant's lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan.

     9. INTEGRATION. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

     12. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                              Aloha Holdings, Inc.



                                            -----------------------------
                                            By:
                                            Title:


                                            -----------------------------
                                            Participant

EXHIBIT B

                           RESTRICTED STOCK AGREEMENT


     THIS AGREEMENT, made as of this ____ day of _________ 200_ between Aloha Holdings, Inc. (the "COMPANY") and ___________ (the "PARTICIPANT").

     WHEREAS, the Company has adopted and maintains the Aloha Holdings, Inc. 2002 Stock Incentive Plan (the "PLAN") to promote the interests of the Company and its stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue to provide services to the Company and to improve the growth and profitability of the Company;

     WHEREAS, the Plan provides for the grant to Participants in the Plan of a share of Restricted Stock of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. GRANT OF RESTRICTED STOCK. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an Award of Restricted Stock (the "RESTRICTED STOCK") with respect to ______ shares of Common Stock of the Company.

     2. GRANT DATE. The Grant Date of the Restricted Stock hereby granted is as of ______,

     3. INCORPORATION OF PLAN. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

     4. VESTING DATE. The Restricted Stock shall Vest in the following manner and on the following vesting dates (the "VESTING DATE(S)"): [_________] shares of Common Stock underlying the Award of Restricted Stock shall become vested [_________________________]; PROVIDED, HOWEVER, that the Participant is Engaged by the Company or any of its Affiliates on each such Vesting Date.

     5. EXPIRATION DATE. Subject to the provisions of the Plan, with respect to the shares of Restricted Stock which have not become Vested, the Award of Restricted Stock shall expire on the date the Participant's Engagement is terminated for any reason.

     6. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

     7. LIMITATION ON TRANSFER. Prior to the Vesting Date(s) of a share of Restricted Stock, each share of Restricted Stock shall not be Transferable under any circumstances and no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee with any interest or right in or with respect to such share, but immediately upon any attempt to Transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

     8. INTEGRATION. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

     11. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                              Aloha Holdings, Inc.



                                            -----------------------------
                                            By:
                                            Title:


                                            -----------------------------
                                            Participant